                                               Filed Pursuant to Rule 424(b)(5)
                                               Registration No. 333-68951

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED MARCH 12, 1999)

                GE CAPITAL MORTGAGE SERVICES, INC. 1999-5 TRUST

                                     Issuer

                       GE CAPITAL MORTGAGE SERVICES, INC.

                             Depositor and Servicer

                                  $779,635,700
                                 (Approximate)

            REMIC MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-5 PRINCIPAL AND INTEREST PAYABLE MONTHLY, BEGINNING APRIL 26, 1999

                          THE TRUST WILL ISSUE:

                               - 29 classes of Class A senior certificates;
                               - 6 classes of junior certificates; and
                               - 1 class of residual certificates.

For a description of the classes of certificates offered by this prospectus supplement, see "Securities Offered" on page S-3.

The assets of the trust will include a pool of conventional, fixed-rate, first-lien, fully-amortizing, one- to four-family residential mortgage loans. The stated maturities of the mortgage loans will range from 20 to 30 years.
                           -------------------------

CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-9 OF THIS PROSPECTUS SUPPLEMENT.
                           -------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

PaineWebber Incorporated will purchase the certificates offered by this prospectus supplement and will sell them to investors at varying prices determined at the time of sale. The proceeds to the depositor from the sale of the offered certificates will be approximately 99.2071078% of the total principal balance of those certificates plus accrued interest, before deducting expenses. The underwriter's commission will be the difference between the price it pays for those certificates and the amount it receives from their sale to the public. The certificates will be available for delivery to investors on or about March 25, 1999.
                           -------------------------

                            PAINEWEBBER INCORPORATED

THE DATE OF THIS PROSPECTUS SUPPLEMENT IS MARCH 23, 1999.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We provide information to you about the certificates offered by this prospectus supplement and the underlying trust in two separate documents: (1) the accompanying prospectus, which provides general information, some of which may not apply to your certificates or trust, and (2) this prospectus supplement, which describes the specific terms of your certificates and the assets in your trust. You should read both of these documents together.

     This prospectus supplement will supplement and enhance the disclosure in the prospectus for purposes of your certificates.

SUMMARY OF TERMS

     This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. This summary contains an overview of certain concepts and other information to aid your understanding. All of the information contained in this summary is qualified by the more detailed explanation described in other parts of this prospectus supplement and the accompanying prospectus.

THE ISSUER

     The issuer of the certificates will be GE Capital Mortgage Services, Inc. 1999-5 Trust. The trust was created for the sole purpose of issuing the certificates.

     We will sell the mortgage loans underlying the certificates to the trust.

SECURITIES OFFERED

     The total original principal balance of the certificates will be approximately $788,655,978. The following table shows the approximate initial principal balance, annual certificate interest rate and minimum denomination of each class of certificates offered by this prospectus supplement:

                          CLASS CERTIFICATE      CERTIFICATE        MINIMUM
                         PRINCIPAL BALANCE(1)   INTEREST RATE     DENOMINATION
                         --------------------   -------------     ------------
SENIOR CERTIFICATES
A1....................     $409,937,000.00          6.50%           $25,000
A2....................       64,805,000.00          6.50             25,000
A3....................        2,510,000.00          6.50              1,000
A4....................        3,321,000.00          6.50              1,000
A5....................        3,322,000.00          6.50              1,000
A6....................        2,316,000.00          6.50              1,000
A7....................        3,506,600.00          6.50              1,000
A8....................       18,766,000.00          6.50             25,000
A9....................        3,334,000.00          6.25              1,000
A10...................        5,000,000.00          6.50              1,000
A11...................        1,667,000.00          7.00              1,000
A12...................        3,947,000.00          6.50              1,000
A13...................        4,500,000.00          6.50              1,000
A14...................        1,400,000.00          6.50              1,000
A15...................        1,030,000.00          6.50              1,000
A16...................        4,694,481.00          6.75              1,000
A17...................          426,519.00           (2)             25,000
A18...................        4,395,000.00          6.75              1,000
A19...................        1,000,000.00           (3)              1,000
A20...................        2,948,000.00           (4)              1,000
A21...................        1,000,000.00          6.50              1,000

                          CLASS CERTIFICATE      CERTIFICATE        MINIMUM
                         PRINCIPAL BALANCE(1)   INTEREST RATE     DENOMINATION
                         --------------------   -------------     ------------
A22...................        1,000,000.00         7.00%              1,000
A23...................        4,814,814.00          6.75              1,000
A24...................          185,186.00           (2)             25,000
A25...................          701,215.00           (2)             25,000
A26...................        9,115,785.00          7.00              1,000
A27...................       99,609,000.00          6.50             25,000
A28...................       16,281,000.00          6.50             25,000
A29...................       78,866,000.00          6.50             25,000
RESIDUAL CERTIFICATES:
R.....................                 100          6.50                (5)
JUNIOR CERTIFICATES:
M.....................          15,773,000          6.50            100,000
B1....................           5,915,000          6.50            100,000
B2....................           3,549,000          6.50            100,000

-------------------------

(1) Approximate, subject to adjustment as described in this prospectus supplement.

(2) These certificates pay only principal and will not accrue interest.

(3) These certificates will accrue interest as follows: (a) at the rate of 8.00% per year through the distribution date in March 2000, (b) at the rate of 7.00% per year through the distribution date in March 2001 and (c) at the rate of 6.50% per year thereafter.

(4) These certificates will accrue interest as follows: (a) at the rate of 9.00% per year through the distribution date in March 2000 and (b) at the rate of 6.50% per year thereafter.

(5) This class of certificates will be issued as a single certificate in definitive physical form.

     The Class A1 through Class A29 Certificates, and the Class PO, Class R and Class S Certificates are the senior certificates. The Class M and the Class B1 through Class B5 Certificates are the junior certificates.

     The Class PO, Class B3, Class B4, Class B5 and Class S Certificates are not offered by this prospectus supplement. We will initially retain the Class PO and Class S Certificates but may transfer them later.

     The Class A17, Class A24 and Class A25 Certificates are principal-only certificates and will receive no payments of interest. As a result, the yield on these certificates will be particularly sensitive to the rate of prepayments on the mortgage loans in the trust. See the risk factor relating to these certificates on page S-10 and "Yield and Weighted Average Life
Considerations -- Sensitivity of the Class A17, Class A24 and Class A25 Certificates" in this prospectus supplement.

     Depending on the final composition of the pool of mortgage loans sold to the trust, the principal balance of each class of certificates may increase or decrease from the amount listed above. The total original principal balance of the certificates will not be less than $760,000,000 or greater than $840,000,000.

     Certificates with principal balances in excess of the minimum denominations shown above will be issued in multiples of $1,000 above the minimum denomination.

THE MORTGAGE LOANS

     We originated or acquired all of the mortgage loans. The mortgage loans expected to be sold to the trust have the following characteristics as of March 1, 1999:

- Total outstanding principal        $788,655,978
  balance(1):
- Original terms to maturity:        20 to 30 years
- Weighted average maturity:         between 355 and 357 months
- Weighted average annual            between 7.19% and 7.23%
  interest rate:
- Largest geographic                 No more than 50% of the mortgage
  concentration:                     loans are secured by properties
                                     located in California

-------------------------

(1) Approximate, after deducting payments of principal due on or received or before March 1, 1999, and subject to the variance described in this prospectus supplement.

THE SERVICER

     We will directly service approximately 80.5% of the mortgage loans in the trust and will supervise the servicing of the remainder of the mortgage loans by third party servicers.

     As servicer, we must make reasonable efforts to collect payments due on the mortgage loans. In addition, we must advance delinquent payments on mortgage loans to the extent described in this prospectus supplement and will reduce our servicing compensation, to the extent described in this prospectus supplement, to reimburse certificateholders for shortfalls of interest payments.

     You should refer to "GE Capital Mortgage Services, Inc." and "The Pooling and Servicing Agreement -- Servicing Arrangement with Respect to the Mortgage Loans" and "-- Servicing Compensation, Compensating Interest and Payment of Expenses" in this prospectus supplement.

DISTRIBUTIONS ON THE CERTIFICATES

     The trustee will make distributions on the certificates on the 25th day of each month. If the 25th is not a business day, the trustee will make distributions on the next business day. The first distribution date will be April 26, 1999.

     On each distribution date, the trustee will first pay to the senior certificates the amounts of interest and principal distributable to them from available funds. The trustee will then pay interest and principal to the junior certificates from the remaining available funds.

Interest Payments

     - The actual amount of interest you receive on your certificates on each distribution date will depend on:

       -- the amount of interest accrued on your certificates;

       -- the total amount of funds available for distribution; and

       -- the amount of any accrued interest not paid on earlier distribution dates.

     - If you are the holder of a senior certificate entitled to interest payments, the amount of interest payable to you will be in proportion to the interest payable on all of the senior certificates together. All of the senior certificates entitled to interest payments will receive these payments at the same time.

     - If you are the holder of a junior certificate, you will receive interest payments only after the trustee has paid interest and principal to:

       -- all of the senior certificates; and

       -- each class of junior certificates that ranks higher to your certificates.

     - The trustee will calculate interest on the basis of a 360-day year consisting of twelve 30-day months.

Principal Payments

     - After interest payments have been made on all senior certificates entitled to interest, each class of senior certificates -- other than the Class S Certificates -- will also receive a payment of principal. You should refer to "Description of the Certificates -- Distributions on the Certificates" for a description of the amount of principal payable to you and the priority in which it will be paid.

     - The amount of principal you receive on your certificates will depend on:

       -- the various formulas described in this prospectus supplement that determine the allocation of principal payments to your certificates; and

       -- the amounts actually available for distribution as principal.

     - Because of the principal allocation formulas described in this prospectus supplement, the senior certificates -- other than the Class PO and the Class S Certificates -- will receive principal payments at a faster rate than the junior certificates for at least the first nine years after the issuance of the certificates. The Class A29 Certificates will not benefit from this accelerated repayment. You should refer to "Description of the Certificates -- Distributions on the Certificates -- Allocation of Available Funds."

     - If you are the holder of a Class A12, Class A13, Class A18, Class A21, Class A22 or Class A23 Certificate, you will have the option to request redemption of all or any part of your certificate, in any amount that is a multiple of $1,000. In addition, you may receive principal payments by random lottery. Accordingly, the timing of the principal payments you receive will be determined by whether your redemption request is honored and whether your certificates are selected for payment. You should refer to "Description of the Certificates -- Principal Distributions on the Designated Retail Certificates" for a description of how principal payments will be made on these certificates.

OPTIONAL TERMINATION

     We will have the option to repurchase all the mortgage loans and thereby effect the early retirement of the certificates when the aggregate principal balance of the mortgage loans is less than 10% of the aggregate principal balance of the mortgage loans as of March 1, 1999. See "The Pooling and Servicing Agreement -- Termination" in this prospectus supplement.

CREDIT ENHANCEMENT

     Your certificates will benefit from the credit enhancement provided by the subordination of the junior certificates.

     This subordination will benefit the senior certificates in two ways:

     - The senior certificates will have a preferential right over the junior certificates to receive funds available for interest and principal distributions.

     - The junior certificates will absorb all losses on the mortgage loans up to the level described in this prospectus supplement.

     If you are the holder of a senior certificate, you should keep in mind, however, that the subordination of the junior certificates offers only limited protection against the loss of your investment. See the risk factor on page S-12.

FEDERAL INCOME TAX CONSEQUENCES

     The trust will be treated as a single-tier REMIC for federal income tax purposes. As a result, the certificates other than the Class R Certificates will be treated as regular interests in the REMIC, and the Class R Certificates will be treated as residual interests in the REMIC. All of the regular interest certificates will be treated as debt for tax purposes. In addition, unless you are the holder of the Class R Certificates, you will be required to report income on your certificates under the accrual method of accounting. Under the accrual method of accounting, you may be required to report income for federal income tax purposes in advance of receiving a corresponding cash distribution.

     The particular federal income tax consequences of your investment will depend upon the class of certificates you buy. You should consider carefully the tax consequences of an investment in the following classes of certificates:

     - the Class A17, Class A24 and Class A25 Certificates, which will be, and certain other classes of certificates, which may be, issued with original issue discount;

     - the Class R Certificates, which will be subject to special rules that could significantly reduce their after-tax yield; and

     - the junior certificates, whose reported income may exceed the amount of cash actually received.

     You should refer to "Federal Income Tax Consequences" in this prospectus supplement and "Federal Income Tax Consequences -- REMIC Certificates" in the accompanying prospectus to determine the tax consequences to you of an investment in the certificates.

LEGAL INVESTMENT

     The senior certificates and the Class M Certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 for so long as they satisfy the criteria described in "Legal Investment Matters" in this prospectus supplement. No other certificates will be mortgage related securities. You should consult your own legal advisors to determine whether, and to what extent, you can invest in the certificates. See "Legal Investment Matters" in this prospectus supplement and in the accompanying prospectus for important information concerning possible restrictions on the ownership of the certificates by regulated institutions.

ERISA CONSIDERATIONS

     If you are investing the assets of an employee benefit plan that is subject to ERISA or to Section 4975 of the federal income tax code, you may not acquire the Class M, Class B1, Class B2 or Class R Certificates. In addition, you should consider carefully the information presented in "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus.

CERTIFICATE RATINGS

     The certificates must receive the ratings indicated under "Certificate Ratings" from Fitch and/or Standard and Poor's at the time of their initial issuance. You should refer to "Certificate Ratings" in this prospectus supplement to learn more about the significance and limitation of ratings.

RISK FACTORS

AN INVESTMENT IN THE
CERTIFICATES MAY
  NOT BE SUITABLE FOR YOU           The certificates are not suitable
                                    investments for all investors. In
                                    particular, you should not purchase any
                                    class of offered certificates unless you understand the prepayment, credit, liquidity and market risks associated with that class.

                                    The certificates are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation and tolerance for risk.

                                    You should carefully consider, among other things, the factors described below before purchasing the certificates.

LOSSES AND DELINQUENT PAYMENTS
ONTHE MORTGAGE LOANS MAY REDUCE
  THE YIELD ON YOUR CERTIFICATES    Payments on the mortgage loans will not be
                                    insured by the government or any other
                                    person. Moreover, we, as servicer, have a limited obligation to make advances for delinquent installments of principal or interest, as described in "The Pooling and Servicing Agreement -- Advances."
                                    Consequently, the certificates will absorb the losses resulting from delinquent payments, and the yield on your certificates could be lower than you expect.

                                    In addition, if you are buying a class of certificates that ranks junior to another class of certificates, you will be more likely than the holder of a certificate senior to you to experience losses as a result of payment defaults or liquidation losses on the underlying mortgage loans. This is because payment defaults and liquidation losses are first allocated to junior certificates, as described in "Description of the
                                    Certificates -- Allocation of Realized
                                    Losses on the Certificates" and
                                    "-- Distributions on the
                                    Certificates -- Allocation of Available
                                    Funds" in this prospectus supplement.

WE CANNOT GUARANTEE YOU REGULAR
  PAYMENTS ON YOUR CERTIFICATES     The amounts you receive on your certificates
                                    will depend on the amount of the payments borrowers make on the mortgage loans.
                                    Because we cannot predict the rate at which borrowers will repay their loans, you may receive distributions on your certificates in amounts that are larger or smaller than you expect. In addition, the life of your certificates may be longer or shorter than antici-pated. Because of this, we cannot guarantee that you will receive distributions at any specific future date or in any specific amount. Holders of the Class A12, Class A13,
                                    Class A18, Class A21, Class A22 and Class
                                    A23 Certificates should be aware of the
                                    special payment rules for these certificates that may make these payments especially unpredictable.

PREPAYMENT RATES THAT ARE FASTER
ORSLOWER THAN YOU EXPECT MAY
  REDUCE THE YIELD ON YOUR
  CERTIFICATES                      The yield to maturity on your certificates
                                    will depend primarily on the purchase price of your certificates and the rate of principal payments on the mortgage loans in the trust. Unexpected changes in prepayment rates could have the following negative effects:

                                         - If you bought your certificates for
                                           more than their face amount, the
                                           yield on your certificates will drop
                                           if principal payments occur at a rate
                                           faster than you expect.

                                         - If you bought your certificates for
                                           less than their face amount, the
                                           yield on your certificates will drop
                                           if principal payments occur at a rate
                                           slower than you expect.

                                         - If you are the holder of a Class A17,
                                           Class A24 or Class A25 Certificate,
                                           you will receive only distributions
                                           of principal. If prepayments occur at
                                           a rate slower than expected, the
                                           payments on your certificates will
                                           likewise occur at a rate slower than
                                           expected. Consequently, the yield on
                                           your certificates could drop
                                           significantly.

                                    For a more detailed discussion of the
                                    sensitivity of certain classes to prepayment rates and a description of the factors that may influence prepayments, see "Yield and Weighted Average Life Considerations" in this prospectus supplement and "Yield, Maturity and Weighted Average Life Considerations" in the prospectus.

PRINCIPAL PAYMENTS ON THE
  CLASS A12, CLASS A13, CLASS
  A18,
  CLASS A21, CLASS A22 AND
  CLASS A23 CERTIFICATES MAY BE
  LESS
  PREDICTABLE THAN ON OTHER
  CLASSES
  BECAUSE OF SPECIAL RULES FOR
  DISTRIBUTING PRINCIPAL            As described in this prospectus supplement,
                                    special rules apply to determining which holders receive principal distributions on these classes and when these distributions are made. Amounts available for principal on any of these classes will first be paid to holders who have submitted requests for principal payments in the order submitted and with certain priorities given to holders who have died. Any amounts not paid to these requesting holders will be paid by random lot to other holders of these classes.

                                    If you submitted a request for principal payments, you may not receive the amount requested, either because other requests had priority over yours or because the amount available for principal payments on your class was insufficient to honor your request. If the amount available for principal distributions on your class exceeds the amount requested by all holders, you may receive distributions in excess of the amount you requested or even if you did not make a request, you may receive distributions.

                                    As a result, holders may not receive
                                    principal payments when they are expecting them, and may receive principal payments when they are not expecting them. In addition to making distributions on these classes somewhat unpredictable, your yield may be affected by the timing of these payments, as described in some of the other risk factors in this prospectus supplement.

                                    Investors in these certificates should pay particular attention to the risk that they may be less likely to receive principal payments when prevailing interest rates available for reinvestment are high, and may be more likely to receive principal payments when prevailing interest rates available for reinvestment are low. See "Distributions on the Certificates -- Principal Distributions on the Designated Retail Certificates."

YOU MAY BE UNABLE TO REINVEST
  DISTRIBUTIONS FROM THE
  CERTIFICATES
  IN COMPARABLE INVESTMENTS         Rapid prepayment rates on the mortgage loans
                                    are likely to coincide with periods of low prevailing interest rates. During these periods, the yield at which you may be able to reinvest amounts received as payments on your certificates may be lower than the yield on your certificates. Conversely, slow prepayment rates on the mortgage loans are likely to coincide with periods of high interest rates. During these periods, the amount of payments available to you for reinvestment at high rates may be relatively low.

                                    See "Yield and Weighted Average Life
                                    Considerations" in this prospectus
                                    supplement and "Yield, Maturity and Weighted
                                    Average Life Considerations" in the
                                    prospectus for more discussion of the effect of prepayments.

PREPAYMENTS MAY CAUSE REDUCTIONS
  IN INTEREST DISTRIBUTIONS ON
  YOUR
  CERTIFICATES                      The actual interest rate on your certificate
                                    may be less than the interest rate stated in this prospectus supplement. Unless you are the holder of the Class A17, Class A24 or Class A25
                                    Certificates, which pay only principal, your certificates will be allocated any interest shortfalls that we do not compensate for as described in this prospectus supplement. The circumstances under which these interest shortfalls will occur are described in "Description of the
                                    Certificates -- Distributions on the
                                    Certificates" in this prospectus supplement.

THE CONCENTRATION OF MORTGAGE
LOANS
  IN SPECIFIC GEOGRAPHIC AREAS
  MAY
  INCREASE THE RISK OF LOSS ON
  THOSE
  MORTGAGE LOANS AND REDUCE THE
  YIELD ON YOUR CERTIFICATES        Approximately half of the mortgage loans in
                                    the trust are secured by properties located in California. Any deterioration in the real estate market or economy in California could result in higher rates of loss and delinquency than expected on the mortgage loans. In addition, California may experience natural disasters, such as earthquakes, fires, floods and hurricanes, which may not be fully insured against and which may result in property damage and losses on the mortgage loans. These events may in turn have a disproportionate impact on funds available to the trust, which will reduce the yield on your certificates.

                                    See "Description of the Mortgage Pool and the Mortgaged Properties" in this prospectus supplement for more information on the location of the mortgage loans.

LOSSES ON THE MORTGAGE LOANS MAY
  BE HIGHER THAN EXPECTED, WHICH
  MAY LOWER THE YIELD ON YOUR
  CERTIFICATES                      A decline in real estate values or in
                                    economic conditions generally could increase the rates of delinquencies, foreclosures and losses on the mortgage loans to a level that is significantly higher than those experienced currently. This in turn will reduce the yield on your certificates, if the credit enhancement described in this prospectus supplement is not enough to protect your certificates from these losses.

THE SUBORDINATION PROVIDED BY
THE
  JUNIOR CERTIFICATES MAY NOT BE
  ADEQUATE TO PROTECT THE SENIOR
  CERTIFICATES FROM ALL LOSSES      As described in "Description of the
                                    Certificates -- Allocation of Realized
                                    Losses," losses will be allocated first to the junior certificates. Losses may be severe enough, however, to reduce the aggregate principal balance of the junior certificates to zero. If that occurs, the senior certificates will bear their share of losses thereafter.

IF WE EXERCISE OUR OPTION TO
  TERMINATE THE TRUST, THE YIELD
  ON
  YOUR CERTIFICATES COULD BE
  LOWER
  THAN EXPECTED                     We may, at our option, terminate the trust
                                    under the circumstances described in "The
                                    Pooling and Servicing
                                    Agreement -- Termination" in this prospectus supplement. If the proceeds realized upon termination are less than the outstanding principal balance on the certificates and accrued interest thereon, your certificates may bear their share of the resulting shortfall. As a result, you may not fully recover your investment and could potentially suffer losses. In addition, termination of the trust will result in the early retirement of your certificates, which will shorten the average life of the certificates and potentially lower their yield.

                                    You should refer to "The Pooling and
                                    Servicing Agreement -- Termination" for a discussion of additional consequences of the trust's early termination.

YOU MAY NOT BE ABLE TO RESELL
YOUR
  CERTIFICATES                      The certificates will not be listed on any
                                    securities exchange, and a resale market for the certificates may not develop. Although the underwriter of this offering intends to create a resale market for the certificates offered by it, it has no obligation to do so. If a market for the certificates does develop, it may not continue. Moreover, this market may not be liquid enough to allow you to resell your certificates or to resell them at the price you desire.

YOU WILL NOT RECEIVE PHYSICAL
  CERTIFICATES, WHICH CAN CAUSE
  DELAYS IN DISTRIBUTIONS AND
  HAMPER
  YOUR ABILITY TO PLEDGE OR
  RESELL
  YOUR CERTIFICATES                 Unless you are the purchaser of the Class R
                                    Certificates, your ownership of the
                                    certificates will be registered
                                    electronically with DTC. The lack of
                                    physical certificates could:

                                         - result in payment delays on the
                                           certificates because the trustee will
                                           be sending distributions on the
                                           certificates to DTC instead of
                                           directly to you;

                                         - make it difficult for you to pledge
                                           your certificates if physical
                                           certificates are required by the
                                           party demanding the pledge; and

                                         - could hinder your ability to resell
                                           the certificates because some
                                           investors may be unwilling to buy
                                           certificates that are not in physical
                                           form.

OUR FAILURE OR THE FAILURE OF
THIRD
  PARTIES TO BE YEAR 2000
  COMPUTER
  READY COULD DISRUPT THE
  DISTRIBUTIONS ON YOUR
  CERTIFICATES                      Many computer systems and microprocessors
                                    with data functions, including those in
                                    non-information technology equipment and systems, use only two digits to identify a year in the date field with the assumption that the first two digits of the year are always "19." Consequently, on January 1,
                                    2000, computers that are not year 2000
                                    compliant may read the year as 1900 and
                                    malfunction.

                                    We have developed a plan, which is described in "Year 2000 Computer Readiness" in the prospectus, to become year 2000 compliant by mid-1999. We cannot guarantee, however, that our efforts to achieve year 2000 readiness will be fully effective. Moreover, we cannot guarantee that any of our third-party service providers, such as trustees, borrowers' banks, loan servicers and DTC, will be year 2000 ready. We also cannot assure you that any future developments in connection with our year 2000 readiness or the readiness of third parties will be those that we have anticipated.

                                    Our failure, or the failure of our
                                    third-party servicers, to become fully year
                                    2000 ready could disrupt, at least
                                    temporarily, our ability to carry out the servicing duties described in this prospectus supplement, including the calculation of amounts distributable to you and the timely transfer of funds to the trustee for your benefit. Your investment in the certificates could consequently suffer.

INDEX OF DEFINITIONS

     You can find a list of capitalized terms used in this prospectus supplement, and the pages on which they are defined, under the caption "Index of Certain Prospectus Supplement Definitions" beginning on page S-88 of this prospectus supplement. Any capitalized terms that are not defined in the prospectus supplement are defined in the accompanying prospectus. See "Index of Certain Prospectus Definitions" on page 91 of the accompanying prospectus.

DESCRIPTION OF THE MORTGAGE POOL AND THE MORTGAGED PROPERTIES

GENERAL

     The certificates described in this prospectus supplement will represent the entire beneficial ownership interest in the trust that is issuing these certificates. The assets of the trust will consist primarily of a pool of conventional, fixed-rate, fully-amortizing mortgage loans. The mortgage loans are secured by mortgages, deeds of trust or other security instruments creating first liens on one- to four-family residential properties or first liens on rights to own and occupy apartments in cooperative buildings. GE Capital Mortgage Services, Inc. ("GECMSI") is depositing the mortgage loans in the trust.

     Certain data with respect to the mortgage loans expected to be included in the trust are set forth below. A description of the final mortgage pool on a Current Report on Form 8-K will be available to purchasers of the certificates at or before, and will be filed by GECMSI with the SEC within fifteen days after, the initial delivery of the certificates. This definitive description will specify the precise aggregate Scheduled Principal Balance (as defined in this prospectus supplement) of the mortgage loans as of the first day of the month of creation of the trust (the "Cut-off Date") and will also include statistical data relating to the final mortgage loans comparable in scope to that set forth with respect to the expected mortgage pool on pages S-19 through S-25 of this prospectus supplement. It will also specify the original principal balance of each class of certificates and the notional principal balance of the Class S Certificates on the date of issuance of the certificates, the initial Senior Percentage, the initial Class A29 Percentage, the initial Junior Percentage, the Bankruptcy Loss Amount, the Fraud Loss Amount and the Special Hazard Loss Amount, each as defined herein. The Pooling and Servicing Agreement under which the certificates are issued and its exhibits will be filed as an exhibit to the definitive description of the final mortgage pool.

     The "Scheduled Principal Balance" of a mortgage loan as of the Cut-off Date is the then outstanding principal balance thereof, after deducting payments of principal due on or received before such date. The "Scheduled Principal Balance" of a mortgage loan as of any Distribution Date is the unpaid principal balance of such mortgage loan as specified in the amortization schedule at the time relating thereto, before any adjustment to such schedule by reason of bankruptcy or similar proceeding or any moratorium or similar waiver or grace period, as of the first day of the month preceding the month of such Distribution Date, after giving effect to any previously applied partial principal prepayments, the payment of principal due on such first day of the month and Deficient Valuations occurring after the Bankruptcy Coverage Termination Date, as such terms are defined herein, irrespective of any delinquency in payment by the related borrower.

     The "Pool Scheduled Principal Balance" as of any Distribution Date is equal to the aggregate Scheduled Principal Balances of all of the mortgage loans that were Outstanding

Mortgage Loans on the first day of the month preceding the month of such Distribution Date, or such other date as is specified.

     An "Outstanding Mortgage Loan" is any mortgage loan which has not been prepaid in full, has not become a Liquidated Mortgage Loan and has not been repurchased.

     We expect that the following percentages of the mortgage loans (by Scheduled Principal Balance as of the Cut-off Date) will have been originated under the following documentation programs:

     - At least 91% of the mortgage loans and substantially all of the mortgage loans with loan-to-value ratios in excess of 80% will have been originated under GECMSI's full or alternative documentation program or other full or alternative documentation programs acceptable to GECMSI.

     - No more than 7.50% of the mortgage loans will have been originated under GECMSI's no income verification programs.

     - No more than 1.50% of the mortgage loans will have been originated under GECMSI's "Enhanced Streamlined Refinance Program" or other streamlined refinance programs acceptable to GECMSI.

     - No more than 0.50% of the mortgage loans will have been originated under GECMSI's "No Ratio Program" or other no ratio programs acceptable to GECMSI.

     - No more than 0.50% of the mortgage loans will have been originated under GECMSI's "No Income, No Asset Verification Program" or other no income, no asset verification programs acceptable to GECMSI.

     - No more than 0.37% of the mortgage loans will have been acquired under GECMSI's "Relocation Loan" program or other relocation programs acceptable to GECMSI.

See "The Trusts -- The Mortgage Loans -- Loan Underwriting Policies" in the accompanying prospectus for a description of these documentation programs.

     Each mortgage loan other than a Cooperative Loan, as defined below, is required to be covered by a standard hazard insurance policy. Each mortgage loan which had a loan-to-value ratio at origination in excess of 80% also will be covered by a private mortgage insurance policy. See "Servicing of the Mortgage Loans -- Hazard Insurance" and "-- Private Mortgage Insurance" in the prospectus.

     All payments due on each mortgage loan on which at least one payment of principal and interest was due prior to the Cut-off Date will have been paid through the first day of the month preceding the Cut-off Date. The mortgage loan pool will include a substantial number of recently originated loans on which the first monthly payments are not due until the Cut-off Date or on a date subsequent to the initial issuance of the certificates.

     For a description of the underwriting standards generally applicable to the mortgage loans, see "The Trust Fund -- The Mortgage Loans -- Loan Underwriting Policies" in the prospectus.

THE MORTGAGE LOANS

     The mortgage loans will have an aggregate Scheduled Principal Balance as of the Cut-off Date, after deducting payments of principal due or received on or before such date, of approximately $788,655,978. This amount is subject to a permitted variance such that the aggregate Scheduled Principal Balance thereof will not be less than $760,000,000 or greater than $840,000,000.

     Prior to issuance of the certificates, we will not remove from the expected mortgage pool more than 5% of the mortgage loans, measured by Scheduled Principal Balance as of the Cut-off Date, unless a revised prospectus supplement is delivered to prospective investors. In addition, prior to issuance of the certificates, we will not add mortgage loans to the mortgage pool if this would result in more than a 5% increase in the size of the mortgage pool, measured by Scheduled Principal Balance as of the Cut-off Date, unless a revised prospectus supplement is delivered to prospective investors.

     The interest rates borne by the mortgage loans are expected to range from 6.125% to 11.250% per annum, and the weighted average mortgage interest rate as of the Cut-off Date of such mortgage loans is expected to be between 7.19% and 7.23% per annum. The original principal balances of the mortgage loans are expected to range from $20,000 to $1,295,000 and, as of the Cut-off Date, the average Scheduled Principal Balance of the mortgage loans is not expected to exceed $313,000 after application of payments due on or before the Cut-off Date. It is expected that the month and year of the earliest origination date of any mortgage loan will be December 1985, and the month and year of the latest scheduled maturity date of any such mortgage loan will be March 2029. All of the mortgage loans will have original terms to maturity of 20 to 30 years, and it is expected that the weighted average scheduled remaining term to maturity of the mortgage loans will be between 355 and 357 months as of the Cut-off Date.

     The mortgage loans are expected to have the following additional characteristics (by Scheduled Principal Balance of all the mortgage loans) as of the Cut-off Date:

     - No more than 11% of the mortgage loans will have a Scheduled Principal Balance of more than $500,000 and up to and including $750,000. No more than 3% of the mortgage loans will have a Scheduled Principal Balance of more than $750,000 and up to and including $1,000,000. No more than 1% of the mortgage loans will have a Scheduled Principal Balance of more than $1,000,000.

     - No more than 9% of the mortgage loans will have a loan-to-value ratio at origination in excess of 80%, no more than 3% of the mortgage loans will have a loan-to-value ratio at origination in excess of 90%, and none of the mortgage loans will have a loan-to-value ratio at origination in excess of 95%. As of the Cut-off Date, the weighted average loan-to-value ratio at origination of the mortgage loans is expected to be between 72% and 74%.

     - No more than 1.5% of the mortgage loans had a loan-to-value ratio at origination calculated based on an appraisal conducted more than one year before the origination date thereof.

     - The proceeds of at least 35% of the mortgage loans will have been used to acquire the related mortgaged property. The proceeds of the remainder of the mortgage loans will have been used to refinance an existing loan. No more than 16% of the mortgage loans will have been the subject of "cash-out" refinancings.

     - No more than 1% of the mortgage loans will be temporary buy-down mortgage loans. The portion of the interest rate paid by the related mortgagor will not increase by more than one percentage point for each six month period. No mortgage interest rate may exceed the "bought down" rate by more than 3 percentage points, and no buy-down period will exceed 3 years.

     - No more than 2% of the mortgage loans will be secured by mortgaged properties located in any one postal zip code area.

     - No more than 50% of the mortgage loans will be secured by mortgaged properties located in California. The majority of the mortgage loans will be secured by mortgaged properties located in California, New Jersey, Virginia and Massachusetts.

       No more than 5% of the mortgage loans will be secured by mortgaged properties located in any one state except California.

     - At least 95% of the mortgage loans will be secured by mortgaged properties determined by GECMSI to be the primary residence of the mortgagor. The basis for such determination will be the making of a representation by the mortgagor at origination that the underlying property will be used as the mortgagor's primary residence.

     - At least 90% of the mortgage loans will be secured by single-family, detached residences.

     - No more than 6% of the mortgage loans will be secured by condominiums.

     - No more than 1% of the mortgage loans will be secured by shares of stock in cooperative housing corporations and assignments of the proprietary leases to occupy cooperative apartment units therein (each, a "Cooperative Loan").

     - Approximately 21 mortgage loans, having an aggregate Scheduled Principal Balance as of the Cut-off Date of approximately $2,736,845, will be Pledged Asset Mortgage Loans.

     "Pledged Asset Mortgage Loans" are mortgage loans that will be master-serviced by GECMSI and directly serviced by Merrill Lynch Credit Corporation ("MLCC") and that had a loan-to-value ratio at origination of greater than 80%, but not greater than 100%, and which, in addition to being secured by the related mortgaged property, are either (1) secured by a security interest in a limited amount of additional collateral -- normally securities owned by the mortgagor -- or (2) supported by a third-party guarantee (usually provided by a parent of the mortgagor). This guarantee in turn is secured by a security interest in collateral -- normally securities -- or by a lien on residential real estate of the guarantor and/or supported by the right to draw on a home equity line of credit extended by MLCC to the guarantor.

     The amount of the additional collateral referred to in clauses (1) and (2) of the second preceding sentence generally does not exceed 30% of the original principal balance of the related Pledged Asset Mortgage Loan, although the amount of the additional collateral may exceed 30% of the original principal balance if the original principal balance of the loan exceeds $1,000,000. In limited cases, MLCC may have required additional collateral in excess of 30% of the original principal balance of any Pledged Asset Mortgage Loan as part of the underwriting decision. The requirement to maintain additional collateral generally terminates when the principal balance of the Pledged Asset Mortgage Loan is reduced to a predetermined amount specified in the related pledge or guaranty agreement, as applicable, or the loan-to-value ratio for such Pledged Asset Mortgage Loan is reduced to MLCC's applicable loan-to-value ratio limit for such mortgage loan (generally an 80% loan-to-value ratio) by virtue of a reduction in the principal balance of the related mortgage loan or an increase in the appraised value of the mortgaged property as determined by MLCC.

     Under a separate agreement between GECMSI and MLCC, MLCC will be responsible for administering any pledge or guaranty agreements relating to any additional collateral. MLCC has advised GECMSI that its normal servicing procedures provide that it will attempt to realize on the security interest in any additional collateral if the related mortgage loan is liquidated upon default. The pledge or guaranty agreement and the security interest in such additional collateral, if any, will be assigned by GECMSI to the trust, for the benefit of the holders of the certificates, but will not be part of the REMIC. If any Pledged Asset Mortgage Loans are supported by a guarantee that is secured by a lien on residential real estate, this lien will not be transferred to the Trustee. The right to receive proceeds from the realization of any additional collateral upon any liquidation thereof will be assigned by GECMSI to the trust.

     No assurance can be given as to the amount of proceeds, if any, that might be realized from the liquidation of such additional collateral. Ambac Assurance Corporation, a Wisconsin-domiciled stock insurance corporation regulated by the Office of the Commissioner of Insurance of the State of Wisconsin and licensed to do business in 50 states, the District of Columbia, the Commonwealth of Puerto Rico and Guam, has previously issued a limited purpose surety bond relating to the Pledged Asset Mortgage Loans. This surety bond, which is limited in amount, is intended to guarantee receipt by the trust of certain shortfalls in the net proceeds realized from the liquidation of any required additional collateral (such amount not to exceed 30% of the original principal balance of the related Pledged Asset Mortgage Loan) to the extent any such shortfall results in a loss of principal on the related Pledged Asset Mortgage Loan that becomes a Liquidated Mortgage Loan, as more particularly described in, and as limited by, the terms and provisions of the surety bond. GECMSI will assign its rights as beneficiary under the surety bond with respect to the Pledged Asset Mortgage Loans to the trust. The surety bond will not cover any payments on the certificates that are recoverable or sought to be recovered as a voidable preference under applicable law.

     Set forth below is a description of certain characteristics of the mortgage pool and the mortgage loans expected to be included therein, subject to the variance described herein. The sum of the percentages may not equal 100% due to rounding.

               ORIGINAL PRINCIPAL BALANCES AS OF THE CUT-OFF DATE

                                                 AGGREGATE SCHEDULED   PERCENTAGE OF POOL BY
                                                      PRINCIPAL         AGGREGATE SCHEDULED
      RANGE OF ORIGINAL           NUMBER OF         BALANCE AS OF      PRINCIPAL BALANCE AS
      PRINCIPAL BALANCE         MORTGAGE LOANS    THE CUT-OFF DATE      OF THE CUT-OFF DATE
      -----------------         --------------   -------------------   ---------------------
$      0 -  227,150...........        500          $ 69,117,152.70               8.76%
 227,151 -  250,000...........        114            27,677,960.12               3.51
 250,001 -  300,000...........        682           187,763,586.27              23.81
 300,001 -  350,000...........        463           150,221,414.22              19.05
 350,001 -  400,000...........        298           111,954,118.40              14.20
 400,001 -  450,000...........        177            74,933,169.64               9.50
 450,001 -  600,000...........        237           119,947,705.70              15.21
 600,001 -  650,000...........         35            22,298,039.08               2.83
 650,001 - 1,295,000..........         28            24,742,831.78               3.14
                                    -----          ---------------            -------
     Total....................      2,534          $788,655,977.91             100.00%
                                    =====          ===============            =======

                 MORTGAGE INTEREST RATES AS OF THE CUT-OFF DATE

                                                 AGGREGATE SCHEDULED   PERCENTAGE OF POOL BY
                                                      PRINCIPAL         AGGREGATE SCHEDULED
                                  NUMBER OF         BALANCE AS OF      PRINCIPAL BALANCE AS
    MORTGAGE INTEREST RATE      MORTGAGE LOANS    THE CUT-OFF DATE      OF THE CUT-OFF DATE
    ----------------------      --------------   -------------------   ---------------------
 6.1250%......................          1          $    143,487.92               0.02%
 6.2500.......................          3               858,596.63               0.11
 6.3750.......................          6             1,944,896.13               0.25
 6.4500.......................          1               363,656.47               0.05
 6.5000.......................         32             9,549,699.23               1.21
 6.5500.......................          1               307,884.33               0.04
 6.6250.......................         40            12,434,514.04               1.58
 6.6500.......................          2               587,401.30               0.07
 6.7000.......................          3             1,254,079.22               0.16
 6.7500.......................        115            35,639,015.35               4.52
 6.8000.......................         10             3,856,141.78               0.49
 6.8500.......................         12             4,578,135.82               0.58
 6.8750.......................        232            75,719,210.26               9.60
 6.9000.......................         12             4,077,132.15               0.52
 6.9500.......................         24             8,080,425.79               1.02
 7.0000.......................        340           106,968,865.17              13.56
 7.0500.......................         14             5,743,574.08               0.73
 7.1000.......................         21             7,626,621.27               0.97
 7.1250.......................        275            89,695,629.42              11.37
 7.1500.......................         29             9,398,140.55               1.19
 7.2000.......................          7             2,280,091.17               0.29
 7.2500.......................        455           148,949,483.97              18.89
 7.3000.......................         14             4,521,199.27               0.57
 7.3500.......................         21             6,877,301.26               0.87
 7.3750.......................        298            87,734,800.78              11.12
 7.4000.......................          7             1,962,170.11               0.25
 7.4500.......................          1               181,309.32               0.02
 7.5000.......................        229            66,761,859.95               8.47
 7.5500.......................          7             1,350,964.31               0.17
 7.6000.......................          5               535,634.27               0.07
 7.6250.......................        114            33,448,068.82               4.24
 7.6500.......................          3               245,754.91               0.03
 7.7000.......................          1               146,032.13               0.02
 7.7500.......................         90            24,675,182.47               3.13
 7.8000.......................          2               437,833.69               0.06
 7.8500.......................          1                24,542.09               0.00
 7.8750.......................         40            11,292,123.25               1.43
 8.0000.......................         18             5,248,764.51               0.67
 8.0500.......................          1                62,613.13               0.01
 8.1250.......................         10             2,344,814.09               0.30
 8.2500.......................          6             2,197,282.33               0.28
 8.3750.......................          7             1,853,727.06               0.24
 8.5000.......................          5             1,754,956.41               0.22

                 MORTGAGE INTEREST RATES AS OF THE CUT-OFF DATE

                                                 AGGREGATE SCHEDULED   PERCENTAGE OF POOL BY
                                                      PRINCIPAL         AGGREGATE SCHEDULED
                                  NUMBER OF         BALANCE AS OF      PRINCIPAL BALANCE AS
    MORTGAGE INTEREST RATE      MORTGAGE LOANS    THE CUT-OFF DATE      OF THE CUT-OFF DATE
    ----------------------      --------------   -------------------   ---------------------
 8.6250.......................          2          $    703,597.82               0.09%
 8.7500.......................          7             2,338,767.28               0.30
 8.8750.......................          1               151,252.72               0.02
 9.0000.......................          1               258,339.62               0.03
 9.1250.......................          1               126,869.65               0.02
 9.2500.......................          1               202,641.36               0.03
 9.5000.......................          1               153,048.07               0.02
 9.6250.......................          1               182,596.64               0.02
10.7500.......................          1               367,159.75               0.05
10.8750.......................          1               257,241.07               0.03
11.1250.......................          1                87,346.89               0.01
11.2500.......................          1               113,500.83               0.01
                                    -----          ---------------            -------
     Total....................      2,534          $788,655,977.91             100.00%
                                    =====          ===============            =======

     GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES AS OF THE CUT-OFF DATE

                                                 AGGREGATE SCHEDULED   PERCENTAGE OF POOL BY
                                                      PRINCIPAL         AGGREGATE SCHEDULED
                                  NUMBER OF         BALANCE AS OF      PRINCIPAL BALANCE AS
            STATE               MORTGAGE LOANS    THE CUT-OFF DATE      OF THE CUT-OFF DATE
            -----               --------------   -------------------   ---------------------
Alabama.......................         10          $  3,044,025.99               0.39%
Arizona.......................         67            20,752,428.62               2.63
Arkansas......................          2               313,078.11               0.04
California....................      1,105           393,785,073.57              49.93
Colorado......................         55            17,120,588.71               2.17
Connecticut...................         31            10,481,056.88               1.33
Delaware......................          4             1,283,894.17               0.16
District Of Columbia..........         14             3,596,894.34               0.46
Florida.......................         80            17,463,730.36               2.21
Georgia.......................         58            16,580,154.15               2.10
Hawaii........................          9             4,189,631.13               0.53
Idaho.........................          4             1,258,336.90               0.16
Illinois......................         63            18,622,401.90               2.36
Indiana.......................          7             1,987,132.22               0.25
Iowa..........................          3               650,632.21               0.08
Kansas........................          1               215,019.34               0.03
Kentucky......................          1                95,976.43               0.01
Louisiana.....................          4               341,051.27               0.04
Maine.........................          1               167,623.62               0.02
Maryland......................        102            28,050,153.11               3.56
Massachusetts.................        109            34,274,272.27               4.35
Michigan......................         18             5,873,827.94               0.74
Minnesota.....................          4               694,243.34               0.09
Mississippi...................          2               420,658.13               0.05
Missouri......................         15             4,436,875.81               0.56
Montana.......................          2               367,635.90               0.05
Nevada........................         15             3,447,624.69               0.44
New Hampshire.................          5             1,205,545.34               0.15
New Jersey....................        124            36,445,864.72               4.62
New Mexico....................         12             2,741,774.75               0.35
New York......................         94            25,830,471.26               3.28
North Carolina................         30             9,055,665.42               1.15
Ohio..........................         15             3,627,001.03               0.46
Oklahoma......................          3               513,301.37               0.07
Oregon........................         24             6,770,382.98               0.86
Pennsylvania..................         53            15,417,086.90               1.95
Rhode Island..................          4             2,009,989.52               0.25
South Carolina................         17             4,233,582.48               0.54
South Dakota..................          1               299,530.53               0.04
Tennessee.....................          6             2,075,189.59               0.26
Texas.........................        133            28,725,101.98               3.64
Utah..........................         10             3,198,281.33               0.41
Vermont.......................          6             1,263,399.54               0.16

     GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES AS OF THE CUT-OFF DATE

                                                 AGGREGATE SCHEDULED   PERCENTAGE OF POOL BY
                                                      PRINCIPAL         AGGREGATE SCHEDULED
                                  NUMBER OF         BALANCE AS OF      PRINCIPAL BALANCE AS
            STATE               MORTGAGE LOANS    THE CUT-OFF DATE      OF THE CUT-OFF DATE
            -----               --------------   -------------------   ---------------------
Virginia......................        140          $ 35,875,985.69               4.55%
Washington....................         69            19,526,003.52               2.48
West Virginia.................          1                68,680.14               0.01
Wisconsin.....................          1               259,118.71               0.03
                                    -----          ---------------            -------
     Total....................      2,534          $788,655,977.91             100.00%
                                    =====          ===============            =======

                   YEAR OF ORIGINATION AS OF THE CUT-OFF DATE

                                                 AGGREGATE SCHEDULED   PERCENTAGE OF POOL BY
                                                      PRINCIPAL         AGGREGATE SCHEDULED
                                  NUMBER OF         BALANCE AS OF      PRINCIPAL BALANCE AS
YEAR OF ORIGINATION             MORTGAGE LOANS    THE CUT-OFF DATE      OF THE CUT-OFF DATE
-------------------             --------------   -------------------   ---------------------
1985..........................          1          $     87,346.89               0.01%
1986..........................          3               737,901.65               0.09
1987..........................          3               538,286.07               0.07
1988..........................          2               371,767.79               0.05
1989..........................          2               669,128.62               0.08
1990..........................          1               234,300.27               0.03
1992..........................          8             2,089,594.09               0.26
1995..........................          1               338,735.55               0.04
1997..........................         11             1,841,582.34               0.23
1998..........................      1,672           493,978,809.09              62.64
1999..........................        830           287,768,525.55              36.49%
                                    -----          ---------------            -------
     Total....................      2,534          $788,655,977.91             100.00%
                                    =====          ===============            =======

                    YEAR OF MATURITY AS OF THE CUT-OFF DATE

                                                 AGGREGATE SCHEDULED   PERCENTAGE OF POOL BY
                                                      PRINCIPAL         AGGREGATE SCHEDULED
                                  NUMBER OF         BALANCE AS OF      PRINCIPAL BALANCE AS
YEAR OF MATURITY                MORTGAGE LOANS    THE CUT-OFF DATE      OF THE CUT-OFF DATE
----------------                --------------   -------------------   ---------------------
2016..........................          4          $    825,248.54               0.10%
2017..........................          4               696,805.34               0.09
2018..........................          4               691,955.98               0.09
2019..........................          6             1,792,706.49               0.23
2020..........................          3               353,440.19               0.04
2021..........................          1               198,676.42               0.03
2022..........................          8             2,089,594.09               0.26
2023..........................          6             1,169,143.52               0.15
2024..........................         18             5,132,862.43               0.65
2025..........................          1               256,503.59               0.03
2026..........................          5             1,294,894.42               0.16
2027..........................         12             3,863,044.82               0.49
2028..........................      1,242           349,376,033.00              44.30
2029..........................      1,220           420,915,069.08              53.37
                                    -----          ---------------            -------
     Total....................      2,534          $788,655,977.91             100.00%
                                    =====          ===============            =======

              TYPES OF MORTGAGED PROPERTIES AS OF THE CUT-OFF DATE

                                                 AGGREGATE SCHEDULED   PERCENTAGE OF POOL BY
                                                      PRINCIPAL         AGGREGATE SCHEDULED
                                  NUMBER OF         BALANCE AS OF      PRINCIPAL BALANCE AS
       TYPE OF DWELLING         MORTGAGE LOANS    THE CUT-OFF DATE      OF THE CUT-OFF DATE
       ----------------         --------------   -------------------   ---------------------
Single-family detached........      2,308          $726,350,697.29              92.10%
Single-family attached........         56            13,388,225.12               1.70
Condominium...................        110            28,581,777.79               3.62
2 - 4 family units............         54            19,248,327.14               2.44
Co-operative..................          6             1,086,950.57               0.14
                                    -----          ---------------            -------
     Total....................      2,534          $788,655,977.91             100.00%
                                    =====          ===============            =======

                  OCCUPANCY STATUS OF MORTGAGED PROPERTIES(1)

                                                 AGGREGATE SCHEDULED   PERCENTAGE OF POOL BY
                                                      PRINCIPAL         AGGREGATE SCHEDULED
                                  NUMBER OF         BALANCE AS OF      PRINCIPAL BALANCE AS
OCCUPANCY                       MORTGAGE LOANS    THE CUT-OFF DATE      OF THE CUT-OFF DATE
---------                       --------------   -------------------   ---------------------
Owner Occupied................      2,462          $768,300,030.56              97.42%
Vacation......................         43            12,009,651.40               1.52
Investment....................         29             8,346,295.95               1.06
                                    -----          ---------------            -------
     Total....................      2,534          $788,655,977.91             100.00%
                                    =====          ===============            =======

---------------
(1) Based on information supplied by the mortgagor in the loan application.

                         PURPOSE OF THE MORTGAGE LOANS

                                                 AGGREGATE SCHEDULED   PERCENTAGE OF POOL BY
                                                      PRINCIPAL         AGGREGATE SCHEDULED
                                  NUMBER OF         BALANCE AS OF      PRINCIPAL BALANCE AS
     PURPOSE OF THE LOAN        MORTGAGE LOANS    THE CUT-OFF DATE      OF THE CUT-OFF DATE
     -------------------        --------------   -------------------   ---------------------
Purchase......................      1,022          $289,685,630.69              36.73%
Rate Term/Refinance...........      1,164           385,960,901.31              48.94
Cash-out Refinance............        348           113,009,445.91              14.33
                                    -----          ---------------            -------
     Total....................      2,534          $788,655,977.91             100.00%
                                    =====          ===============            =======

                  LOAN-TO-VALUE RATIOS AS OF THE CUT-OFF DATE

                                                 AGGREGATE SCHEDULED   PERCENTAGE OF POOL BY
                                                      PRINCIPAL         AGGREGATE SCHEDULED
LOAN-TO-VALUE RATIO               NUMBER OF         BALANCE AS OF      PRINCIPAL BALANCE AS
AT ORIGINATION                  MORTGAGE LOANS    THE CUT-OFF DATE      OF THE CUT-OFF DATE
-------------------             --------------   -------------------   ---------------------
00.001-50.00%.................        128          $ 38,265,444.92               4.85%
50.001-60.00..................        183            60,557,892.76               7.68
60.001-70.00..................        464           154,319,451.32              19.57
70.001-75.00..................        416           135,011,049.02              17.12
75.001-80.00..................      1,103           334,645,395.17              42.43
80.001-85.00..................         25             7,100,270.34               0.90
85.001-90.00..................        131            39,075,257.44               4.95
90.001-95.00..................         84            19,681,216.94               2.50
                                    -----          ---------------            -------
     Total....................      2,534          $788,655,977.91             100.00%
                                    =====          ===============            =======

DESCRIPTION OF THE CERTIFICATES

GENERAL

     The certificates will be issued pursuant to a Pooling and Servicing Agreement (the "Agreement") to be dated as of the Cut-off Date between GECMSI, as depositor of the mortgage loans and servicer, and State Street Bank and Trust Company, as Trustee. See the prospectus for important additional information regarding the terms and conditions of the Agreement and the certificates. The certificates will be issued in the classes offered by this prospectus supplement, together with the Class PO, Class B3, Class B4, Class B5 and Class S Certificates, none of which are offered hereby. The certificates will be issued in the aggregate original principal balance of approximately $788,655,978, subject to a permitted variance such that the aggregate original principal balance will not be less than $760,000,000 or greater than $840,000,000. Any such variance will be allocated so as to approximate the material characteristics of the classes of certificates described herein.

     As described below, each class of certificates offered hereby, other than the Class R Certificates, which are referred to as the "residual certificates", will be issued in book-entry form. Beneficial interests in these certificates (the "Book-Entry Certificates") will be held by investors through the book-entry facilities of The Depository Trust Company, as described below, in the minimum denominations described in the summary of this prospectus supplement. Notwithstanding the integral multiple requirements described in the summary, one certificate of each class other than the residual certificates may evidence an additional amount equal to the remaining Class Certificate Principal Balance thereof.

BOOK-ENTRY CERTIFICATES

     Each class of the Book-Entry Certificates will be registered as a single certificate held by a nominee of The Depository Trust Company, which is known as DTC. For purposes of this discussion, the term DTC also refers to any successor depository selected by DTC. GECMSI has been informed by DTC that its nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of the Book-Entry Certificates. Except as described below, no person acquiring a Book-Entry Certificate (each, a "beneficial owner") will be entitled to receive a definitive physical certificate representing such certificate.

     The beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm, that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant). Therefore, the beneficial owner must rely on the foregoing procedures to evidence its beneficial ownership of a Book-Entry Certificate. Beneficial ownership of a Book-Entry Certificate may only be transferred by compliance with the procedures of such Financial Intermediaries and participants.

     DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each of its participants in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and its participants as in effect from time to time.

     Distributions of principal of and interest on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

     AS A RESULT, UNDER A BOOK-ENTRY FORMAT, BENEFICIAL OWNERS OF THE BOOK-ENTRY CERTIFICATES MAY EXPERIENCE SOME DELAY IN THEIR RECEIPT OF PAYMENTS. BECAUSE DTC CAN ONLY ACT ON BEHALF OF FINANCIAL INTERMEDIARIES, THE ABILITY OF A BENEFICIAL OWNER TO PLEDGE BOOK-ENTRY CERTIFICATES TO PERSONS OR ENTITIES THAT DO NOT PARTICIPATE IN THE DTC SYSTEM, OR OTHERWISE TAKE ACTIONS IN RESPECT OF SUCH BOOK-ENTRY CERTIFICATES, MAY BE LIMITED DUE TO THE LACK OF PHYSICAL CERTIFICATES FOR SUCH BOOK-ENTRY CERTIFICATES. IN ADDITION, ISSUANCE OF THE BOOK-ENTRY CERTIFICATES IN BOOK-ENTRY FORM MAY REDUCE THE LIQUIDITY OF SUCH CERTIFICATES IN THE SECONDARY MARKET SINCE CERTAIN POTENTIAL INVESTORS MAY BE UNWILLING TO PURCHASE CERTIFICATES FOR WHICH THEY CANNOT OBTAIN PHYSICAL CERTIFICATES.

     DTC has advised GECMSI and the Trustee that, unless and until definitive physical certificates are issued, DTC will take any action permitted to be taken by a holder of a certificate under the Agreement only at the direction of one or more Financial

Intermediaries to whose DTC accounts the Book-Entry Certificates are credited. DTC may take conflicting actions with respect to other Book-Entry Certificates to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates.

     Definitive physical certificates will be issued to beneficial owners of the related Book-Entry Certificates, or their nominees, rather than to DTC, only if
(a) DTC or GECMSI advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the certificates and GECMSI or the Trustee is unable to locate a qualified successor, (b) GECMSI, at its sole option, elects to terminate the book-entry system through DTC, or (c) after the occurrence of an Event of Default as described in the accompanying prospectus, beneficial owners of the Book-Entry Certificates aggregating not less than 51% of the aggregate voting rights allocated thereto advise the Trustee and DTC through the Financial Intermediaries in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners of the certificates.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of definitive physical certificates. Upon surrender by DTC of the global certificate or certificates representing the certificates and instructions for re-registration, the Trustee will issue definitive physical certificates, and thereafter the Trustee will recognize the holders of such certificates as certificateholders under the Agreement. Following the issuance of definitive physical certificates, distribution of principal and interest on the certificates will be made by the Trustee directly to holders of these certificates in accordance with the procedures set forth in the Agreement.

     The Agreement will provide that, if definitive physical certificates are issued in respect of the Class M, Class B1 or Class B2 Certificates, no transfer of such a certificate may be made unless the Trustee has received (1) a certificate to the effect that the proposed transferee is not an ERISA Plan (as defined herein) or that the transferee is an insurance company investing assets of its general account and the exemption provided by Section III(a) of the Department of Labor Prohibited Transaction Class Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995), applies to such transferee's acquisition and holding of such certificate or (2) an opinion of counsel relating to such transfer in form and substance satisfactory to the Trustee and GECMSI. See "ERISA Considerations" herein.

NON-BOOK-ENTRY CERTIFICATES

     The residual certificates (the "Non-Book-Entry Certificates") will be issued in fully-registered, certificated form. The Non-Book-Entry Certificates will be transferable and exchangeable on a certificate register to be maintained at the corporate trust office in the city in which the Trustee is located or such other office or agency maintained for such purposes by the Trustee in New York City. Under the Agreement, the Trustee will initially be appointed as the certificate registrar. No service charge will be made for any registration of transfer or exchange of the residual certificates, but payment of a sum sufficient to cover any tax or other governmental charge may be required by the Trustee. The residual certificates will be subject to certain restrictions on transfer. See "-- Restrictions on Transfer of the Residual Certificates" herein.

     Distributions of principal and interest, if any, on each Distribution Date on the Non-Book-Entry Certificates will be made to the persons in whose names such certificates are registered at the close of business on the last business day of the month immediately preceding the month of such Distribution Date (the "Record Date"). Distributions will be made by check or money order mailed to the person entitled thereto at the address appearing in the certificate register or, upon written request by the certificateholder to the Trustee, by wire transfer to a United States depository institution designated by such certificateholder and acceptable to the Trustee or by such other means of payment as such certificateholder and the Trustee may agree; provided, however, that the final distribution in retirement of the Non-Book-Entry Certificates will be made only upon presentation and surrender of such certificates at the office or agency of the Trustee specified in the notice to the holders thereof of such final distribution.

AVAILABLE FUNDS

     The amount of funds ("Available Funds") in respect of the mortgage pool that will be available for distribution to holders of the certificates on each Distribution Date is described in the accompanying prospectus under "Servicing of the Mortgage Loans -- Loan Payment Record."

DISTRIBUTIONS ON THE CERTIFICATES

Allocation of Available Funds

     Interest and principal on the certificates will be distributed monthly on the 25th day of each month or, if such 25th day is not a business day, on the succeeding business day (each, a "Distribution Date"), commencing in April 1999. These distributions will be in an aggregate amount equal to the Available Funds for the related Distribution Date plus, in the case of interest payments on the Class A19 and Class A20 Certificates, any amounts withdrawn from the Class A19 Interest Account and the Class A20 Interest Account (each as defined herein), respectively. Distributions will be made to holders of record on the close of business on the related Record Date.

     On each Distribution Date, the Available Funds will be distributed in the following order of priority among the certificates:

          first, to the classes of senior certificates entitled to distributions of interest, the Accrued Certificate Interest on each such class for such Distribution Date, any shortfall in available amounts being allocated among such classes in proportion to the amount of Accrued Certificate Interest otherwise distributable thereon;

          second, to the classes of senior certificates entitled to distributions of interest, any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates, to the extent of remaining Available Funds, any shortfall in available amounts being allocated among such classes in proportion to the amount of such Accrued Certificate Interest remaining undistributed for each such class for such Distribution Date;

          third, to the classes of senior certificates entitled to principal distributions, in reduction of the aggregate principal balances (the "Class Certificate Principal Balances") thereof, to the extent of remaining Available Funds, concurrently as follows:

             (1) to the senior certificates entitled to principal distributions, in the following order of priority:

                  (a) to the Class A29 Certificates, the Class A29 Principal
             Distribution Amount (as defined herein) for such Distribution Date, until the Class Certificate Principal Balance thereof has been reduced to zero;

                  (b) to each of the classes of senior certificates designated in consecutive numerical order from Class A1 to Class A28 and the Class R Certificates (together, the "Group I Senior Certificates"), the Senior Optimal Principal Amount for such Distribution Date, less the Class A29 Principal Distribution Amount for such Distribution Date (such reduced amount, the "Group I Senior Principal Distribution Amount"), in the following order of priority:

                       (I) to the Class R Certificates, until the Class
                  Certificate Principal Balance thereof has been reduced to zero;

                       (II) to the Class A1, Class A2, Class A8 and Class A27
                  Certificates, concurrently as follows, until the Class Certificate Principal Balance of the Class A8 Certificates has been reduced to zero;

                           (A) approximately 64.2237317086% of the amount
                      distributable pursuant to this clause (1)(b)(II) to the Class A1 Certificates;

                           (B) approximately 12.3130619270% of the amount
                      distributable pursuant to this clause (1)(b)(II) to the Class A2 Certificates;

                           (C) approximately 5.1652400542% of the amount
                      distributable pursuant to this clause (1)(b)(II) to the Class A8 Certificates; and

                           (D) approximately 18.2979663102% of the amount
                      distributable pursuant to this clause (1)(b)(II) to the Class A27 Certificates;

                       (III) to the Class A1, Class A2, Class A9, Class A10,
                  Class A11 and Class A27 Certificates, concurrently as follows, until an aggregate of approximately $152,514,154.92 has been paid since the issuance of the certificates under this clause
                  (1)(b)(III):

                           (A) approximately 64.2237317086% of the amount
                      distributable pursuant to this clause (1)(b)(III) to the Class A1 Certificates;

                           (B) approximately 12.3130619270% of the amount
                      distributable pursuant to this clause (1)(b)(III) to the Class A2 Certificates;

                           (C) approximately 1.7219188422% of the amount
                      distributable pursuant to this clause (1)(b)(III) to the Class A9 Certificates;

                           (D) approximately 2.5823617909% of the amount
                      distributable pursuant to this clause (1)(b)(III) to the Class A10 Certificates;

                           (E) approximately 0.8609594211% of the amount
                      distributable pursuant to this clause (1)(b)(III) to the Class A11 Certificates; and

                           (F) approximately 18.2979663102% of the amount
                      distributable pursuant to this clause (1)(b)(III) to the Class A27 Certificates;

                       (IV) to the Class A1, Class A2, Class A9, Class A10,
                  Class A11 and Class A27 Certificates, concurrently as follows, until the Class Certificate Principal Balance of the Class A2 Certificates has been reduced to zero:

                           (A) approximately 65.2990071561% of the amount
                      distributable pursuant to this clause (1)(b)(IV) to the Class A1 Certificates;

                           (B) approximately 10.5611192373% of the amount
                      distributable pursuant to this clause (1)(b)(IV) to the Class A2 Certificates;

                           (C) approximately 1.7715781281% of the amount
                      distributable pursuant to this clause (1)(b)(IV) to the Class A9 Certificates;

                           (D) approximately 2.6568358250% of the amount
                      distributable pursuant to this clause (1)(b)(IV) to the Class A10 Certificates;

                           (E) approximately 0.8857890641% of the amount
                      distributable pursuant to this clause (1)(b)(IV) to the Class A11 Certificates; and

                           (F) approximately 18.8256705894% of the amount
                      distributable pursuant to this clause (1)(b)(IV) to the Class A27 Certificates;

                       (V) to the Class A1, Class A9, Class A10, Class A11 and
                  Class A27 Certificates, concurrently as follows, until the Class Certificate Principal Balance of the Class A27 Certificates has been reduced to zero:

                           (A) approximately 75.8601263934% of the amount
                      distributable pursuant to this clause (1)(b)(V) to the Class A1 Certificates;

                           (B) approximately 1.7715781281% of the amount
                      distributable pursuant to this clause (1)(b)(V) to the Class A9 Certificates;

                           (C) approximately 2.6568358250% of the amount
                      distributable pursuant to this clause (1)(b)(V) to the Class A10 Certificates;

                           (D) approximately 0.8857890641% of the amount
                      distributable pursuant to this clause (1)(b)(V) to the Class A11 Certificates; and

                           (E) approximately 18.8256705894% of the amount
                      distributable pursuant to this clause (1)(b)(V) to the Class A27 Certificates;

                       (VI) to the Class A1, Class A9, Class A10, Class A11 and
                  Class A28 Certificates, concurrently as follows, until the Class Certificate Principal Balances of the Class A9, Class 10 and A11 Certificates have each been reduced to zero:

                           (A) approximately 75.8601263934% of the amount
                      distributable pursuant to this clause (1)(b)(VI) to the Class A1 Certificates;

                           (B) approximately 1.7715781281% of the amount
                      distributable pursuant to this clause (1)(b)(VI) to the Class A9 Certificates;

                           (C) approximately 2.6568358250% of the amount
                      distributable pursuant to this clause (1)(b)(VI) to the Class A10 Certificates;

                           (D) approximately 0.8857890641% of the amount
                      distributable pursuant to this clause (1)(b)(VI) to the Class A11 Certificates; and

                           (E) approximately 18.8256705894% of the amount
                      distributable pursuant to this clause (1)(b)(VI) to the Class A28 Certificates;

                       (VII) to the Class A1, Class A12 and Class A28
                  Certificates, concurrently as follows, until an aggregate of approximately $51,836,130.25 has been paid since the issuance of the certificates under this clause (1)(b)(VII):

                           (A) approximately 75.8601263934% of the amount
                      distributable pursuant to this clause (1)(b)(VII) to the Class A1 Certificates;

                           (B) approximately 5.3142030172% of the amount
                      distributable pursuant to this clause (1)(b)(VII) to the Class A12 Certificates; and

                           (C) approximately 18.8256705894% of the amount
                      distributable pursuant to this clause (1)(b)(VII) to the Class A28 Certificates;

                       (VIII) to the Class A1, Class A3, Class A12 and Class A28
                  Certificates, concurrently as follows, until an aggregate of approximately $4,546,389.00 has been paid since the issuance of the certificates under this clause (1)(b)(VIII):

                           (A) approximately 70.5904794952% of the amount
                      distributable pursuant to this clause (1)(b)(VIII) to the Class A1 Certificates;

                           (B) approximately 8.5858180641% of the amount
                      distributable pursuant to this clause (1)(b)(VIII) to the Class A3 Certificates;

                           (C) approximately 4.5841740576% of the amount
                      distributable pursuant to this clause (1)(b)(VIII) to the Class A12 Certificates; and

                           (D) approximately 16.2395283831% of the amount
                      distributable pursuant to this clause (1)(b)(VIII) to the Class A28 Certificates;

                       (IX) to the Class A1, Class A3, Class A12, Class A14,
                  Class A25, Class A26 and Class A28 Certificates, concurrently as follows, until the Class Certificate Principal Balance of the Class A14 Certificates has been reduced to zero:

                           (A) approximately 33.0904387866% of the amount
                      distributable pursuant to this clause (1)(b)(IX) to the Class A1 Certificates;

                           (B) approximately 8.5858180641% of the amount
                      distributable pursuant to this clause (1)(b)(IX) to the Class A3 Certificates;

                           (C) approximately 4.5841740576% of the amount
                      distributable pursuant to this clause (1)(b)(IX) to the Class A12 Certificates;

                           (D) approximately 8.7267381968% of the amount
                      distributable pursuant to this clause (1)(b)(IX) to the Class A14 Certificates;

                           (E) approximately 2.0552379872% of the amount
                      distributable pursuant to this clause (1)(b)(IX) to the Class A25 Certificates;

                           (F) approximately 26.7180645246% of the amount
                      distributable pursuant to this clause (1)(b)(IX) to the Class A26 Certificates; and

                           (G) approximately 16.2395283831% of the amount
                      distributable pursuant to this clause (1)(b)(IX) to the Class A28 Certificates;

                       (X) to the Class A1, Class A3, Class A12, Class A15,
                  Class A25, Class A26 and Class A28 Certificates, concurrently as follows, until the Class Certificate Principal Balances of the Class A1, Class A12 and Class A28 Certificates have each been reduced to zero:

                           (A) approximately 33.0904387866% of the amount
                      distributable pursuant to this clause (1)(b)(X) to the Class A1 Certificates;

                           (B) approximately 8.5858180641% of the amount
                      distributable pursuant to this clause (1)(b)(X) to the Class A3 Certificates;

                           (C) approximately 4.5841740576% of the amount
                      distributable pursuant to this clause (1)(b)(X) to the Class A12 Certificates;

                           (D) approximately 6.1988512165% of the amount
                      distributable pursuant to this clause (1)(b)(X) to the Class A15 Certificates;

                           (E) approximately 2.2358015269% of the amount
                      distributable pursuant to this clause (1)(b)(X) to the Class A25 Certificates;

                           (F) approximately 29.0653879652% of the amount
                      distributable pursuant to this clause (1)(b)(X) to the Class A26 Certificates; and

                           (G) approximately 16.2395283831% of the amount
                      distributable pursuant to this clause (1)(b)(X) to the Class A28 Certificates;

                       (XI) to the Class A3, Class A15, Class A25 and Class A26
                  Certificates, concurrently as follows, until the Class Certificate Principal Balance of the Class A3 Certificates has been reduced to zero:

                           (A) approximately 62.4999592914% of the amount
                      distributable pursuant to this clause (1)(b)(XI) to the Class A3 Certificates;

                           (B) approximately 6.1988512165% of the amount
                      distributable pursuant to this clause (1)(b)(XI) to the Class A15 Certificates;

                           (C) approximately 2.2358015269% of the amount
                      distributable pursuant to this clause (1)(b)(XI) to the Class A25 Certificates; and

                           (D) approximately 29.0653879652% of the amount
                      distributable pursuant to this clause (1)(b)(XI) to the Class A26 Certificates;

                       (XII) to the Class A4, Class A15, Class A25 and Class A26
                  Certificates, concurrently as follows, until the Class Certificate Principal Balance of the Class A4 Certificates has been reduced to zero:

                           (A) approximately 62.4999592914% of the amount
                      distributable pursuant to this clause (1)(b)(XII) to the Class A4 Certificates;

                           (B) approximately 6.1988512165% of the amount
                      distributable pursuant to this clause (1)(b)(XII) to the Class A15 Certificates;

                           (C) approximately 2.2358015269% of the amount
                      distributable pursuant to this clause (1)(b)(XII) to the Class A25 Certificates; and

                           (D) approximately 29.0653879652% of the amount
                      distributable pursuant to this clause (1)(b)(XII) to the Class A26 Certificates;

                       (XIII) to the Class A5, Class A15, Class A25 and Class
                  A26 Certificates, concurrently as follows, until the Class Certificate Principal Balance of the Class A5 Certificates has been reduced to zero:

                           (A) approximately 62.4999592914% of the amount
                      distributable pursuant to this clause (1)(b)(XIII) to the Class A5 Certificates;

                           (B) approximately 6.1988512165% of the amount
                      distributable pursuant to this clause (1)(b)(XIII) to the Class A15 Certificates;

                           (C) approximately 2.2358015269% of the amount
                      distributable pursuant to this clause (1)(b)(XIII) to the Class A25 Certificates; and

                           (D) approximately 29.0653879652% of the amount
                      distributable pursuant to this clause (1)(b)(XIII) to the Class A26 Certificates;

                       (XIV) to the Class A6, Class A15, Class A25 and Class A26
                  Certificates, concurrently as follows, until the Class Certificate Principal Balances of the Class A15, Class A25 and Class A26 Certificates have each been reduced to zero:

                           (A) approximately 62.4999592914% of the amount
                      distributable pursuant to this clause (1)(b)(XIV) to the Class A6 Certificates;

                           (B) approximately 6.1988512165% of the amount
                      distributable pursuant to this clause (1)(b)(XIV) to the Class A15 Certificates;

                           (C) approximately 2.2358015269% of the amount
                      distributable pursuant to this clause (1)(b)(XIV) to the Class A25 Certificates; and

                           (D) approximately 29.0653879652% of the amount
                      distributable pursuant to this clause(1)(b)(XIV) to the Class A26 Certificates;

                       (XV) to the Class A6, Class A16, Class A17, Class A18,
                  Class A21 and Class A22 Certificates, concurrently as follows, until the Class Certificate Principal Balance of the Class A6 Certificates has been reduced to zero:

                           (A) approximately 62.4999592914% of the amount
                      distributable pursuant to this clause (1)(b)(XV) to the Class A6 Certificates;

                           (B) approximately 15.2868381909% of the amount
                      distributable pursuant to this clause (1)(b)(XV) to the Class A16 Certificates;

                           (C) approximately 1.3888919645% of the amount
                      distributable pursuant to this clause (1)(b)(XV) to the Class A17 Certificates;

                           (D) approximately 14.3116254702% of the amount
                      distributable pursuant to this clause (1)(b)(XV) to the Class A18 Certificates;

                           (E) approximately 3.2563425415% of the amount
                      distributable pursuant to this clause (1)(b)(XV) to the Class A21 Certificates; and

                           (F) approximately 3.2563425415% of the amount
                      distributable pursuant to this clause (1)(b)(XV) to the Class A22 Certificates;

                       (XVI) pro rata, to the Class A7, Class A13, Class A16,
                  Class A17, Class A18, Class A19, Class A20, Class A21, Class A22, Class A23 and Class A24 Certificates, until the Class Certificate Principal Balances thereof have been reduced to zero; and

             (2) to the Class PO Certificates, the Class PO Principal Distribution Amount for such Distribution Date, until the Class Certificate Principal Balance thereof has been reduced to zero;

          fourth, to the Class PO Certificates, to the extent of remaining Available Funds, the Class PO Deferred Amount for such Distribution Date, until the Class Certificate Principal Balance thereof has been reduced to zero; provided that, (1) on any Distribution Date, distributions pursuant to this priority fourth shall not exceed the Junior Optimal Principal Amount for such Distribution Date, (2) such distributions shall not reduce the Class Certificate Principal Balance of the Class PO Certificates and
     (3) no distribution will be made in respect of the Class PO Deferred Amount after the Distribution Date on which the respective Class Certificate Principal Balances of the junior certificates have been reduced to zero (the "Cross-Over Date");

          fifth, to the Class M Certificates, to the extent of remaining Available Funds, in the following order: (1) the Accrued Certificate Interest thereon for such Distribution Date, (2) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates and (3) such class's Allocable Share (as defined under "-- Principal" below) for such Distribution Date;

          sixth, to the Class B1 Certificates, to the extent of remaining Available Funds, in the following order: (1) the Accrued Certificate Interest thereon for such Distribution Date, (2) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates and (3) such class's Allocable Share for such Distribution Date;

          seventh, to the Class B2 Certificates, to the extent of remaining Available Funds, in the following order: (1) the Accrued Certificate Interest thereon for such Distribution Date, (2) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates and (3) such class's Allocable Share for such Distribution Date; and

          eighth, to each of the Class B3, Class B4 and Class B5 Certificates, to the extent of remaining Available Funds: (1) the Accrued Certificate Interest thereon for such Distribution Date, (2) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates and (3) such class's Allocable Share for such Distribution Date.

     In addition to distributions in respect of interest from Available Funds as provided in priorities first and second above, distributions of interest in respect of the Class A19 and the Class A20 Certificates will be made from the Class A19 Interest Account and the Class A20 Interest Account during the period, and to the extent, described under "-- Interest" below. It will be assumed for purposes of distributions of Available Funds in respect of interest on the Class A19 and Class A20 Certificates that each such class accrues interest at an annual rate of 6.50%.

     The percentages and amounts set forth in priority third above were calculated on the basis of the Class Certificate Principal Balances of the related certificates described herein. If these Class Certificate Principal Balances are increased or decreased in accordance with the variance permitted hereby, the applicable percentages and such amounts will be increased or decreased substantially correspondingly.

     On each Distribution Date after the Cross-Over Date, distributions of principal on the outstanding senior certificates entitled to principal distributions (other than the Class PO Certificates) will be made pro rata among all such certificates, regardless of the allocation, or sequential nature, of principal payments described in priority third above.

     "Pro rata" distributions among classes of certificates will be made in proportion to the then-current Class Certificate Principal Balances of such classes.

     If, after distributions have been made under priorities first and second above on any Distribution Date, the remaining Available Funds are less than the sum of the Senior Optimal Principal Amount and the Class PO Principal Distribution Amount for such Distribution Date, the amounts distributable under priority third above shall be proportionately reduced, and such remaining Available Funds will be distributed on the senior certificates entitled to principal distributions in accordance with the applicable clauses of priority third above on the basis of such reduced amounts. Notwithstanding such allocation, Realized Losses will be allocated to the certificates as described under "-- Allocation of Realized Losses on the Certificates" herein.

Interest

     Interest will accrue on the certificates offered hereby entitled to interest distributions at the respective interest rates set forth in the summary of this prospectus supplement during each Interest Accrual Period. The "Interest Accrual Period" for each class of certificates entitled to distributions of interest will be the one-month period ending on the last day of the month preceding the month in which a Distribution Date occurs. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Interest will accrue on the Class B3, Class B4 and Class B5 Certificates at the interest rate of 6.50% per annum during each Interest Accrual Period.

     Interest will accrue on the Class S Certificates during each Interest Accrual Period at a variable per annum rate equal to the excess of (1) the weighted average (by Scheduled Principal Balance) carried to six decimal places, rounded down, of the Net Mortgage Rates of the Outstanding Mortgage Loans which are Non-discount Mortgage Loans as of the first day of such Interest Accrual Period (or as of the Cut-off Date, in the case of the first Interest Accrual Period) over (2) 6.50%. However, this calculation will not include any mortgage loan that was the subject of a voluntary prepayment in full received by GECMSI, or, in the case of the mortgage loan master-serviced by GECMSI, of which

GECMSI receives notice, on or after the first day but on or before the fifteenth day of such Interest Accrual Period. The per annum interest rate on the Class S Certificates for the first Interest Accrual Period is expected to be approximately 0.4819%.

     The Class PO, Class A17, Class A24 and Class A25 Certificates are principal-only certificates and will not accrue interest.

     The "Accrued Certificate Interest" for any certificate entitled to distributions of interest for any Distribution Date will equal the interest accrued during the related Interest Accrual Period at the applicable Certificate Interest Rate on the Certificate Principal Balance (or, in the case of a Class S Certificate, the Notional Principal Balance) of such certificate immediately prior to such Distribution Date, less such certificate's share of any Net Interest Shortfall (as defined below), the interest portion of any Excess Losses (as defined herein) through the Cross-Over Date and, after the Cross-Over Date, the interest portion of Realized Losses, including Excess Losses.

     The "Certificate Principal Balance" of any certificate as of any Distribution Date will equal such certificate's Certificate Principal Balance on the Closing Date as reduced by:

          - all amounts distributed on previous Distribution Dates on such certificate on account of principal;

          - the principal portion of all Realized Losses previously allocated to such certificate; and

          - in the case of a junior certificate, such certificate's pro rata share, if any, of the Junior Certificate Writedown Amount (as defined below) and the Class PO Deferred Payment Writedown Amount (as defined below) for previous Distribution Dates.

     As of any Distribution Date, the "Junior Certificate Writedown Amount" will equal the amount by which (a) the sum of the Class Certificate Principal Balances of all of the certificates, after giving effect to the distribution of principal and the application of Realized Losses in reduction of the Certificate Principal Balances of the certificates on such Distribution Date, exceeds (b) the Pool Scheduled Principal Balance on the first day of the month of such Distribution Date less any Deficient Valuations occurring on or prior to the Bankruptcy Coverage Termination Date.

     For any Distribution Date, the "Class PO Deferred Payment Writedown Amount" will equal the amount, if any, distributed on such date in respect of the Class PO Deferred Amount pursuant to priority fourth under "-- Allocation of Available Funds" above. The Junior Certificate Writedown Amount and the Class PO Deferred Payment Writedown Amount will be allocated to the classes of junior certificates in inverse order of priority, until the Class Certificate Principal Balance of each such class has been reduced to zero.

     The aggregate "Notional Principal Balance" of the Class S Certificates as of any Distribution Date will equal the aggregate Scheduled Principal Balance of the Outstanding Mortgage Loans which are Non-discount Mortgage Loans as of the first day of the calendar month preceding such Distribution Date. The initial aggregate Notional Principal Balance of the Class S Certificates is expected to be approximately $755,909,550.

     With respect to any Distribution Date, the "Net Interest Shortfall" will equal the excess of the aggregate Interest Shortfalls with respect to such Distribution Date over the Compensating Interest Payment, if any, for such Distribution Date. See "The Pooling and Servicing Agreement -- Servicing Compensation, Compensating Interest and Payment of Expenses" herein for a definition of "Compensating Interest Payment."

     With respect to any Distribution Date, an "Interest Shortfall" in respect of a mortgage loan will result from:

          (1) any voluntary prepayment of principal in full on such mortgage loan received from the sixteenth day (or, in the case of the first Distribution Date, from the Cut-off Date) through the last day of the month preceding such Distribution Date;

          (2) any partial prepayment of principal on such mortgage loan by the mortgagor during the month preceding such Distribution Date; or

          (3) a reduction in the interest rate on such mortgage loan due to the application of the Soldiers' and Sailors' Civil Relief Act of 1940 whereby, in general, members of the Armed Forces who entered into mortgages prior to the commencement of military service may have the interest rates on those mortgage loans reduced for the duration of their active military service.

     See "Certain Legal Aspects of the Mortgage Loans -- The Mortgage Loans -- Soldiers' and Sailors' Civil Relief Act" in the prospectus. As to any Distribution Date and any mortgage loan with respect to which a prepayment in full has occurred as described above, the resulting "Interest Shortfall" generally will equal the difference between (a) one month's interest at the mortgage interest rate net of the applicable servicing fee (the "Net Mortgage Rate") on the Scheduled Principal Balance of such mortgage loan, and (b) the amount of interest at the Net Mortgage Rate actually received with respect to such mortgage loan. In the case of a partial prepayment, the resulting "Interest Shortfall" will equal one month's interest at the applicable Net Mortgage Rate on the amount of such prepayment.

     Any Net Interest Shortfall, the interest portion of any Excess Losses through the Cross-Over Date and, after the Cross-Over Date, the interest portion of any Realized Losses (see "-- Allocation of Realized Losses on the Certificates") will, on each Distribution Date, be allocated among all the outstanding certificates entitled to distributions of interest in proportion to the amount of Accrued Certificate Interest that would have been allocated thereto in the absence of such shortfall and losses, without giving effect, in the case of the Class A19 and Class A20 Certificates, to amounts distributable from the Class A19 Interest Account or the Class A20 Interest Account. See "The Pooling and Servicing Agreement -- Servicing Compensation, Compensating Interest and Payment of Expenses" herein.

     The interest portion of any Realized Losses (other than Excess Losses) occurring prior to the Cross-Over Date will not be allocated among any certificates, but will reduce the amount of Available Funds on the related Distribution Date. As a result of the subordination of the junior certificates in right of distribution, such losses will be borne first by the outstanding junior certificates in inverse order of priority.

     If Available Funds are insufficient on any Distribution Date to distribute the aggregate Accrued Certificate Interest on the senior certificates entitled to distributions of interest to their certificateholders (assuming for this purpose that interest on the Class A19 and Class A20 Certificates accrues at an annual rate of 6.50%), any shortfall in available amounts will be allocated among such classes of senior certificates in proportion to the amounts of Accrued Certificate Interest otherwise distributable thereon. The amount of any such undistributed Accrued Certificate Interest will be added to the amount of interest to be distributed on the senior certificates entitled to distributions of interest on subsequent Distribution Dates in accordance with priority second under "-- Allocation of Available

Funds" above. No interest will accrue on any Accrued Certificate Interest remaining undistributed from previous Distribution Dates.

     A custodial account (the "Class A19 Interest Account") will be established at the time of issuance of the certificates for the exclusive benefit of the holders of the Class A19 Certificates. At such time, PaineWebber Incorporated will deposit an amount not less than $20,000 into a separate account maintained under the Agreement by State Street Bank and Trust Company, in its capacity as custodian for the Class A19 certificateholders and not as Trustee. The Class A19 Interest Account will not be part of the trust. On each Distribution Date through the Distribution Date in March 2001, amounts on deposit in the Class A19 Interest Account will be withdrawn, to the extent necessary, to make interest distributions on the Class A19 Certificates in an amount equal to the excess of
(1) the amount of interest accrued on such certificates during the related Interest Accrual Period at the then applicable certificate interest rate over
(2) the amount that would have accrued on such certificates during such period at a rate equal to 6.50% per annum.

     Another custodial account (the "Class A20 Interest Account") will be established at the time of issuance of the certificates for the exclusive benefit of the holders of the Class A20 Certificates. At such time, PaineWebber Incorporated will deposit an amount not less than $73,701 into a separate account maintained pursuant to the Agreement by State Street Bank and Trust Company, in its capacity as custodian for the Class A20 certificateholders and not as Trustee. The Class A20 Interest Account will not be part of the trust. On each Distribution Date through the Distribution Date in March 2000, amounts on deposit in the Class A20 Interest Account will be withdrawn, to the extent necessary, to make interest distributions on the Class A20 Certificates in an amount equal to the excess of (1) the amount of interest accrued on such certificates during the related Interest Accrual Period at the then applicable certificate interest rate over (2) the amount that would have accrued on such certificates during such period at a rate equal to 6.50% per annum.

     Amounts on deposit in the Class A19 Interest Account and the Class A20 Interest Account will not be available to cover reductions in the amount of interest distributable to holders of the Class A19 Certificates or Class A20 Certificates, as the case may be, due to Net Interest Shortfalls, the interest portion of any Excess Losses or the interest portion of any Realized Losses allocable to the Class A19 Certificates or the Class A20 Certificates, as the case may be, or to make any other distributions on these classes. Amounts on deposit in the Class A19 Interest Account and the Class A20 Interest Account will not be invested. Any amount remaining in the Class A19 Interest Account after the Distribution Date in March 2001, or on any earlier Distribution Date on which the Class Certificate Principal Balance of the Class A19 Certificates has been reduced to zero, and any amount remaining in the Class A20 Interest Account after the Distribution Date in March 2000, or on any earlier Distribution Date on which the Class Certificate Principal Balance of the Class A20 Certificates has been reduced to zero, will be distributed to the holder of the Class R Certificate. GECMSI will have no obligation or liability to any certificateholder or State Street Bank and Trust Company in respect of the Class A19 Interest Account or the Class A20 Interest Account following the initial deposit therein.

Principal

     Distributions in reduction of the principal balance of each certificate (other than the Class S Certificates) will be made on each Distribution Date.

     All payments and other amounts received in respect of principal of the mortgage loans will be allocated between (1) the senior certificates (other than the Class PO and Class S Certificates) and the junior certificates, on the one hand, and (2) the Class PO Certificates, on the other, in each case based on the applicable Non-PO Percentage and the applicable PO Percentage, respectively, of such amounts.

     The "Non-PO Percentage" with respect to any mortgage loan with a Net Mortgage Rate ("NMR") less than 6.50% per annum (each such mortgage loan, a "Discount Mortgage Loan") will be the fraction, expressed as a percentage, equal to NMR / 6.50%. The "Non-PO Percentage" with respect to any mortgage loan with a Net Mortgage Rate equal to or greater than 6.50% (each such mortgage loan, a "Non-discount Mortgage Loan") will be 100%. The "PO Percentage" with respect to any Discount Mortgage Loan will be the fraction, expressed as a percentage, equal to (6.50% -- NMR) / 6.50%. The "PO Percentage" with respect to any Non-discount Mortgage Loan will be 0%.

     The initial Class Certificate Principal Balance of the Class PO Certificates, which are not offered hereby, will be approximately $739,304, subject to the variance described herein.

     Distributions in reduction of the Class Certificate Principal Balance of each class of senior certificates entitled to principal distributions will be made on each Distribution Date under priority third under "-- Allocation of Available Funds" above. In accordance with priority third, the Available Funds remaining after the distribution of interest will be allocated to such senior certificates in an aggregate amount not to exceed the sum of the Senior Optimal Principal Amount and the Class PO Principal Distribution Amount for such Distribution Date. Distributions in reduction of the Class Certificate Principal Balances of the Class M, Class B1 and Class B2 Certificates will be made pursuant to priorities fifth, sixth and seventh, respectively, under "-- Allocation of Available Funds" above. In accordance with each such priority, the Available Funds, if any, remaining after distributions of principal and interest on the senior certificates and payments in respect of the Class PO Deferred Amount on such Distribution Date will be allocated to the Class M, Class B1 and Class B2 Certificates in an amount equal to each such class's Allocable Share for such Distribution Date, provided that no distribution of principal will be made on any such class until any class ranking prior thereto has received distributions of interest and principal, and such class has received distributions of interest, on such Distribution Date. The Class A29 Senior Certificates will not receive any distributions in respect of scheduled payments of principal, prepayments or certain other unscheduled recoveries of principal on the mortgage loans during the first five years after the date of initial issuance of the certificates, except as otherwise described herein on or following the earlier of the Group I Final Distribution Date and the Cross-Over Date.

     The "Senior Optimal Principal Amount" with respect to each Distribution Date will be an amount equal to the sum of:

          (1) the Senior Percentage (as defined herein) of the applicable Non-PO Percentage of all scheduled payments of principal due on each mortgage loan on the first day of the month in which the Distribution Date occurs, as specified in the amortization schedule at the time applicable thereto after adjustment for previous principal prepayments and the principal portion of Debt Service Reductions after the Bankruptcy Coverage Termination Date, but before any adjustment to such amortization schedule by reason of any other bankruptcy or similar proceeding or any moratorium or similar waiver or grace period;

          (2) the Senior Prepayment Percentage (as defined herein) of the applicable Non-PO Percentage of the Scheduled Principal Balance of each mortgage loan which was the subject of a prepayment in full received by GECMSI (or, in the case of a mortgage loan master-serviced by GECMSI, of which GECMSI receives notice) during the applicable Prepayment Period (as defined below);

          (3) the Senior Prepayment Percentage of the applicable Non-PO Percentage of all partial prepayments of principal received during the applicable Prepayment Period;

          (4) the lesser of:

             (a) the Senior Prepayment Percentage of the applicable Non-PO Percentage of the sum of (w) the net liquidation proceeds allocable to principal on each mortgage loan which became a Liquidated Mortgage Loan during the related Prepayment Period, other than mortgage loans described in clause (4)(a)(x), and (x) the principal balance of each mortgage loan that was purchased by a private mortgage insurer during the related Prepayment Period as an alternative to paying a claim under the related insurance policy; and

             (b) the Senior Percentage of the applicable Non-PO Percentage of the sum of (w) the Scheduled Principal Balance of each mortgage loan which became a Liquidated Mortgage Loan during the related Prepayment Period, other than mortgage loans described in clause (4)(b)(x), and (x) the Scheduled Principal Balance of each mortgage loan that was purchased by a private mortgage insurer during the related Prepayment Period as an alternative to paying a claim under the related insurance policy minus
        (y) the Senior Percentage of the applicable Non-PO Percentage of the principal portion of Excess Losses (other than Debt Service Reductions) during the related Prepayment Period; and

          (5) the Senior Prepayment Percentage of the applicable Non-PO Percentage of the sum of (a) the Scheduled Principal Balance of each mortgage loan which was repurchased by GECMSI in connection with such Distribution Date and (b) the difference, if any, between the Scheduled Principal Balance of a mortgage loan that has been replaced by GECMSI with a substitute mortgage loan pursuant to the Agreement in connection with such Distribution Date and the Scheduled Principal Balance of such substitute mortgage loan.

     With respect to any mortgage loan that was the subject of a voluntary prepayment in full and any Distribution Date, the "Prepayment Period" is the period from the sixteenth day of the month preceding the month of such Distribution Date (or, in the case of the first Distribution Date, from the Cut-off Date) through the fifteenth day of the month of such Distribution Date. With respect to any other unscheduled prepayment of principal of any mortgage loan and any Distribution Date, the "Prepayment Period" is the month preceding the month of such Distribution Date.

     The "Class A29 Principal Distribution Amount" for any Distribution Date will equal the sum of:

          (a) the total of the amounts described in clauses (1) and (4) of the definition of Senior Optimal Principal Amount (without application of the Senior Percentage or Senior Prepayment Percentage) for such date multiplied by the Class A29 Scheduled Distribution Percentage for such date; and

          (b) the total of the amounts described in clauses (2), (3) and (5) of the definition of Senior Optimal Principal Amount (without application of the Senior

     Prepayment Percentage) for such date multiplied by the product of (x) the Class A29 Percentage for such date and (y) the Class A29 Prepayment Distribution Percentage for such date.

     Notwithstanding the foregoing, (1) on the Group I Final Distribution Date, the Class A29 Principal Distribution Amount will be increased by any Senior Optimal Principal Amount remaining after distributions of principal have been made on the Group I Senior Certificates, and (2) following the Group I Final Distribution Date, the Class A29 Principal Distribution Amount will equal the Senior Optimal Principal Amount.

     The "Class A29 Percentage" for any Distribution Date will equal the percentage (carried to six places and rounded up) obtained by dividing (1) the aggregate Certificate Principal Balance of the Class A29 Certificates immediately preceding such Distribution Date by (2) the aggregate Certificate Principal Balance of all the certificates other than the Class PO Certificates immediately preceding such Distribution Date. The initial Class A29 Percentage is expected to be approximately 10.01%.

     The "Class A29 Scheduled Distribution Percentage" for any Distribution Date through the Distribution Date in March 2004 will equal 0%. The Class A29 Scheduled Distribution Percentage on any Distribution Date after the Distribution Date in March 2004 will equal the Class A29 Percentage for such Distribution Date. Notwithstanding the foregoing, on any Distribution Date after the Group I Final Distribution Date, the Class A29 Scheduled Distribution Percentage will equal the Senior Percentage for such Distribution Date.

     The "Class A29 Prepayment Distribution Percentage" for any Distribution Date will equal 0% through the Distribution Date in March 2004; 30% thereafter through the Distribution Date in March 2005; 40% thereafter through the Distribution Date in March 2006; 60% thereafter through the Distribution Date in March 2007; 80% thereafter through the Distribution Date in March 2008; and 100% thereafter.

     The "Group I Final Distribution Date" is the Distribution Date on which the Class Certificate Principal Balance of each of the Group I Senior Certificates has been reduced to zero.

     The "Senior Percentage" on any Distribution Date will equal the lesser of 100% and the percentage (carried to six places rounded up) obtained by dividing the aggregate Certificate Principal Balances of all the senior certificates (other than the Class PO Certificates) immediately preceding such Distribution Date by the aggregate Certificate Principal Balances of all the certificates (other than the Class PO Certificates) immediately preceding such Distribution Date. The initial Senior Percentage is expected to be approximately 95.75%.

     The "Senior Prepayment Percentage" on any Distribution Date occurring during the periods set forth below will be as follows:

PERIOD (DATES INCLUSIVE)                  SENIOR PREPAYMENT PERCENTAGE
------------------------                 -------------------------------
April 1999 - March 2004..............    100%
April 2004 - March 2005..............    Senior Percentage plus 70% of
                                         the Junior Percentage
April 2005 - March 2006..............    Senior Percentage plus 60% of
                                         the Junior Percentage
April 2006 - March 2007..............    Senior Percentage plus 40% of
                                         the Junior Percentage
April 2007 - March 2008..............    Senior Percentage plus 20% of
                                         the Junior Percentage
April 2008 and thereafter............    Senior Percentage

     Notwithstanding the foregoing, if the Senior Percentage on any Distribution Date exceeds the initial Senior Percentage, the Senior Prepayment Percentage for such Distribution Date will equal 100%.

     In addition, no reduction of the Senior Prepayment Percentage below the level in effect for the most recent prior period specified in the table above shall be effective on any Distribution Date (such limitation being the "Senior Prepayment Percentage Stepdown Limitation") unless, as of the last day of the month preceding such Distribution Date, either:

     (A)(1) the aggregate Scheduled Principal Balance of mortgage loans delinquent 60 days or more (including for this purpose any mortgage loans in foreclosure and mortgage loans with respect to which the related mortgaged property has been acquired by the trust) does not exceed 50% of the aggregate Class Certificate Principal Balance of the junior certificates as of such date; and

         (2) cumulative Realized Losses do not exceed:

            (a)  30% of the aggregate Class Certificate Principal Balance of the junior certificates as of the date of issuance of the certificates (the "Original Junior Principal Balance") if such Distribution Date occurs between and including April 2004 and March 2005;

            (b)  35% of the Original Junior Principal Balance if such
                  Distribution Date occurs between and including April 2005 and March 2006;

            (c)  40% of the Original Junior Principal Balance if such
                  Distribution Date occurs between and including April 2006 and March 2007;

            (d)  45% of the Original Junior Principal Balance if such
                  Distribution Date occurs between and including April 2007 and March 2008; and

            (e)  50% of the Original Junior Principal Balance if such
                  Distribution Date occurs during or after April 2008; or

     (B)(1) the aggregate Scheduled Principal Balance of mortgage loans delinquent 60 days or more (including for this purpose any mortgage loans in foreclosure and mortgage loans with respect to which the related mortgaged property has been acquired by the trust), averaged over the last three months, as a percentage of the aggregate Scheduled Principal Balance of all mortgage loans averaged over the last three months, does not exceed 4%; and

         (2) cumulative Realized Losses do not exceed:

            (a)  10% of the Original Junior Principal Balance if such
                  Distribution Date occurs between and including April 2004 and March 2005;

            (b)  15% of the Original Junior Principal Balance if such
                  Distribution Date occurs between and including April 2005 and March 2006;

            (c)  20% of the Original Junior Principal Balance if such
                  Distribution Date occurs between and including April 2006 and March 2007;

            (d)  25% of the Original Junior Principal Balance if such
                  Distribution Date occurs between and including April 2007 and March 2008; and

            (e)  30% of the Original Junior Principal Balance if such
                  Distribution Date occurs during or after April 2008.

     The "Class PO Principal Distribution Amount" with respect to each Distribution Date will be an amount equal to the sum of:

          (1) the applicable PO Percentage of all scheduled payments of principal due on each mortgage loan on the first day of the month in which the Distribution Date occurs, as specified in the amortization schedule at the time applicable thereto, after adjustment for previous principal prepayments and the principal portion of Debt Service Reductions after the Bankruptcy Coverage Termination Date, but before any adjustment to such amortization schedule by reason of any other bankruptcy or similar proceeding or any moratorium or similar waiver or grace period;

          (2) the applicable PO Percentage of the Scheduled Principal Balance of each mortgage loan which was the subject of a prepayment in full received by GECMSI, or, in the case of a mortgage loan master-serviced by GECMSI, of which GECMSI receives notice, during the related Prepayment Period;

          (3) the applicable PO Percentage of all partial prepayments of principal received during the related Prepayment Period;

          (4) the applicable PO Percentage of the sum of (a) the net liquidation proceeds allocable to principal on each mortgage loan which became a Liquidated Mortgage Loan during the related Prepayment Period, other than mortgage loans described in clause (b), and (b) the principal balance of each mortgage loan that was purchased by a private mortgage insurer during the related Prepayment Period as an alternative to paying a claim under the related insurance policy; and

          (5) the applicable PO Percentage of the sum of (a) the Scheduled Principal Balance of each mortgage loan which was repurchased by GECMSI in connection with such Distribution Date and (b) the difference, if any, between the Scheduled Principal Balance of a mortgage loan that has been replaced by GECMSI with a substitute mortgage loan pursuant to the Agreement in connection with such Distribution Date and the Scheduled Principal Balance of such substitute mortgage loan.

     For purposes of clauses (2) and (5) above, the Scheduled Principal Balance of a mortgage loan will be reduced by the amount of any Deficient Valuation that occurred on or before the Bankruptcy Coverage Termination Date.

     The "Junior Percentage" on any Distribution Date will equal 100% minus the Senior Percentage. The "Junior Prepayment Percentage" will equal 100% minus the Senior Prepayment Percentage, except that on any Distribution Date after the respective Class Certificate Principal Balances of the senior certificates (other than the Class PO Certificates) have each been reduced to zero (the "Senior Final Distribution Date"), the Junior Prepayment Percentage will equal 100%. The initial Junior Percentage is expected to be approximately 4.25%.

     The "Junior Optimal Principal Amount" with respect to each Distribution Date will be an amount equal to the sum of the following (but in no event greater than the aggregate Class Certificate Principal Balances of the junior certificates immediately prior to such Distribution Date):

          (1) the Junior Percentage of the applicable Non-PO Percentage of all scheduled payments of principal due on each outstanding mortgage loan on the first day of the month in which the Distribution Date occurs, as specified in the amortization schedule at the time applicable thereto, after adjustment for previous principal prepayments and the principal portion of Debt Service Reductions after the Bankruptcy Coverage Termination Date, but before any adjustment to such amortization schedule by reason of any other bankruptcy or similar proceeding or any moratorium or similar waiver or grace period;

          (2) the Junior Prepayment Percentage of the applicable Non-PO Percentage of the Scheduled Principal Balance of each mortgage loan which was the subject of a prepayment in full received by GECMSI, or, in the case of a mortgage loan master-serviced by GECMSI, of which GECMSI receives notice, during the related Prepayment Period;

          (3) the Junior Prepayment Percentage of the applicable Non-PO Percentage of all partial prepayments of principal received during the related Prepayment Period, plus, on the Senior Final Distribution Date, 100% of any Senior Optimal Principal Amount remaining undistributed on such date;

          (4) the amount, if any, by which the sum of (a) the applicable Non-PO Percentage of the net liquidation proceeds allocable to principal received during the related Prepayment Period in respect of each Liquidated Mortgage Loan, other than mortgage loans described in clause (b) and (b) the applicable Non-PO Percentage of the principal balance of each mortgage loan that was purchased by a private mortgage insurer during the related Prepayment Period as an alternative to paying a claim under the related insurance policy exceeds (c) the sum of the amounts distributable to the senior certificateholders (other than the holders of the Class PO Certificates) under clause (4) of the definition of Senior Optimal Principal Amount on such Distribution Date; and

          (5) the Junior Prepayment Percentage of the applicable Non-PO Percentage of the sum of (a) the Scheduled Principal Balance of each mortgage loan which was repurchased by GECMSI in connection with such Distribution Date and (b) the difference, if any, between the Scheduled Principal Balance of a mortgage loan that has been replaced by GECMSI with a substitute mortgage loan pursuant to the Agreement in connection with such Distribution Date and the Scheduled Principal Balance of such substitute mortgage loan.

     The "Allocable Share" with respect to any class of junior certificates on any Distribution Date will generally equal such class's pro rata share (based on the Class

Certificate Principal Balance of each class entitled thereto) of each of the components of the Junior Optimal Principal Amount described above; provided, that, except as described in the second succeeding sentence, no Class B1, Class B2, Class B3, Class B4 or Class B5 Certificate (together, the "Class B Certificates") shall be entitled on any Distribution Date to receive distributions pursuant to clauses (2), (3) and (5) of the definition of Junior Optimal Principal Amount unless the Class Prepayment Distribution Trigger for the related class is satisfied for such Distribution Date.

     The "Class Prepayment Distribution Trigger" for a class of Class B Certificates for any Distribution Date is satisfied if the fraction (expressed as a percentage), the numerator of which is the aggregate Class Certificate Principal Balance of such class and each class subordinate thereto, if any, and the denominator of which is the Pool Scheduled Principal Balance with respect to such Distribution Date, equals or exceeds such percentage calculated as of the date of issuance of the certificates. If, on any Distribution Date, the Class Certificate Principal Balance of the Class M Certificates or of any class of Class B Certificates for which the related Class Prepayment Distribution Trigger was satisfied on such Distribution Date is reduced to zero, any amounts distributable to such class under clauses (2), (3) and (5) of the definition of Junior Optimal Principal Amount, to the extent of such class's remaining Allocable Share, shall be distributed to the remaining classes of junior certificates in reduction of their respective Class Certificate Principal Balances in order of priority. If the Class Prepayment Distribution Trigger is not satisfied for any class of Class B Certificates on any Distribution Date, this may have the effect of accelerating the amortization of more senior ranking classes of junior certificates because the amount otherwise distributable to such class under clauses (2), (3) and (5) of the definition of Junior Optimal Principal Amount will be distributable among the outstanding Class M Certificates and each class of the Class B Certificates as to which the related Class Prepayment Distribution Trigger has been satisfied on a pro rata basis subject to the priority of payments described herein. On any Distribution Date, any reduction in funds available for distribution to the classes of junior certificates resulting from a distribution of the Class PO Deferred Amount to the Class PO Certificates will be allocated to the classes of junior certificates, in reduction of the Allocable Shares thereof, in inverse order of priority.

Example of Distributions

     For an example of hypothetical distributions on the certificates for a particular Distribution Date, see "Description of the Certificates -- Example of Distributions" in the accompanying prospectus.

PRINCIPAL DISTRIBUTIONS ON THE DESIGNATED RETAIL CERTIFICATES

General

     Arrangements have been made to distribute principal on the Class A12, Class A13, Class A18, Class A21, Class A22 and Class A23 Certificates (the "Designated Retail Certificates") in $1,000 increments. These arrangements are intended to accommodate retail investors who may not wish to receive their principal distributions in amounts smaller than $1,000 and to give a limited payment priority to investors who request early payment. As a result, only some certificates of any of these classes will receive distributions of principal on any given date on which principal would otherwise be distributed on all certificates of such class.

     Principal payments on each class of Designated Retail Certificates will be made as follows:

     - The amount of principal, if any, distributable on each Distribution Date on each class as a whole will be determined as described under "Distributions on the Certificates -- Allocation of Available Funds" above.

     - The distribution of principal on each class will be rounded upward to an integral multiple of $1,000 by withdrawing funds from the related Rounding Account (as defined below), if necessary.

     - The Trustee will remit distributions of principal to DTC in integral multiples of $1,000. DTC will then remit such distributions to its participants on behalf of the beneficial owners of each class. The participants and the relevant Financial Intermediaries in turn will be responsible for remitting principal payments to their customers as described above.

     - Holders of each class of these certificates who have properly made a Principal Distribution Request, as described below, will be paid before other holders of such class, to the extent of available principal for each class of certificates.

     - Principal Distribution Requests submitted on behalf of Deceased Holders (as defined below) will be entitled to a first priority, and requests from beneficial owners other than Deceased Holders ("Living Holders") will be entitled to a second priority.

     - If more principal is available for distribution on any class of these certificates on a Distribution Date than the amount covered by valid Principal Distribution Requests, beneficial owners of such class of certificates will receive distributions of principal on such Distribution Date in integral multiples of $1,000 pursuant to DTC's random lot procedures, to the extent of such excess.

Notwithstanding the foregoing, on and after the Cross-Over Date, distributions on the Designated Retail Certificates will be made pro rata among all holders of the certificates of such classes and will not be made in integral multiples of $1,000, by requested distributions or by random lot.

     There can be no assurance that each participant receiving distributions of principal made by random lot, or in accordance with Principal Distribution Requests, and that each Financial Intermediary in the chain to beneficial owners, will remit distributions to their customers by random lot or in accordance with Principal Distribution Requests. Investors should ask their brokers or other intermediaries what allocation procedures they use. Neither GECMSI nor the Trustee will be responsible for the manner in which DTC, any participant or any Financial Intermediary allots distributions on these certificates.

     The Agreement will provide that, in the event definitive physical certificates are issued in respect of a class of certificates receiving principal payments by random lot, the Trustee will determine which physical certificates of such class will receive principal distributions on such class on the applicable Distribution Date using procedures comparable to those described herein.

     Due to the procedures for distributions described herein, there can be no assurance that any particular beneficial owner of a Designated Retail Certificate will receive a principal distribution on any Distribution Date. The timing and amount of distributions in reduction of the Class Certificate Principal Balance of any of these certificates is highly uncertain, and such distributions may be made earlier or later than the date, or in amounts different from that, desired by a beneficial owner of such certificate. Accordingly, the allocation of principal distributions in respect of such certificates may result in actual yields to investors and weighted average lives that vary significantly from those anticipated, and such yields and weighted average lives will vary among the holders of each such class of certificates. See the risk factor on page S-10.

Rounding of Distributions of Principal

     For purposes of distributions of principal on each class of Designated Retail Certificates, a rounding account (each, a "Rounding Account") will be established on behalf of each such class on March 25, 1999 by the deposit of $999.99 in a segregated, non-interest bearing account maintained by the Trustee pursuant to the Agreement. Prior to the Cross-Over Date, whenever distributions of principal are to be made on a class of Designated Retail Certificates, the amount allocable to each such class will be rounded upward to an integral multiple of $1,000, if necessary.

     On the first Distribution Date when distributions of principal will be made on a class of Designated Retail Certificates, the Trustee will withdraw from the related Rounding Account any funds needed to round the amount allocable to such class upward to the next integral multiple of $1,000 and will distribute the rounded amount on such class. On the next Distribution Date when distributions of principal will be made on such class of certificates, the Trustee will first apply the amount allocable to such class in respect of principal to repay any amount withdrawn from the related Rounding Account on the previous Distribution Date; then it will round the remainder of such allocable amount upward to the next integral multiple of $1,000 by making another withdrawal from the related Rounding Account and will distribute this amount on such class. This process will continue on subsequent Distribution Dates prior to the Cross-Over Date until the Class Certificate Principal Balance of such class of certificates has been reduced to zero.

     Upon the earlier of the Cross-Over Date and the next Distribution Date after the Class Certificate Principal Balance of a class of Designated Retail Certificates is reduced to zero, the balance in the related Rounding Account will be restored to $999.99 from Available Funds otherwise available for distribution to other classes of certificates and will be distributed to the holder of the Class R Certificate, and the related Rounding Account will be terminated.

     As a result of the operation of the related Rounding Account, the aggregate distributions made in reduction of the Class Certificate Principal Balance of a class of Designated Retail Certificates on each Distribution Date may be slightly more or less than would be the case in the absence of such rounding procedures, but such difference in respect of such class of certificates will be no more than $999.99 on such Distribution Date. Under no circumstances will the sum of all distributions made in reduction of the Class Certificate Principal Balance of a class of Designated Retail Certificates through any Distribution Date be less than the sum that would have resulted in the absence of such rounding procedures.

Principal Distribution Requests and Withdrawals

     Each beneficial owner of a Designated Retail Certificate may request that a distribution of principal on such certificate be made on a Distribution Date, in any integral multiple of $1,000, by delivering a written request (each, a "Principal Distribution Request") to the DTC participant or Financial Intermediary that maintains such beneficial owner's account. The participant should in turn make the request to DTC (or, in the case of a Financial Intermediary, such firm must notify the related participant of such request, which participant should make the request to DTC) on a form required by DTC and provided to the participant.

     In the case of a request on behalf of a Deceased Holder, a certified copy of the death certificate and any additional appropriate evidence of death and any tax waivers must be forwarded to the Trustee under separate cover. Furthermore, such requests of Deceased Holders that are incomplete may not be honored by the Trustee and, if not honored, will lose their priority and must be re-requested. Upon receipt of such Principal Distribution Request, DTC will date and time-stamp such request. Such requests will be honored on any Distribution Date only to the extent that they are received by DTC on or before the Record Date for such Distribution Date. DTC may establish such procedures as it deems fair and equitable to establish the order of receipt of requests for such distributions received by it on the same day. Such requests shall be made available to the Trustee through the facilities of DTC, Principal Distribution Requests delivered to DTC after the Record Date for a particular Distribution Date and requests received in a timely manner but not accepted with respect to a particular Distribution Date will be treated as Principal Distribution Requests for the next succeeding Distribution Date and each succeeding Distribution Date thereafter until each request is accepted or is withdrawn as described below.

     In the case of Principal Distribution Requests on behalf of Living Holders, DTC will establish a new order of priority for each Distribution Date. This order will apply both to previously unsatisfied Principal Distribution Requests and to newly submitted requests. A Principal Distribution Request submitted on behalf of a Living Holder who later dies will become entitled to the priority of a newly submitted request on behalf of a Deceased Holder. Such priority will be effective for each subsequent Distribution Date if DTC has received a certified copy of the death certificate for such Deceased Holder and any additional appropriate evidence of death and any requested tax waivers by the last business day of the preceding calendar month. Each Principal Distribution Request submitted by a beneficial owner of a Designated Retail Certificate will be held by DTC until such request has been accepted or has been withdrawn in writing as described below.

     On any Distribution Date on which principal distributions are made on a class of Designated Retail Certificates, priority of distributions of principal in respect of such class of certificates will be given to holders of such class of certificates on whose behalf Principal Distribution Requests have been duly received and not withdrawn. DTC will honor Principal Distribution Requests in the following order of priority:

          first, DTC will honor Principal Distribution Requests submitted on behalf of Deceased Holders in the order of their receipt by DTC, until such requests have been honored in an amount up to $100,000 for each requesting Deceased Holder; and

          second, DTC will honor Principal Distribution Requests submitted on behalf of Living Holders in the order of priority established by DTC, until such requests have been honored in an amount of up to $10,000 for each requesting Living Holder.

     Thereafter, DTC will honor Principal Distribution Requests submitted on behalf of each Deceased Holder as provided in priority first up to a second $100,000 and Principal Distribution Requests submitted on behalf of each Living Holder as provided in priority second up to a second $10,000. This sequence of priorities will be repeated until all Principal Distribution Requests have been honored to the extent of amounts available for distribution in reduction of the Class Certificate Principal Balance of such class of the Designated Retail Certificates.

     If the amount available for distribution in reduction of the Class Certificate Principal Balance of any class of Designated Retail Certificates on a given Distribution Date is insufficient to honor all Principal Distribution Request for such class, such requests will be honored on succeeding Distribution Dates as principal becomes available for distribution on such class of certificates, without the need for the holders to resubmit their Principal Distribution Requests.

     On any Distribution Date on which principal distributions are to be made on the Designated Retail Certificates, the Trustee will advise DTC as to which Principal Distribution Requests should be honored, and in what amounts.

     Any beneficial owner of a Designated Retail Certificates with respect to which a Principal Distribution Request has been made may withdraw such request by so notifying in writing the participant or Financial Intermediary that maintains such beneficial owner's account (each such withdrawal, a "Withdrawal"). The participant should forward the Withdrawal to DTC on a form required by DTC. In the event that such account is maintained by a Financial Intermediary, such Financial Intermediary should notify the related participant, which in turn should forward the Withdrawal of such request on such form to DTC. If such Withdrawal has not been received by DTC on or before the Record Date for the applicable Distribution Date, the previously made Principal Distribution Request will be irrevocable with respect to such Distribution Date.

     Neither GECMSI nor the Trustee will be liable for any delay or failure by any DTC participant or any Financial Intermediary in the delivery of Principal Distribution Requests or Withdrawals to DTC.

     If the amount available for distribution in reduction of the Class Certificate Principal Balance of a class of Designated Retail Certificates on any Distribution Date exceeds the amount needed to honor all Principal Distribution Requests with respect to such class on such date, additional principal distributions, in integral multiples equal to $1,000, will be made to the holders of such class in accordance with DTC's established random lot procedures, without regard to whether or not such certificateholders have submitted Principal Distribution Requests.

Definition of "Deceased Holder"

     A "Deceased Holder" is a beneficial owner of a Designated Retail Certificate who was living at the time such interest was acquired and whose executor or other authorized representative causes to be furnished to the Trustee a certified copy of the death certificate for such Deceased Holder and any additional evidence of death satisfactory to the Trustee and any tax waivers requested by the Trustee.

     Designated Retail Certificates beneficially owned by tenants by the entirety, joint tenants or tenants in common will be considered to be beneficially owned by a single owner. The death of a tenant by the entirety, joint tenant or tenant in common will be deemed to be the death of the beneficial owner, and the Designated Retail Certificates so beneficially owned will be eligible for priority with respect to distributions of principal, subject to the limitations described herein.

     Designated Retail Certificates beneficially owned by a trust will be considered to be beneficially owned by each beneficiary of the trust to the extent of such beneficiary's beneficial interest therein, but in no event will a trust's beneficiaries collectively be deemed to be beneficial owners of a number of individual Designated Retail Certificates greater than the number of individual Designated Retail Certificates of which such trust is the owner. The death of the beneficiary of a trust will be deemed to be the death of a beneficial owner of the Designated Retail Certificates beneficially owned by the trust to the extent of such beneficiary's beneficial interest in such trust. The death of an individual who was a tenant by the entirety, joint tenant or tenant in common in a tenancy that is the beneficiary of a trust will be deemed to be the death of the beneficiary of the trust.

     The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial ownership interest in a Designated Retail Certificate will be deemed to be the death of the beneficial owner of the Designated Retail Certificate regardless of the registration of the ownership, if such beneficial ownership interest can be established to the satisfaction of the Trustee.

     Expenses incurred by the Trustee in an effort to determine the beneficial ownership interest, including, without limitation, attorney's fees, shall be paid by the beneficial owner. Such beneficial interest will be deemed to exist in typical cases of street name or nominee ownership, ownership by a trustee, ownership under the Uniform Gift to Minors Act and community property or other joint ownership arrangements between a husband and wife. Beneficial interest shall include the power to sell, transfer, or otherwise dispose of a Designated Retail Certificate and the right to receive the proceeds therefrom, as well as interest and distributions in reduction of principal balance payable with respect thereto. As used in this prospectus supplement, a request for a distribution of principal of a Designated Retail Certificate by a Deceased Holder shall mean a request by the personal representative, surviving tenant by the entirety, surviving joint tenant or surviving tenant in common of such Deceased Holder.

ALLOCATION OF REALIZED LOSSES ON THE CERTIFICATES

     A "Realized Loss" with respect to a mortgage loan is

     - a Bankruptcy Loss (as defined below) or

     - as to any Liquidated Mortgage Loan, the unpaid principal balance thereof plus accrued and unpaid interest thereon at the Net Mortgage Rate through the last day of the month of liquidation, less the net proceeds from the liquidation of, and any insurance proceeds from, such mortgage loan and the related mortgaged property. A "Liquidated Mortgage Loan" is any defaulted mortgage loan as to which GECMSI has determined that all amounts which it expects to recover from or on account of such mortgage loan have been recovered.

     In the event of a personal bankruptcy of a mortgagor, the bankruptcy court may establish the value of the mortgaged property at an amount less than the then outstanding principal balance of the mortgage loan secured by such mortgaged property and could reduce the secured debt to such value. In such case, the trust, as the holder of such mortgage loan, would become an unsecured creditor to the extent of the difference between the outstanding principal balance of such mortgage loan and such reduced secured debt (such difference, a "Deficient Valuation"). In addition, certain other modifications of the terms of a mortgage loan can result from a bankruptcy proceeding, including the reduction of the amount of the monthly payment on the related mortgage loan (a "Debt Service Reduction").

     A "Bankruptcy Loss" with respect to any mortgage loan is a Deficient Valuation or Debt Service Reduction.

     A "Fraud Loss" is any Realized Loss attributable to fraud in the origination of the related mortgage loan.

     A "Special Hazard Loss" is a Realized Loss attributable to damage or a direct physical loss suffered by a mortgaged property -- including any Realized Loss due to the presence or suspected presence of hazardous wastes or substances on a mortgaged property -- other than any such damage or loss covered by a hazard policy or a flood insurance policy required to be maintained in respect of such mortgaged property under the Agreement or any loss due to normal wear and tear or certain other causes.

     On each Distribution Date, the applicable PO Percentage of the principal portion of any Realized Loss (including any Excess Loss, but not including any Debt Service Reduction) on a Discount Mortgage Loan will be allocated to the Class PO Certificates until the Class Certificate Principal Balance thereof is reduced to zero. With respect to any Distribution Date through the Cross-Over Date, the aggregate of all amounts so allocable to the Class PO Certificates on such date in respect of Realized Losses other than Excess Losses in respect of the Discount Mortgage Loans and all amounts previously allocated in respect of such losses to the Class PO Certificates and not distributed on prior Distribution Dates will be the "Class PO Deferred Amount."

     To the extent funds are available therefor on any Distribution Date through the Cross-Over Date, distributions in respect of the Class PO Deferred Amount will be made on the Class PO Certificates in accordance with priority fourth under "-- Distributions on the Certificates -- Allocation of Available Funds" above. Any distribution of Available Funds in respect of the Class PO Deferred Amount will not reduce the Class Certificate Principal Balance of the Class PO Certificates. No interest will accrue on the Class PO Deferred Amount. On each Distribution Date through the Cross-Over Date, the Class Certificate Principal Balance of the lowest ranking class of junior certificates then outstanding will be reduced by the amount of any distributions in respect of the Class PO Deferred Amount on such Distribution Date, through the operation of the Class PO Deferred Payment Writedown Amount. After the Cross-Over Date, no distributions will be made in respect of, and losses allocated to the Class PO Certificates will not be added to, the Class PO Deferred Amount. Any distribution of Unanticipated Recoveries (as defined in the accompanying prospectus) on the Class PO Certificates will be adjusted to take into account the Class PO Deferred Amount previously paid to such Class as specified in the Agreement. See "Servicing of the Mortgage Loans -- Unanticipated Recoveries of Losses on the Mortgage Loans" in the accompanying prospectus.

     The applicable Non-PO Percentage of the principal portion of any Realized Loss (other than an Excess Loss or a Debt Service Reduction) on a mortgage loan for any Distribution Date will not be allocated to any senior certificates until the Cross-Over Date. Prior to the Cross-Over Date (and on such date under certain circumstances), the applicable Non-PO Percentage of the principal portion of any such Realized Loss will be allocated among the outstanding classes of junior certificates, in inverse order of priority, until the Class Certificate Principal Balance of each such class has been reduced to zero (i.e., such Realized Losses will be allocated first to the Class B5 Certificates while such certificates are outstanding, second to the Class B4 Certificates, and so
on). The applicable Non-PO Percentage of the principal portion of any Excess Loss (other than a Debt Service Reduction) on a mortgage loan for any Distribution Date will be allocated pro rata among all outstanding classes of certificates entitled to principal distributions (other than the Class PO Certificates) based on their Class Certificate Principal Balances.

     An "Excess Loss" is any Bankruptcy Loss, Fraud Loss and Special Hazard Loss (each a type of Realized Loss) occurring after the Bankruptcy Coverage Termination Date, Fraud Coverage Termination Date and Special Hazard Termination Date, respectively, as described more fully below. Commencing on the Cross-Over Date, the applicable Non-PO Percentage of the principal portion of any Realized Loss (other than a Debt Service Reduction) will be allocated among the outstanding classes of senior certificates entitled to principal distributions (other than the Class PO Certificates) pro rata based upon their Class Certificate Principal Balances.

     No reduction of the Class Certificate Principal Balance of any class shall be made on any Distribution Date on account of any Realized Loss to the extent that such reduction would have the effect of reducing the aggregate Certificate Principal Balance of all of the certificates as of such Distribution Date to an amount less than the Pool Scheduled Principal Balance as of the first day of the month of such Distribution Date, less any Deficient Valuations occurring on or prior to the Bankruptcy Coverage Termination Date (such limitation being the "Loss Allocation Limitation").

     The principal portion of Debt Service Reductions will not be allocated in reduction of the Certificate Principal Balance of any certificate. However, after the Bankruptcy Coverage Termination Date, the amounts distributable under clause (1) of the definitions of Senior Optimal Principal Amount, Class PO Principal Distribution Amount and Junior Optimal Principal Amount will be reduced by the amount of the principal portion of any Debt Service Reductions. Regardless of when they occur, Debt Service Reductions may reduce the amount of Available Funds otherwise available for distribution on a Distribution Date. As a result of the subordination of the junior certificates in right of distribution, any Debt Service Reductions prior to the Bankruptcy Coverage Termination Date will be borne by the junior certificates (to the extent then outstanding) in inverse order of priority. All allocations of Realized Losses to a class of certificates will be accomplished on a Distribution Date by reducing the applicable Class Certificate Principal Balance by the appropriate pro rata share of any such losses occurring during the month preceding the month of such Distribution Date and, accordingly, will be taken into account in determining the distributions of principal and interest on the certificates commencing on the following Distribution Date, except that the aggregate amount of the principal portion of any Realized Losses (other than Excess Losses and Debt Service Reductions) to be allocated to the Class PO Certificates on any Distribution Date through the Cross-Over Date will also be taken into account in determining distributions in respect of the Class PO Deferred Amount for such Distribution Date.

     The interest portion of all Realized Losses will be allocated among the outstanding classes of certificates entitled to distributions of interest to the extent described under "-- Distributions on the Certificates -- Interest" above.

     The applicable Non-PO Percentage of any Deficient Valuation will on each Distribution Date be allocated solely to the outstanding junior certificates until the Bankruptcy Coverage Termination Date. The "Bankruptcy Coverage Termination Date" is the Distribution Date upon which the Bankruptcy Loss Amount has been reduced to zero or a negative number (or the Cross-Over Date, if earlier). On each Distribution Date, the "Bankruptcy Loss Amount" will equal approximately $240,301 (approximately 0.03% of the aggregate Scheduled Principal Balances of the mortgage loans as of the Cut-off Date), subject to reduction as described in the Agreement, minus the aggregate amount of previous Bankruptcy Losses. The Bankruptcy Loss Amount and the manner of reduction thereof described in the Agreement may be reduced or modified upon written confirmation from Fitch and S&P (each as defined herein) that such reduction or modification will not adversely affect the then current ratings of the senior certificates by Fitch and S&P. Such reduction may adversely affect the coverage provided by subordination with respect to Bankruptcy Losses.

     The applicable Non-PO Percentage of any Fraud Loss will on each Distribution Date be allocated solely to the outstanding junior certificates until the Fraud Coverage Termination Date. The "Fraud Coverage Termination Date" is the Distribution Date upon which the Fraud Loss Amount has been reduced to zero or a negative number (or the Cross-Over Date, if earlier). Upon the initial issuance of the certificates, the "Fraud Loss Amount" will equal approximately $7,886,560 (approximately 1.00% of the aggregate Scheduled Principal Balances of the mortgage loans as of the Cut-off Date). As of any Distribution Date prior to the first anniversary of the Cut-off Date, the Fraud Loss Amount will equal approximately $7,886,560, minus the aggregate amount of Fraud Losses that would have been allocated to the junior certificates in the absence of the Loss Allocation Limitation since the Cut-off Date. As of any Distribution Date from the first to the fifth anniversaries of the Cut-off Date, the Fraud Loss Amount will equal (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and (b) 1% (from the first to but excluding the third anniversaries of the Cut-off Date) or 0.5% (from and including the third to but excluding the fifth anniversaries of the Cut-off Date) of the aggregate outstanding principal balance of all of the mortgage loans as of the most recent anniversary of the Cut-off Date minus (2) the Fraud Losses that would have been allocated to the junior certificates in the absence of the Loss Allocation Limitation since the most recent anniversary of the Cut-off Date. As of any Distribution Date on or after the fifth anniversary of the Cut-off Date, the Fraud Loss Amount shall be zero.

     The applicable Non-PO Percentage of any Special Hazard Loss will on each Distribution Date be allocated solely to the outstanding junior certificates until the Special Hazard Termination Date. The "Special Hazard Termination Date" is the Distribution Date upon which the Special Hazard Loss Amount has been reduced to zero or a negative number (or the Cross-Over Date, if earlier). Upon the initial issuance of the certificates, the "Special Hazard Loss Amount" will equal approximately $7,886,560 (approximately 1.00% of the aggregate Scheduled Principal Balances of the mortgage loans as of the Cut-off Date). As of any Distribution Date, the Special Hazard Loss Amount will equal approximately $7,886,560 minus the sum of (1) the aggregate amount of Special Hazard Losses that would have been previously allocated to the junior certificates in the absence of the Loss Allocation Limitation and (2) the Adjustment Amount. For each anniversary of the Cut-off Date, the "Adjustment Amount" shall be equal to the amount, if any, by which the Special Hazard Loss Amount (without giving effect to the deduction of the Adjustment Amount for such anniversary) exceeds the lesser of:

          (a) an amount calculated by GECMSI and approved by each of Fitch and S&P, which amount shall not be less than $500,000; and

          (b) the greater of (x) 1% (or if greater than 1%, the highest percentage of mortgage loans by principal balance secured by mortgaged properties in any California zip code) of the outstanding principal balance of all the mortgage loans on the Distribution Date immediately preceding such anniversary and (y) twice the outstanding principal balance of the mortgage loan which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary.

ADDITIONAL RIGHTS OF THE RESIDUAL CERTIFICATEHOLDERS

     In addition to distributions of principal and interest, the holders of the Class R Certificates will be entitled to receive:

          (1) the amount, if any, of Available Funds remaining in the REMIC on any Distribution Date after distributions of interest and principal and in respect of the Class PO Deferred Amount are made on the certificates on such date;

          (2) the amount in each Rounding Account upon the earlier of the Cross-Over Date and the next Distribution Date after the Class Certificate Principal Balance of the class of Designated Retail Certificates for which such Rounding Account was established is reduced to zero, as described herein;

          (3) any amounts remaining in the Class A19 Interest Account after the making of interest distributions on the Class A19 Certificates in March 2001 (or on any earlier Distribution Date on which the Class Certificate Principal Balance of the Class A19 Certificates has been reduced to zero);

          (4) any amounts remaining in the Class A20 Interest Account after the making of interest distributions on the Class A20 Certificates in March 2000 (or on any earlier Distribution Date on which the Class Certificate Principal Balance of the Class A20 Certificates has been reduced to zero);

          (5) the proceeds, if any, of the assets of the trust remaining in the REMIC after the Class Certificate Principal Balances of all classes of certificates have each been reduced to zero; and

          (6) the amount of any Unanticipated Recoveries received by GECMSI in the calendar month preceding the month of a Distribution Date and not otherwise allocated to other classes of certificates as described in "Servicing of the Mortgage Loans--Unanticipated Recoveries of Losses on the Mortgage Loans" in the accompanying prospectus.

     It is not anticipated that any material assets will be remaining for such distributions on the Class R Certificates at any such time. See "Federal Income Tax Consequences -- Residual Certificates" herein.

SUBORDINATION

Priority of Senior Certificates

     As of the date of the initial issuance of the certificates, the aggregate Certificate Principal Balance of the junior certificates will equal approximately 4.25% of the aggregate Certificate Principal Balance of all the classes of certificates. The rights of the holders of the junior certificates to receive distributions with respect to the mortgage loans will be subordinate to such rights of the holders of the senior certificates, to the extent described above. The subordination of the junior certificates is intended:

          (a) to enhance the likelihood of timely receipt by the holders of the senior certificates (to the extent of the subordination of the junior certificates) of the full amount of the scheduled monthly distributions of principal and interest allocable to the senior certificates; and

          (b) to afford the holders of the senior certificates (to the extent of the subordination of the junior certificates) protection against Realized Losses, to the extent described above.

     If Realized Losses exceed the credit support provided to the senior certificates through subordination, or if Excess Losses occur, all or a portion of such losses will be borne by the senior certificates.

     The protection afforded to the holders of senior certificates by means of the subordination feature will be accomplished by:

          (1) the preferential right of such holders to receive, prior to any distribution being made on a Distribution Date in respect of the junior certificates, in accordance with the paydown rules specified above under "-- Distributions on the Certificates -- Allocation of Available Funds," the amounts due to the senior certificate holders on each Distribution Date out of the Available Funds with respect to such date and, if necessary, by the right of such holders to receive future distributions on the mortgage loans that would otherwise have been payable to the holders of the junior certificates;

          (2) the allocation to the junior certificates of the principal portion of the applicable Non-PO Percentage of any Realized Loss (other than an Excess Loss or a Debt Service Reduction) to the extent set forth herein; and

          (3) the allocation to the junior certificates of the applicable PO Percentage of the principal portion of any Realized Loss (other than an Excess Loss or a Debt Service Reduction) to the extent set forth herein through the operation of the Class PO Deferred Payment Writedown Amount.

     The allocation of the principal portion of Realized Losses (as set forth herein) to the junior certificates on any Distribution Date will decrease the protection provided to the senior certificates then outstanding on future Distribution Dates by reducing the aggregate Certificate Principal Balance of the junior certificates then outstanding.

     In addition, in order to extend the period during which the junior certificates remain available as credit enhancement for the senior certificates, the entire amount of the applicable Non-PO Percentage of any prepayment or other unscheduled recovery of principal with respect to a mortgage loan will be allocated to the senior certificates entitled to principal distributions (other than the Class PO Certificates) during at least the first five years after the date of initial issuance of the certificates, with such allocation being subject to reduction thereafter as described herein. This allocation has the effect of accelerating the amortization of such senior certificates as a group while, in the absence of losses in respect of the mortgage loans, increasing the percentage interest in the principal balance of the mortgage loans evidenced by the junior certificates. Among such senior certificates, such amounts will be allocated to the outstanding Group I Senior Certificates during the first five years after the date of initial issuance of the certificates (except as otherwise described herein on or following the Group I Final Distribution Date) with such allocation being subject to reduction thereafter as described herein, except that such amounts will be allocated pro rata among all of the outstanding senior certificates (other than the Class PO and Class S Certificates) on each Distribution Date after the Cross-Over Date.

     After the payment of amounts distributable in respect of the senior certificates on each Distribution Date, the junior certificates will be entitled on such date to the remaining portion, if any, of the Available Funds in an aggregate amount equal to the Accrued Certificate Interest on the junior certificates for such date, any remaining undistributed Accrued Certificate Interest thereon from previous Distribution Dates and the sum of the Allocable Shares of the classes of junior certificates. Amounts so distributed to junior certificateholders will not be available to cover any delinquencies or any Realized Losses in respect of subsequent Distribution Dates.

Priority Among Junior Certificates

     As of the date of the initial issuance of the certificates, the aggregate Certificate Principal Balance of the Class B3, Class B4 and Class B5 Certificates, all of which are subordinate in right of distribution to the junior certificates offered hereby, will equal approximately 1.05% of the initial aggregate Certificate Principal Balance of all of the certificates and approximately 24.71% of the initial aggregate Certificate Principal Balance of all of the junior certificates. On each Distribution Date, the holders of any particular class of junior certificates, other than the Class B5 Certificates, will have a preferential right to receive the amounts due them on such Distribution Date out of Available Funds, prior to any distribution being made on such date on each class of certificates ranking junior to such class. In addition, except as described herein, the applicable Non-PO Percentage of the principal portion of any Realized Loss with respect to a mortgage loan (other than a Debt Service Reduction or an Excess Loss) and any Class PO Deferred Payment Writedown Amount will be allocated, to the extent set forth herein, in reduction of the Class Certificate Principal Balances of the junior certificates in inverse order of priority of such certificates. The effect of the allocation of such Realized Losses and of the Class PO Deferred Payment Writedown Amount to a class of junior certificates will be to reduce future distributions allocable to such class and increase the relative portion of distributions allocable to more senior classes of certificates.

     In order to maintain the relative levels of subordination among the junior certificates, the applicable Non-PO Percentage of prepayments and certain other unscheduled recoveries of principal in respect of the mortgage loans (which will not be distributable to such certificates for at least the first five years after the date of initial issuance of the certificates, except as otherwise described herein on or following the Senior Final Distribution Date) will not be distributable to the holders of any class of Class B Certificates on any Distribution Date for which the related Class Prepayment Distribution Trigger is not satisfied, except as described above. See "-- Distributions on the Certificates -- Principal." If the Class Prepayment Distribution Trigger is not satisfied with respect to any class of Class B Certificates, the amortization of more senior ranking classes of junior certificates may occur more rapidly than would otherwise have been the case and, in the absence of losses in respect of the mortgage loans, the percentage interest in the principal balance of the mortgage loans evidenced by such Class B Certificates may increase.

     As a result of the subordination of any class of certificates, such class of certificates will be more sensitive than more senior ranking classes of certificates to the rate of delinquencies and defaults on the mortgage loans, and under certain circumstances investors in such certificates may not recover their initial investment.

RESTRICTIONS ON TRANSFER OF THE RESIDUAL CERTIFICATES

     The residual certificates will be subject to the restrictions on transfer described in the prospectus under "Federal Income Tax Consequences -- REMIC Certificates -- Transfers of Residual Certificates -- Disqualified Organizations," "-- Foreign Investors" and "-- Noneconomic Residual Interests." In addition, the Agreement provides that the residual certificates may not be acquired by an ERISA Plan. The residual certificates will contain a legend describing the foregoing restrictions.

YIELD AND WEIGHTED AVERAGE LIFE CONSIDERATIONS

YIELD

     The effective yield on the certificates will depend upon, among other things, the price at which the certificates are purchased and the rate and timing of payments of principal (including both scheduled and unscheduled payments) of the mortgage loans underlying the certificates. You should refer to "Yield, Maturity and Weighted Average Life Considerations" in the prospectus and the text below for a discussion of the factors that could affect the yield of your certificates.

PREPAYMENTS

     The rate of distribution of principal of the certificates (and the aggregate amount of interest payable on the Class S Certificates) will be affected primarily by the amount and timing of principal payments received on or in respect of the mortgage loans. Such principal payments will include scheduled payments as well as voluntary prepayments by borrowers (such as, for example, prepayments in full due to refinancings, including refinancings made by GECMSI in the ordinary course of conducting its mortgage banking business, some of which refinancings may be solicited by GECMSI, or prepayments in connection with biweekly payment programs, participation in which may be solicited by GECMSI) and prepayments resulting from foreclosure, condemnation and other dispositions of the mortgaged properties, from repurchase by GECMSI of any mortgage loan as to which there has been a material breach of warranty or defect in documentation (or deposit of certain amounts in respect of delivery of a substitute mortgage loan therefor) and from an exercise by GECMSI of its option to repurchase a Defaulted Mortgage Loan. Mortgagors are permitted to prepay the mortgage loans, in whole or in part, at any time without penalty. In addition, as a result of the fact that certificateholders (other than holders of the Class S Certificates) will generally be entitled on any Distribution Date to receive from Available Funds distributions of amounts based on clause (4) of each of the definitions of Senior Optimal Principal Amount, Class PO Principal Distribution Amount or Junior Optimal Principal Amount, as the case may be, the occurrence of defaults on the mortgage loans may produce the same effect on the certificates receiving such distributions as an early receipt of principal. See "Yield, Maturity and Weighted Average Life Considerations" in the prospectus for a discussion of the factors that may influence prepayment rates.

     Voluntary prepayments in full of principal on the mortgage loans received by GECMSI (or, in the case of mortgage loans master-serviced by GECMSI, of which GECMSI receives notice) from the first day through the fifteenth day of each month (other than the month of the Cut-off Date) are passed through to the certificateholders in the month of receipt or payment. Voluntary prepayments of principal in full received from the sixteenth day (or, in the case of the month of the Cut-off Date, from the Cut-off Date) through the last day of each month, and all voluntary partial prepayments of principal on the mortgage loans are passed through to the certificateholders in the month following the month of receipt or payment. Any prepayment of a mortgage loan or liquidation of a mortgage loan (by foreclosure proceedings or by virtue of the purchase of a mortgage loan in advance of its stated maturity as required or permitted by the Agreement) will generally have the effect of passing through to the certificateholders principal amounts (or, in the case of the Class S Certificates, reducing the Notional Principal Balance thereof) which would otherwise be passed through (or reduced) in amortized increments over the remaining term of such mortgage loan.

     The entire amount of the applicable Non-PO Percentage of any prepayments and other unscheduled recoveries of principal with respect to a mortgage loan will be allocated solely to the outstanding senior certificates (other than the Class PO and Class S Certificates) during at least the first five years after the date of initial issuance of the certificates, with such allocation being subject to reduction thereafter as described herein. Among such senior certificates, such amounts will be allocated solely to the outstanding Group I Senior Certificates during the first five years after the date of initial issuance of the certificates (except as otherwise described herein on or following the Group I Final Distribution Date), with such allocation being subject to reduction thereafter as described herein, provided that such amounts will be allocated pro rata among all the outstanding senior certificates (other than the Class PO and Class S Certificates) on each Distribution Date after the Cross-Over Date. The resulting allocation between the Group I Senior Certificates and the Class A29 Certificates is designed to accelerate the allocation of principal prepayments and certain other unscheduled recoveries of principal on the mortgage loans to holders of the Group I Senior Certificates relative to the Class A29 Certificates through the earlier of the Group I Final Distribution Date and the Cross-Over Date. In addition, the Class A29 Certificates will not receive any distributions of scheduled principal payments during the first five years after the date of initial issuance of the certificates, except as otherwise described herein on or following the earlier of the Group I Final Distribution Date and the Cross-over Date. Notwithstanding the foregoing, all distributions of principal on the outstanding senior certificates (other than the Class PO and Class S Certificates) will be made pro rata among such certificates on each Distribution Date after the Cross-over Date. See "Description of the Certificates -- Distributions on the
Certificates -- Principal" herein.

     When a full prepayment is made on a mortgage loan, the mortgagor is charged interest ("Prepayment Interest") on the days in the month actually elapsed up to the date of such prepayment, at a daily interest rate (determined by dividing the mortgage interest rate by 360) which is applied to the principal amount of the loan so prepaid. When such a prepayment is made during the period from the sixteenth day through the last day of any month (and from the Cut-off Date through the fifteenth day of the month of the Cut-off Date), such Prepayment Interest is passed through to the certificateholders in the month following its receipt and the amount of interest thus distributed to certificateholders, to the extent not supplemented by a Compensating Interest Payment (as defined herein), will be less than the amount which would have been distributed in the absence of such prepayment. The payment of a claim under certain insurance policies or the purchase of a defaulted mortgage loan by a private mortgage insurer may also cause a reduction in the amount of interest passed through. Shortfalls described in this paragraph will be borne by certificateholders to the extent described herein. See "Description of the Certificates -- Distributions on the Certificates -- Interest" herein.

     Any partial prepayment will be applied to the balance of the related mortgage loan as of the first day of the month of receipt, will be passed through to the certificateholders in the following month and, to the extent not supplemented by a Compensating Interest Payment, will reduce the aggregate amount of interest distributable to the certificateholders in such month in an amount equal to 30 days of interest at the related Net Mortgage Rate on the amount of such prepayment.

     The yield on certain classes of the certificates also may be affected by any repurchase by GECMSI of the mortgage loans as described under "The Pooling and Servicing Agreement -- Termination" herein.

SENSITIVITY OF THE CLASS A17, CLASS A24 AND CLASS A25 CERTIFICATES

     The yield to investors in the Class A17, Class A24 and Class A25 Certificates will be highly sensitive to the rate of principal payments (including prepayments) on the mortgage loans. If the Class A17, Class A24 and Class A25 Certificates are purchased at a discount to their Class Certificate Principal Balance, lower than anticipated rates of prepayments on the mortgage loans could result in an extension in the anticipated weighted average lives of such certificates and actual yields to investors that are significantly lower than the anticipated yields.

     To illustrate the significance of prepayments on the distributions on the Class A17, Class A24 and Class A25 Certificates, the following tables indicate the pre-tax yields to maturity (on a corporate bond equivalent basis) under the specified assumptions at the different constant percentages of the Prepayment Assumption shown. The yields were calculated by determining the applicable monthly discount rate which, when applied to the related assumed stream of cash flows to be paid on the Class A17, Class A24 and Class A25 Certificates, would cause the discounted present value of such cash flows to equal the assumed purchase price percentage for such certificates stated in such tables and converting the applicable monthly discount rate to a corporate bond equivalent rate. Implicit in the use of any discounted present value or internal rate of return calculations such as these is the assumption that intermediate cash flows are reinvested at the discount rate or internal rate of return. Thus, these calculations do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on such certificates and, consequently, do not reflect the return on any investment when such reinvestment rates are considered. It is unlikely that the mortgage loans will prepay at any of the constant levels of the Prepayment Assumption shown or any other constant rate until maturity or that all of the mortgage loans will prepay at the same rate. The timing of changes in the rate of prepayments may significantly affect the total distributions received, the date of receipt of such distributions and the actual yield to maturity to any investor, even if the average rate of principal prepayments is consistent with an investor's expectation. In general, the earlier the payment of principal of the mortgage loans, the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the certificates will not be equally offset by a subsequent like reduction (or increase) in the rate of principal prepayments.

     The following tables have been prepared based on the Modeling Assumptions (as defined herein) and the additional assumptions that:

          (1) the assumed purchase prices of each of the Class A17, Class A24 and Class A25 Certificates are as specified (expressed as a percentage of the Class Certificate Principal Balance thereof) and

          (2) such purchase prices are paid on March 25, 1999.

       PRE-TAX YIELD* TO MATURITY OF             PRE-TAX YIELD* TO MATURITY OF
    THE CLASS A17 CERTIFICATES (ASSUMED       THE CLASS A24 CERTIFICATES (ASSUMED
    PURCHASE PRICE PERCENTAGE = 32.750%)      PURCHASE PRICE PERCENTAGE = 32.500%)
           PREPAYMENT ASSUMPTION                     PREPAYMENT ASSUMPTION
  ----------------------------------------  ----------------------------------------
      0%    100%    275%     400%     500%      0%    100%    275%     400%     500%
  ------  ------  ------  -------  -------  ------  ------  ------  -------  -------
  3.830%  4.026%  6.261%  10.904%  17.992%  3.852%  4.027%  6.125%  10.600%  17.922%

       PRE-TAX YIELD* TO MATURITY OF
    THE CLASS A25 CERTIFICATES (ASSUMED
    PURCHASE PRICE PERCENTAGE = 44.000%)
           PREPAYMENT ASSUMPTION
  ----------------------------------------
      0%    100%    275%     400%     500%
  ------  ------  ------  -------  -------
  2.868%  3.321%  6.692%  11.623%  15.372%

---------------
* Corporate bond equivalent basis

Each investor must make its own decision as to the appropriate prepayment assumptions to be used in deciding whether or not to purchase a Class A17, Class A24 or Class A25 Certificate.

THE CLASS M, CLASS B1 AND CLASS B2 CERTIFICATES

     The rate of payment of principal, the aggregate amount of distributions and the yield to maturity of the Class M, Class B1 and Class B2 Certificates will be affected by the rate of prepayments on the mortgage loans, as well as the rate of mortgagor defaults resulting in Realized Losses, by the severity of those losses and by the timing thereof. See "Description of the Certificates -- Allocation of Realized Losses on the Certificates" herein for a description of the manner in which such losses are borne by the holders of the certificates. If the purchaser of a Class M, Class B1 or Class B2 Certificate calculates its anticipated yield based on an assumed rate of default and amount of Realized Losses that is lower than the default rate and the amount of losses actually incurred, its actual yield to maturity may be lower than that so calculated and could be negative. The timing of defaults and losses will also affect an investor's actual yield to maturity, even if the average rate of defaults and severity of losses are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity.

     The yields to maturity on the classes of Class B Certificates with higher numerical designations will be more sensitive to losses due to liquidations of defaulted mortgage loans than will the yields on such classes with lower numerical designations, and the yields to maturity on all of the Class B Certificates will be more sensitive to such losses than will the yields on the other classes of certificates. The yields to maturity on the Class M Certificates will be more sensitive to such losses than will the yields on the senior certificates and less sensitive than the yields on the Class B Certificates. The junior certificates will be more sensitive to losses due to liquidations of defaulted mortgage loans because the entire amount of such losses will be allocable to such certificates in inverse order of priority, either directly or through the allocation of the Class PO Deferred Payment Writedown Amount, except as provided herein. To the extent not covered by GECMSI's advances of delinquent monthly payments of principal and interest, delinquencies on the mortgage loans may also have a relatively greater effect:

          (1) on the yields to investors in the Class B Certificates with higher numerical designations than on the yields to investors in those Class B Certificates with lower numerical designations;

          (2) on the yields to investors in the Class B Certificates than on the yields to investors in the other classes of the certificates; and

          (3) on the yields to investors in the Class M Certificates than on the yields to investors in the senior certificates.

     As described above under "Description of the Certificates -- Distributions on the Certificates -- Interest" and "-- Principal," "-- Allocation of Realized Losses on the Certificates" and "-- Subordination," amounts otherwise distributable to holders of any class of Class B Certificates will be made available to protect the holders of the more senior ranking classes of the certificates against interruptions in distributions due to certain mortgagor delinquencies. Amounts otherwise distributable to holders of the Class M Certificates will be made available to protect the holders of the senior certificates against interruptions in distributions due to certain mortgagor delinquencies. Such delinquencies, even if subsequently cured, may affect the timing of the receipt of distributions by the holders of the junior certificates.

     To the extent that the Class M, Class B1 or Class B2 Certificates are being purchased at discounts from their initial Class Certificate Principal Balances, if the purchaser of such a certificate calculates its yield to maturity based on an assumed rate of payment of principal faster than that actually received on such certificate, its actual yield to maturity may be lower than that so calculated.

FINAL PAYMENT CONSIDERATIONS

     The rate of payment of principal of the certificates will depend on the rate of payment of principal of the mortgage loans (including prepayments, defaults, delinquencies and liquidations) which, in turn, will depend on the characteristics of the mortgage loans, the level of prevailing interest rates and other economic, geographic, social and other factors, and no assurance can be given as to the actual payment experience. As of the Cut-off Date, the month and year of the latest scheduled maturity of a mortgage loan is expected to be March 2029. In addition, to the extent delinquencies and defaults are not covered by advances made by GECMSI or offset by the effect of the subordination of the junior certificates, delinquencies and defaults could affect the actual maturity of the certificates offered hereby.

WEIGHTED AVERAGE LIVES OF THE CERTIFICATES

     The weighted average life of a certificate is determined by:

      -- multiplying the reduction, if any, in the principal balance thereof on each Distribution Date by the number of years from the date of issuance to such Distribution Date;

      --  summing the results; and

      -- dividing the sum by the aggregate reductions in the principal balance of such certificate.

     The weighted average lives of the certificates will be affected, to varying degrees, by the rate of principal payments on the mortgage loans, the timing of changes in such rate of payments and the priority sequence of distributions of principal of such certificates. The interaction of the foregoing factors may have different effects on the various classes of the certificates and the effects on any class may vary at different times during the life of such class. Further, to the extent the prices of a class of certificates represent discounts or premiums to their respective original principal balances, variability in the weighted average lives of such classes of certificates could result in variability in the related yields to maturity.

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement (the "Prepayment

Assumption") represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. The Prepayment Assumption does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans in the mortgage loan pool. A prepayment assumption of 100% of the Prepayment Assumption assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and increasing by 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the mortgage loans, 100% of the Prepayment Assumption assumes a constant prepayment rate of 6.0% per annum.

Tables of Certificate Principal Balances

     The following tables set forth the percentages of the initial Class Certificate Principal Balance of each class of certificates offered hereby that would be outstanding after each of the dates shown at the specified constant percentages of the Prepayment Assumption and the corresponding weighted average life of each such class of certificates. The figures in the table are based on the actual characteristics of the mortgage loans expected to be included in the mortgage loan pool. For purposes of calculations under the columns at the indicated percentages of the Prepayment Assumption (other than 0% of the Prepayment Assumption) set forth in the table, it is assumed with respect to the mortgage loans (the "Modeling Assumptions") that:

          (1) the distributions in respect of the certificates are made and received in cash on the 25th day of each month commencing in April 1999;

          (2) such mortgage loans prepay at the specified constant percentages of the Prepayment Assumption;

          (3) the aggregate outstanding Scheduled Principal Balance of such mortgage loans as of the Cut-off Date is $788,655,977.91;

          (4) no defaults or delinquencies in the payment by mortgagors of principal of and interest on such mortgage loans are experienced and GECMSI does not repurchase any such mortgage loans as permitted or required by the Agreement;

          (5) GECMSI does not exercise its option to repurchase all the mortgage loans in the trust as described under the caption "The Pooling and Servicing Agreement -- Termination" herein;

          (6) scheduled monthly payments on such mortgage loans are received on the first day of each month commencing in April 1999, and are computed prior to giving effect to prepayments received in the prior month;

          (7) prepayments representing payment in full of individual mortgage loans are received on the last day of each month (commencing March 1999) and include 30 days' interest thereon, and no Interest Shortfalls occur in respect of the mortgage loans;

          (8) the scheduled monthly payment for each such mortgage loan has been calculated based on its outstanding balance, interest rate and remaining term to maturity such that such mortgage loan will amortize in amounts sufficient to repay the remaining balance of such mortgage loan by its remaining term to maturity;

          (9) the initial Class Certificate Principal Balance and interest rate on the certificates for each class of certificates offered hereby are as indicated in the summary of this prospectus supplement;

          (10) the date of the initial issuance of the certificates is March 25, 1999;

          (11) the amount distributable to certificateholders is not reduced by the incurrence of any expenses by the trust; and

          (12) the mortgage loans are divided into two groups (each, a "Mortgage Loan Group") and the mortgage loans in each Mortgage Loan Group have the respective characteristics described below:

                                                                                        STATED
                       AGGREGATE SCHEDULED                                             REMAINING
                        PRINCIPAL BALANCE                                               TERM TO
                            AS OF THE          MORTGAGE      NET MORTGAGE     AGE      MATURITY
MORTGAGE LOAN GROUP       CUT-OFF DATE       INTEREST RATE       RATE       (MONTHS)   (MONTHS)
-------------------    -------------------   -------------   ------------   --------   ---------
Discount.............    $ 32,746,427.93     6.5825871974%   6.3532518383%     3          357
Non-Discount.........     755,909,549.98     7.2390069495    6.9818368323      3          356

     It is not likely that the mortgage loans will prepay at a constant level of the Prepayment Assumption. In addition, because certain of such mortgage loans will have remaining terms to maturity and will bear interest at rates that are different from those assumed, the actual Class Certificate Principal Balance of each class of certificates outstanding at any time and the actual weighted average life of each class of such certificates may differ from the corresponding information in the table for each indicated percentage of the Prepayment Assumption. Furthermore, even if all the mortgage loans prepay at the indicated percentages of the Prepayment Assumption and the weighted average mortgage interest rate and weighted average remaining term to maturity of such mortgage loans were to equal the weighted average mortgage interest rate and weighted average remaining term to maturity of the assumed mortgage loans, due to the actual distribution of remaining terms to maturity and interest rates among the mortgage loans, the actual principal balance of each class of certificates outstanding at any time and the actual weighted average life of each class of such certificates would differ (which difference could be material) from the corresponding information set forth in the following table. In addition, if the actual characteristics of the mortgage loans included in the mortgage loan pool differ from those used in calculating the percentages set forth in the tables, the actual class principal balance of each class of certificates outstanding at any time and the actual weighted average life of each class of certificates would differ (which difference would be material) from the corresponding information in the tables for each indicated percentage of the Prepayment Assumption.

            PERCENT OF ORIGINAL CLASS CERTIFICATE PRINCIPAL BALANCE
                        OUTSTANDING OF THE CERTIFICATES

                                         CLASS A1                            CLASS A2                      CLASS A3
                             ---------------------------------   ---------------------------------   ---------------------
DISTRIBUTION DATE             0%     100%   275%   400%   500%    0%     100%   275%   400%   500%    0%     100%    275%
-----------------            -----   ----   ----   ----   ----   -----   ----   ----   ----   ----   -----   -----   -----
Initial Percentage.........    100   100    100    100    100      100   100    100    100    100      100     100     100
March 2000.................     99    96     92     89     87       99    96     91     87     84      100     100     100
March 2001.................     98    90     78     69     62       97    88     73     62     54      100     100     100
March 2002.................     96    82     60     46     36       95    78     52     35     23      100     100     100
March 2003.................     95    75     46     29     18       94    69     34     14      1      100     100     100
March 2004.................     93    68     33     16      3       92    61     19      0      0      100     100     100
March 2005.................     92    61     25      6      0       90    53      9      0      0      100     100     100
March 2006.................     90    56     18      1      0       88    46      *      0      0      100     100     100
March 2007.................     88    51     12      0      0       86    40      0      0      0      100     100     100
March 2008.................     86    46      7      0      0       83    35      0      0      0      100     100     100
March 2009.................     84    42      4      0      0       81    29      0      0      0      100     100     100
March 2010.................     82    38      2      0      0       78    25      0      0      0      100     100      80
March 2011.................     80    34      1      0      0       76    20      0      0      0      100     100      40
March 2012.................     77    31      0      0      0       73    16      0      0      0      100     100       0
March 2013.................     75    27      0      0      0       69    12      0      0      0      100     100       0
March 2014.................     72    24      0      0      0       66     8      0      0      0      100     100       0
March 2015.................     69    21      0      0      0       62     5      0      0      0      100     100       0
March 2016.................     65    19      0      0      0       58     1      0      0      0      100     100       0
March 2017.................     62    16      0      0      0       54     0      0      0      0      100     100       0
March 2018.................     58    13      0      0      0       49     0      0      0      0      100     100       0
March 2019.................     54    10      0      0      0       44     0      0      0      0      100     100       0
March 2020.................     49     7      0      0      0       39     0      0      0      0      100     100       0
March 2021.................     45     5      0      0      0       33     0      0      0      0      100     100       0
March 2022.................     40     3      0      0      0       27     0      0      0      0      100     100       0
March 2023.................     34     1      0      0      0       20     0      0      0      0      100      61       0
March 2024.................     28     *      0      0      0       13     0      0      0      0      100      23       0
March 2025.................     22     0      0      0      0        5     0      0      0      0      100       0       0
March 2026.................     15     0      0      0      0        0     0      0      0      0      100       0       0
March 2027.................      6     0      0      0      0        0     0      0      0      0      100       0       0
March 2028.................      0     0      0      0      0        0     0      0      0      0        0       0       0
March 2029.................      0     0      0      0      0        0     0      0      0      0        0       0       0
Weighted Average Life (in
  years)(1)................   19.1   9.7    4.3    3.1    2.6     17.2   7.4    3.3    2.5    2.2     28.7    24.3    11.8

                              CLASS A3
                             -----------
DISTRIBUTION DATE            400%   500%
-----------------            ----   ----
Initial Percentage.........  100     100
March 2000.................  100     100
March 2001.................  100     100
March 2002.................  100     100
March 2003.................  100     100
March 2004.................  100     100
March 2005.................  100       0
March 2006.................   43       0
March 2007.................    0       0
March 2008.................    0       0
March 2009.................    0       0
March 2010.................    0       0
March 2011.................    0       0
March 2012.................    0       0
March 2013.................    0       0
March 2014.................    0       0
March 2015.................    0       0
March 2016.................    0       0
March 2017.................    0       0
March 2018.................    0       0
March 2019.................    0       0
March 2020.................    0       0
March 2021.................    0       0
March 2022.................    0       0
March 2023.................    0       0
March 2024.................    0       0
March 2025.................    0       0
March 2026.................    0       0
March 2027.................    0       0
March 2028.................    0       0
March 2029.................    0       0
Weighted Average Life (in
  years)(1)................  7.0     5.4

-------------------------
 * Indicates an amount above zero and less than 0.5% of the original Class Certificate Principal Balance is outstanding.

(1) The weighted average life is determined as described on page S-62.

            PERCENT OF ORIGINAL CLASS CERTIFICATE PRINCIPAL BALANCE
                        OUTSTANDING OF THE CERTIFICATES

                                        CLASS A4                              CLASS A5                       CLASS A6
                           -----------------------------------   -----------------------------------   ---------------------
DISTRIBUTION DATE           0%     100%    275%    400%   500%    0%     100%    275%    400%   500%    0%     100%    275%
-----------------          -----   -----   -----   ----   ----   -----   -----   -----   ----   ----   -----   -----   -----
Initial Percentage.......    100     100     100   100    100      100     100     100   100    100      100     100     100
March 2000...............    100     100     100   100    100      100     100     100   100    100      100     100     100
March 2001...............    100     100     100   100    100      100     100     100   100    100      100     100     100
March 2002...............    100     100     100   100    100      100     100     100   100    100      100     100     100
March 2003...............    100     100     100   100    100      100     100     100   100    100      100     100     100
March 2004...............    100     100     100   100    100      100     100     100   100    100      100     100     100
March 2005...............    100     100     100   100      0      100     100     100   100      0      100     100     100
March 2006...............    100     100     100   100      0      100     100     100   100      0      100     100     100
March 2007...............    100     100     100     0      0      100     100     100     0      0      100     100     100
March 2008...............    100     100     100     0      0      100     100     100     0      0      100     100     100
March 2009...............    100     100     100     0      0      100     100     100     0      0      100     100     100
March 2010...............    100     100     100     0      0      100     100     100     0      0      100     100     100
March 2011...............    100     100     100     0      0      100     100     100     0      0      100     100     100
March 2012...............    100     100      89     0      0      100     100     100     0      0      100     100     100
March 2013...............    100     100       0     0      0      100     100      42     0      0      100     100     100
March 2014...............    100     100       0     0      0      100     100       0     0      0      100     100       0
March 2015...............    100     100       0     0      0      100     100       0     0      0      100     100       0
March 2016...............    100     100       0     0      0      100     100       0     0      0      100     100       0
March 2017...............    100     100       0     0      0      100     100       0     0      0      100     100       0
March 2018...............    100     100       0     0      0      100     100       0     0      0      100     100       0
March 2019...............    100     100       0     0      0      100     100       0     0      0      100     100       0
March 2020...............    100     100       0     0      0      100     100       0     0      0      100     100       0
March 2021...............    100     100       0     0      0      100     100       0     0      0      100     100       0
March 2022...............    100     100       0     0      0      100     100       0     0      0      100     100       0
March 2023...............    100     100       0     0      0      100     100       0     0      0      100     100       0
March 2024...............    100     100       0     0      0      100     100       0     0      0      100     100       0
March 2025...............    100       0       0     0      0      100      72       0     0      0      100     100       0
March 2026...............    100       0       0     0      0      100       0       0     0      0      100       0       0
March 2027...............    100       0       0     0      0      100       0       0     0      0      100       0       0
March 2028...............      0       0       0     0      0       93       0       0     0      0      100       0       0
March 2029...............      0       0       0     0      0        0       0       0     0      0        0       0       0
Weighted Average Life (in
  years)(1)..............   29.0    25.6    13.3   7.6    5.7     29.1    26.2    14.0   7.9    5.9     29.2    26.6    14.7

                            CLASS A6
                           -----------
DISTRIBUTION DATE          400%   500%
-----------------          ----   ----
Initial Percentage.......  100     100
March 2000...............  100     100
March 2001...............  100     100
March 2002...............  100     100
March 2003...............  100     100
March 2004...............  100     100
March 2005...............  100       0
March 2006...............  100       0
March 2007...............   92       0
March 2008...............    0       0
March 2009...............    0       0
March 2010...............    0       0
March 2011...............    0       0
March 2012...............    0       0
March 2013...............    0       0
March 2014...............    0       0
March 2015...............    0       0
March 2016...............    0       0
March 2017...............    0       0
March 2018...............    0       0
March 2019...............    0       0
March 2020...............    0       0
March 2021...............    0       0
March 2022...............    0       0
March 2023...............    0       0
March 2024...............    0       0
March 2025...............    0       0
March 2026...............    0       0
March 2027...............    0       0
March 2028...............    0       0
March 2029...............    0       0
Weighted Average Life (in
  years)(1)..............  8.2     6.0

-------------------------
(1) The weighted average life is determined as described on page S-62.

            PERCENT OF ORIGINAL CLASS CERTIFICATE PRINCIPAL BALANCE
                        OUTSTANDING OF THE CERTIFICATES

                                          CLASS A7                             CLASS A8                      CLASS A9
                            ------------------------------------   ---------------------------------   --------------------
DISTRIBUTION DATE            0%     100%    275%    400%    500%    0%     100%   275%   400%   500%    0%     100%    275%
-----------------           -----   -----   -----   -----   ----   -----   ----   ----   ----   ----   -----   -----   ----
Initial Percentage........    100     100     100     100   100      100   100    100    100    100      100     100   100
March 2000................    100     100     100     100   100       98    94     87     82     77      100     100   100
March 2001................    100     100     100     100   100       96    83     61     46     34      100     100   100
March 2002................    100     100     100     100   100       93    69     30      6      0      100     100   100
March 2003................    100     100     100     100   100       91    55      4      0      0      100     100   100
March 2004................    100     100     100     100   100       88    43      0      0      0      100     100    68
March 2005................    100     100     100     100   100       85    32      0      0      0      100     100    39
March 2006................    100     100     100     100     9       82    22      0      0      0      100     100    16
March 2007................    100     100     100     100     0       79    13      0      0      0      100     100     0
March 2008................    100     100     100      72     0       76     5      0      0      0      100     100     0
March 2009................    100     100     100      54     0       73     0      0      0      0      100      96     0
March 2010................    100     100     100      40     0       69     0      0      0      0      100      83     0
March 2011................    100     100     100      30     0       65     0      0      0      0      100      71     0
March 2012................    100     100     100      22     0       60     0      0      0      0      100      59     0
March 2013................    100     100     100      16     0       56     0      0      0      0      100      48     0
March 2014................    100     100      98      12     0       51     0      0      0      0      100      38     0
March 2015................    100     100      79       9     0       45     0      0      0      0      100      28     0
March 2016................    100     100      63       6     0       39     0      0      0      0      100      19     0
March 2017................    100     100      50       4     0       33     0      0      0      0      100      10     0
March 2018................    100     100      39       3     0       26     0      0      0      0      100       2     0
March 2019................    100     100      31       2     0       19     0      0      0      0      100       0     0
March 2020................    100     100      24       2     0       11     0      0      0      0      100       0     0
March 2021................    100     100      18       1     0        3     0      0      0      0      100       0     0
March 2022................    100     100      14       1     0        0     0      0      0      0       88       0     0
March 2023................    100     100      10       1     0        0     0      0      0      0       70       0     0
March 2024................    100     100       7       *     0        0     0      0      0      0       51       0     0
March 2025................    100     100       5       *     0        0     0      0      0      0       30       0     0
March 2026................    100      90       3       *     0        0     0      0      0      0        7       0     0
March 2027................    100      55       2       *     0        0     0      0      0      0        0       0     0
March 2028................    100      22       1       *     0        0     0      0      0      0        0       0     0
March 2029................      0       0       0       0     0        0     0      0      0      0        0       0     0
Weighted Average Life (in
  years)(1)...............   29.5    28.2    18.9    11.3   6.6     13.9   4.7    2.4    1.9    1.6     25.0    14.1   5.8

                             CLASS A9
                            -----------
DISTRIBUTION DATE           400%   500%
-----------------           ----   ----
Initial Percentage........  100     100
March 2000................  100     100
March 2001................  100     100
March 2002................  100      77
March 2003................   54      17
March 2004................   10       0
March 2005................    0       0
March 2006................    0       0
March 2007................    0       0
March 2008................    0       0
March 2009................    0       0
March 2010................    0       0
March 2011................    0       0
March 2012................    0       0
March 2013................    0       0
March 2014................    0       0
March 2015................    0       0
March 2016................    0       0
March 2017................    0       0
March 2018................    0       0
March 2019................    0       0
March 2020................    0       0
March 2021................    0       0
March 2022................    0       0
March 2023................    0       0
March 2024................    0       0
March 2025................    0       0
March 2026................    0       0
March 2027................    0       0
March 2028................    0       0
March 2029................    0       0
Weighted Average Life (in
  years)(1)...............  4.2     3.5

-------------------------
 * Indicates an amount above zero and less than 0.5% of the original Class Certificate Principal Balance is outstanding.

(1) The weighted average life is determined as described on page S-62.

            PERCENT OF ORIGINAL CLASS CERTIFICATE PRINCIPAL BALANCE
                        OUTSTANDING OF THE CERTIFICATES

                                        CLASS A10                            CLASS A11                     CLASS A12+
                            ----------------------------------   ----------------------------------   --------------------
DISTRIBUTION DATE            0%     100%    275%   400%   500%    0%     100%    275%   400%   500%    0%     100%    275%
-----------------           -----   -----   ----   ----   ----   -----   -----   ----   ----   ----   -----   -----   ----
Initial Percentage........    100     100   100    100    100      100     100   100    100    100      100     100   100
March 2000................    100     100   100    100    100      100     100   100    100    100      100     100   100
March 2001................    100     100   100    100    100      100     100   100    100    100      100     100   100
March 2002................    100     100   100    100     77      100     100   100    100     77      100     100   100
March 2003................    100     100   100     54     17      100     100   100     54     17      100     100   100
March 2004................    100     100    68     10      0      100     100    68     10      0      100     100   100
March 2005................    100     100    39      0      0      100     100    39      0      0      100     100   100
March 2006................    100     100    16      0      0      100     100    16      0      0      100     100   100
March 2007................    100     100     0      0      0      100     100     0      0      0      100     100    96
March 2008................    100     100     0      0      0      100     100     0      0      0      100     100    64
March 2009................    100      96     0      0      0      100      96     0      0      0      100     100    41
March 2010................    100      83     0      0      0      100      83     0      0      0      100     100    23
March 2011................    100      71     0      0      0      100      71     0      0      0      100     100    10
March 2012................    100      59     0      0      0      100      59     0      0      0      100     100     0
March 2013................    100      48     0      0      0      100      48     0      0      0      100     100     0
March 2014................    100      38     0      0      0      100      38     0      0      0      100     100     0
March 2015................    100      28     0      0      0      100      28     0      0      0      100     100     0
March 2016................    100      19     0      0      0      100      19     0      0      0      100     100     0
March 2017................    100      10     0      0      0      100      10     0      0      0      100     100     0
March 2018................    100       2     0      0      0      100       2     0      0      0      100     100     0
March 2019................    100       0     0      0      0      100       0     0      0      0      100      85     0
March 2020................    100       0     0      0      0      100       0     0      0      0      100      66     0
March 2021................    100       0     0      0      0      100       0     0      0      0      100      48     0
March 2022................     88       0     0      0      0       88       0     0      0      0      100      31     0
March 2023................     70       0     0      0      0       70       0     0      0      0      100      17     0
March 2024................     51       0     0      0      0       51       0     0      0      0      100       4     0
March 2025................     30       0     0      0      0       30       0     0      0      0      100       0     0
March 2026................      7       0     0      0      0        7       0     0      0      0      100       0     0
March 2027................      0       0     0      0      0        0       0     0      0      0       55       0     0
March 2028................      0       0     0      0      0        0       0     0      0      0        0       0     0
March 2029................      0       0     0      0      0        0       0     0      0      0        0       0     0
Weighted Average Life (in
  years)(1)...............   25.0    14.1   5.8    4.2    3.5     25.0    14.1   5.8    4.2    3.5     28.1    22.0   9.9

                            CLASS A12+
                            -----------
DISTRIBUTION DATE           400%   500%
-----------------           ----   ----
Initial Percentage........  100     100
March 2000................  100     100
March 2001................  100     100
March 2002................  100     100
March 2003................  100     100
March 2004................  100      34
March 2005................   55       0
March 2006................   11       0
March 2007................    0       0
March 2008................    0       0
March 2009................    0       0
March 2010................    0       0
March 2011................    0       0
March 2012................    0       0
March 2013................    0       0
March 2014................    0       0
March 2015................    0       0
March 2016................    0       0
March 2017................    0       0
March 2018................    0       0
March 2019................    0       0
March 2020................    0       0
March 2021................    0       0
March 2022................    0       0
March 2023................    0       0
March 2024................    0       0
March 2025................    0       0
March 2026................    0       0
March 2027................    0       0
March 2028................    0       0
March 2029................    0       0
Weighted Average Life (in
  years)(1)...............  6.2     4.9

-------------------------
(1) The weighted average life is determined as described on page S-62.

+ The weighted average life shown in the table for this class of certificates represents the weighted average life of these certificates taken as a whole and is not likely to reflect the experience of any particular investor. Because holders of these certificates will receive distributions in reduction of the Certificate Principal Balance of such certificates on the basis of Principal Distribution Requests or by random lot, the weighted average life of any such certificates owned by an individual investor may vary significantly from the weighted average life of this class of certificates taken as a whole.

            PERCENT OF ORIGINAL CLASS CERTIFICATE PRINCIPAL BALANCE
                        OUTSTANDING OF THE CERTIFICATES

                                       CLASS A13+                             CLASS A14                      CLASS A15
                          ------------------------------------   -----------------------------------   ---------------------
DISTRIBUTION DATE          0%     100%    275%    400%    500%    0%     100%    275%    400%   500%    0%     100%    275%
-----------------         -----   -----   -----   -----   ----   -----   -----   -----   ----   ----   -----   -----   -----
Initial Percentage......    100     100     100     100   100      100     100     100   100    100      100     100     100
March 2000..............    100     100     100     100   100      100     100     100   100    100      100     100     100
March 2001..............    100     100     100     100   100      100     100     100   100    100      100     100     100
March 2002..............    100     100     100     100   100      100     100     100   100    100      100     100     100
March 2003..............    100     100     100     100   100      100     100     100   100    100      100     100     100
March 2004..............    100     100     100     100   100      100     100     100   100    100      100     100     100
March 2005..............    100     100     100     100   100      100     100     100   100      0      100     100     100
March 2006..............    100     100     100     100     9      100     100     100    25      0      100     100     100
March 2007..............    100     100     100     100     0      100     100     100     0      0      100     100     100
March 2008..............    100     100     100      72     0      100     100     100     0      0      100     100     100
March 2009..............    100     100     100      54     0      100     100     100     0      0      100     100     100
March 2010..............    100     100     100      40     0      100     100      92     0      0      100     100     100
March 2011..............    100     100     100      30     0      100     100      19     0      0      100     100     100
March 2012..............    100     100     100      22     0      100     100       0     0      0      100     100      61
March 2013..............    100     100     100      16     0      100     100       0     0      0      100     100      14
March 2014..............    100     100      98      12     0      100     100       0     0      0      100     100       0
March 2015..............    100     100      79       9     0      100     100       0     0      0      100     100       0
March 2016..............    100     100      63       6     0      100     100       0     0      0      100     100       0
March 2017..............    100     100      50       4     0      100     100       0     0      0      100     100       0
March 2018..............    100     100      39       3     0      100     100       0     0      0      100     100       0
March 2019..............    100     100      31       2     0      100     100       0     0      0      100     100       0
March 2020..............    100     100      24       2     0      100     100       0     0      0      100     100       0
March 2021..............    100     100      18       1     0      100     100       0     0      0      100     100       0
March 2022..............    100     100      14       1     0      100     100       0     0      0      100     100       0
March 2023..............    100     100      10       1     0      100      58       0     0      0      100     100       0
March 2024..............    100     100       7       *     0      100       0       0     0      0      100      88       0
March 2025..............    100     100       5       *     0      100       0       0     0      0      100      24       0
March 2026..............    100      90       3       *     0      100       0       0     0      0      100       0       0
March 2027..............    100      55       2       *     0      100       0       0     0      0      100       0       0
March 2028..............    100      22       1       *     0        0       0       0     0      0       30       0       0
March 2029..............      0       0       0       0     0        0       0       0     0      0        0       0       0
Weighted Average Life
  (in years)(1).........   29.5    28.2    18.9    11.3   6.6     28.7    24.2    11.6   6.9    5.3     29.0    25.6    13.3

                           CLASS A15
                          -----------
DISTRIBUTION DATE         400%   500%
-----------------         ----   ----
Initial Percentage......  100     100
March 2000..............  100     100
March 2001..............  100     100
March 2002..............  100     100
March 2003..............  100     100
March 2004..............  100     100
March 2005..............  100       0
March 2006..............  100       0
March 2007..............    0       0
March 2008..............    0       0
March 2009..............    0       0
March 2010..............    0       0
March 2011..............    0       0
March 2012..............    0       0
March 2013..............    0       0
March 2014..............    0       0
March 2015..............    0       0
March 2016..............    0       0
March 2017..............    0       0
March 2018..............    0       0
March 2019..............    0       0
March 2020..............    0       0
March 2021..............    0       0
March 2022..............    0       0
March 2023..............    0       0
March 2024..............    0       0
March 2025..............    0       0
March 2026..............    0       0
March 2027..............    0       0
March 2028..............    0       0
March 2029..............    0       0
Weighted Average Life
  (in years)(1).........  7.6     5.7

-------------------------
 * Indicates an amount above zero and less than 0.5% of the original Class Certificate Principal Balance is outstanding.

(1) The weighted average life is determined as described on page S-62.

+ The weighted average life shown in the table for this class of certificates represents the weighted average life of these certificates taken as a whole and is not likely to reflect the experience of any particular investor. Because holders of these certificates will receive distributions in reduction of the Certificate Principal Balance of such certificates on the basis of Principal Distribution Requests or by random lot, the weighted average life of any such certificates owned by an individual investor may vary significantly from the weighted average life of this class of certificates taken as a whole.

            PERCENT OF ORIGINAL CLASS CERTIFICATE PRINCIPAL BALANCE
                        OUTSTANDING OF THE CERTIFICATES

                                      CLASS A16                              CLASS A17                      CLASS A18+
                         ------------------------------------   ------------------------------------   ---------------------
DISTRIBUTION DATE         0%     100%    275%    400%    500%    0%     100%    275%    400%    500%    0%     100%    275%
-----------------        -----   -----   -----   -----   ----   -----   -----   -----   -----   ----   -----   -----   -----
Initial Percentage.....    100     100     100     100   100      100     100     100     100   100      100     100     100
March 2000.............    100     100     100     100   100      100     100     100     100   100      100     100     100
March 2001.............    100     100     100     100   100      100     100     100     100   100      100     100     100
March 2002.............    100     100     100     100   100      100     100     100     100   100      100     100     100
March 2003.............    100     100     100     100   100      100     100     100     100   100      100     100     100
March 2004.............    100     100     100     100   100      100     100     100     100   100      100     100     100
March 2005.............    100     100     100     100    88      100     100     100     100    88      100     100     100
March 2006.............    100     100     100     100     8      100     100     100     100     8      100     100     100
March 2007.............    100     100     100      99     0      100     100     100      99     0      100     100     100
March 2008.............    100     100     100      64     0      100     100     100      64     0      100     100     100
March 2009.............    100     100     100      48     0      100     100     100      48     0      100     100     100
March 2010.............    100     100     100      35     0      100     100     100      35     0      100     100     100
March 2011.............    100     100     100      26     0      100     100     100      26     0      100     100     100
March 2012.............    100     100     100      19     0      100     100     100      19     0      100     100     100
March 2013.............    100     100     100      14     0      100     100     100      14     0      100     100     100
March 2014.............    100     100      87      10     0      100     100      87      10     0      100     100      87
March 2015.............    100     100      69       8     0      100     100      69       8     0      100     100      69
March 2016.............    100     100      55       5     0      100     100      55       5     0      100     100      55
March 2017.............    100     100      44       4     0      100     100      44       4     0      100     100      44
March 2018.............    100     100      35       3     0      100     100      35       3     0      100     100      35
March 2019.............    100     100      27       2     0      100     100      27       2     0      100     100      27
March 2020.............    100     100      21       1     0      100     100      21       1     0      100     100      21
March 2021.............    100     100      16       1     0      100     100      16       1     0      100     100      16
March 2022.............    100     100      12       1     0      100     100      12       1     0      100     100      12
March 2023.............    100     100       9       *     0      100     100       9       *     0      100     100       9
March 2024.............    100     100       6       *     0      100     100       6       *     0      100     100       6
March 2025.............    100     100       4       *     0      100     100       4       *     0      100     100       4
March 2026.............    100      80       3       *     0      100      80       3       *     0      100      80       3
March 2027.............    100      49       1       *     0      100      49       1       *     0      100      49       1
March 2028.............    100      19       1       *     0      100      19       1       *     0      100      19       1
March 2029.............      0       0       0       0     0        0       0       0       0     0        0       0       0
Weighted Average Life
  (in years)(1)........   29.4    28.0    18.4    10.9   6.5     29.4    28.0    18.4    10.9   6.5     29.4    28.0    18.4

                          CLASS A18+
                         ------------
DISTRIBUTION DATE        400%    500%
-----------------        -----   ----
Initial Percentage.....    100    100
March 2000.............    100    100
March 2001.............    100    100
March 2002.............    100    100
March 2003.............    100    100
March 2004.............    100    100
March 2005.............    100     88
March 2006.............    100      8
March 2007.............     99      0
March 2008.............     64      0
March 2009.............     48      0
March 2010.............     35      0
March 2011.............     26      0
March 2012.............     19      0
March 2013.............     14      0
March 2014.............     10      0
March 2015.............      8      0
March 2016.............      5      0
March 2017.............      4      0
March 2018.............      3      0
March 2019.............      2      0
March 2020.............      1      0
March 2021.............      1      0
March 2022.............      1      0
March 2023.............      *      0
March 2024.............      *      0
March 2025.............      *      0
March 2026.............      *      0
March 2027.............      *      0
March 2028.............      *      0
March 2029.............      0      0
Weighted Average Life
  (in years)(1)........   10.9    6.5

-------------------------
 * Indicates an amount above zero and less than 0.5% of the original Class Certificate Principal Balance is outstanding.

(1) The weighted average life is determined as described on page S-62.

+ The weighted average life shown in the table for this class of certificates represents the weighted average life of these certificates taken as a whole and is not likely to reflect the experience of any particular investor. Because holders of these certificates will receive distributions in reduction of the Certificate Principal Balance of such certificates on the basis of Principal Distribution Requests or by random lot, the weighted average life of any such certificates owned by an individual investor may vary significantly from the weighted average life of this class of certificates taken as a whole.

            PERCENT OF ORIGINAL CLASS CERTIFICATE PRINCIPAL BALANCE
                        OUTSTANDING OF THE CERTIFICATES

                                      CLASS A19                              CLASS A20                      CLASS A21+
                         ------------------------------------   ------------------------------------   ---------------------
DISTRIBUTION DATE         0%     100%    275%    400%    500%    0%     100%    275%    400%    500%    0%     100%    275%
-----------------        -----   -----   -----   -----   ----   -----   -----   -----   -----   ----   -----   -----   -----
Initial Percentage.....    100     100     100     100   100      100     100     100     100   100      100     100     100
March 2000.............    100     100     100     100   100      100     100     100     100   100      100     100     100
March 2001.............    100     100     100     100   100      100     100     100     100   100      100     100     100
March 2002.............    100     100     100     100   100      100     100     100     100   100      100     100     100
March 2003.............    100     100     100     100   100      100     100     100     100   100      100     100     100
March 2004.............    100     100     100     100   100      100     100     100     100   100      100     100     100
March 2005.............    100     100     100     100   100      100     100     100     100   100      100     100     100
March 2006.............    100     100     100     100     9      100     100     100     100     9      100     100     100
March 2007.............    100     100     100     100     0      100     100     100     100     0      100     100     100
March 2008.............    100     100     100      72     0      100     100     100      72     0      100     100     100
March 2009.............    100     100     100      54     0      100     100     100      54     0      100     100     100
March 2010.............    100     100     100      40     0      100     100     100      40     0      100     100     100
March 2011.............    100     100     100      30     0      100     100     100      30     0      100     100     100
March 2012.............    100     100     100      22     0      100     100     100      22     0      100     100     100
March 2013.............    100     100     100      16     0      100     100     100      16     0      100     100     100
March 2014.............    100     100      98      12     0      100     100      98      12     0      100     100      87
March 2015.............    100     100      79       9     0      100     100      79       9     0      100     100      69
March 2016.............    100     100      63       6     0      100     100      63       6     0      100     100      55
March 2017.............    100     100      50       4     0      100     100      50       4     0      100     100      44
March 2018.............    100     100      39       3     0      100     100      39       3     0      100     100      35
March 2019.............    100     100      31       2     0      100     100      31       2     0      100     100      27
March 2020.............    100     100      24       2     0      100     100      24       2     0      100     100      21
March 2021.............    100     100      18       1     0      100     100      18       1     0      100     100      16
March 2022.............    100     100      14       1     0      100     100      14       1     0      100     100      12
March 2023.............    100     100      10       1     0      100     100      10       1     0      100     100       9
March 2024.............    100     100       7       *     0      100     100       7       *     0      100     100       6
March 2025.............    100     100       5       *     0      100     100       5       *     0      100     100       4
March 2026.............    100      90       3       *     0      100      90       3       *     0      100      80       3
March 2027.............    100      55       2       *     0      100      55       2       *     0      100      49       1
March 2028.............    100      22       1       *     0      100      22       1       *     0      100      19       1
March 2029.............      0       0       0       0     0        0       0       0       0     0        0       0       0
Weighted Average Life
  (in years)(1)........   29.5    28.2    18.9    11.3   6.6     29.5    28.2    18.9    11.3   6.6     29.4    28.0    18.4

                          CLASS A21+
                         ------------
DISTRIBUTION DATE        400%    500%
-----------------        -----   ----
Initial Percentage.....    100   100
March 2000.............    100   100
March 2001.............    100   100
March 2002.............    100   100
March 2003.............    100   100
March 2004.............    100   100
March 2005.............    100    88
March 2006.............    100     8
March 2007.............     99     0
March 2008.............     64     0
March 2009.............     48     0
March 2010.............     35     0
March 2011.............     26     0
March 2012.............     19     0
March 2013.............     14     0
March 2014.............     10     0
March 2015.............      8     0
March 2016.............      5     0
March 2017.............      4     0
March 2018.............      3     0
March 2019.............      2     0
March 2020.............      1     0
March 2021.............      1     0
March 2022.............      1     0
March 2023.............      *     0
March 2024.............      *     0
March 2025.............      *     0
March 2026.............      *     0
March 2027.............      *     0
March 2028.............      *     0
March 2029.............      0     0
Weighted Average Life
  (in years)(1)........   10.9   6.5

-------------------------
 * Indicates an amount above zero and less than 0.5% of the original Class Certificate Principal Balance is outstanding.

(1) The weighted average life is determined as described on page S-62.

+ The weighted average life shown in the table for this class of certificates represents the weighted average life of these certificates taken as a whole and is not likely to reflect the experience of any particular investor. Because holders of these certificates will receive distributions in reduction of the Certificate Principal Balance of such certificates on the basis of Principal Distribution Requests or by random lot, the weighted average life of any such certificates owned by an individual investor may vary significantly from the weighted average life of this class of certificates taken as a whole.

            PERCENT OF ORIGINAL CLASS CERTIFICATE PRINCIPAL BALANCE
                        OUTSTANDING OF THE CERTIFICATES

                                      CLASS A22+                             CLASS A23+                      CLASS A24
                         ------------------------------------   ------------------------------------   ---------------------
DISTRIBUTION DATE         0%     100%    275%    400%    500%    0%     100%    275%    400%    500%    0%     100%    275%
-----------------        -----   -----   -----   -----   ----   -----   -----   -----   -----   ----   -----   -----   -----
Initial Percentage.....    100     100     100     100   100      100     100     100     100   100      100     100     100
March 2000.............    100     100     100     100   100      100     100     100     100   100      100     100     100
March 2001.............    100     100     100     100   100      100     100     100     100   100      100     100     100
March 2002.............    100     100     100     100   100      100     100     100     100   100      100     100     100
March 2003.............    100     100     100     100   100      100     100     100     100   100      100     100     100
March 2004.............    100     100     100     100   100      100     100     100     100   100      100     100     100
March 2005.............    100     100     100     100    88      100     100     100     100   100      100     100     100
March 2006.............    100     100     100     100     8      100     100     100     100     9      100     100     100
March 2007.............    100     100     100      99     0      100     100     100     100     0      100     100     100
March 2008.............    100     100     100      64     0      100     100     100      72     0      100     100     100
March 2009.............    100     100     100      48     0      100     100     100      54     0      100     100     100
March 2010.............    100     100     100      35     0      100     100     100      40     0      100     100     100
March 2011.............    100     100     100      26     0      100     100     100      30     0      100     100     100
March 2012.............    100     100     100      19     0      100     100     100      22     0      100     100     100
March 2013.............    100     100     100      14     0      100     100     100      16     0      100     100     100
March 2014.............    100     100      87      10     0      100     100      98      12     0      100     100      98
March 2015.............    100     100      69       8     0      100     100      79       9     0      100     100      79
March 2016.............    100     100      55       5     0      100     100      63       6     0      100     100      63
March 2017.............    100     100      44       4     0      100     100      50       4     0      100     100      50
March 2018.............    100     100      35       3     0      100     100      39       3     0      100     100      39
March 2019.............    100     100      27       2     0      100     100      31       2     0      100     100      31
March 2020.............    100     100      21       1     0      100     100      24       2     0      100     100      24
March 2021.............    100     100      16       1     0      100     100      18       1     0      100     100      18
March 2022.............    100     100      12       1     0      100     100      14       1     0      100     100      14
March 2023.............    100     100       9       *     0      100     100      10       1     0      100     100      10
March 2024.............    100     100       6       *     0      100     100       7       *     0      100     100       7
March 2025.............    100     100       4       *     0      100     100       5       *     0      100     100       5
March 2026.............    100      80       3       *     0      100      90       3       *     0      100      90       3
March 2027.............    100      49       1       *     0      100      55       2       *     0      100      55       2
March 2028.............    100      19       1       *     0      100      22       1       *     0      100      22       1
March 2029.............      0       0       0       0     0        0       0       0       0     0        0       0       0
Weighted Average Life
  (in years)(1)........   29.4    28.0    18.4    10.9   6.5     29.5    28.2    18.9    11.3   6.6     29.5    28.2    18.9

                          CLASS A24
                         ------------
DISTRIBUTION DATE        400%    500%
-----------------        -----   ----
Initial Percentage.....    100    100
March 2000.............    100    100
March 2001.............    100    100
March 2002.............    100    100
March 2003.............    100    100
March 2004.............    100    100
March 2005.............    100    100
March 2006.............    100      9
March 2007.............    100      0
March 2008.............     72      0
March 2009.............     54      0
March 2010.............     40      0
March 2011.............     30      0
March 2012.............     22      0
March 2013.............     16      0
March 2014.............     12      0
March 2015.............      9      0
March 2016.............      6      0
March 2017.............      4      0
March 2018.............      3      0
March 2019.............      2      0
March 2020.............      2      0
March 2021.............      1      0
March 2022.............      1      0
March 2023.............      1      0
March 2024.............      *      0
March 2025.............      *      0
March 2026.............      *      0
March 2027.............      *      0
March 2028.............      *      0
March 2029.............      0      0
Weighted Average Life
  (in years)(1)........   11.3    6.6

-------------------------
 * Indicates an amount above zero and less than 0.5% of the original Class Certificate Principal Balance is outstanding.

(1) The weighted average life is determined as described on page S-62.

+ The weighted average life shown in the table for this class of certificates represents the weighted average life of these certificates taken as a whole and is not likely to reflect the experience of any particular investor. Because holders of these certificates will receive distributions in reduction of the Certificate Principal Balance of such certificates on the basis of Principal Distribution Requests or by random lot, the weighted average life of any such certificates owned by an individual investor may vary significantly from the weighted average life of this class of certificates taken as a whole.

            PERCENT OF ORIGINAL CLASS CERTIFICATE PRINCIPAL BALANCE
                        OUTSTANDING OF THE CERTIFICATES

                                       CLASS A25                              CLASS A26                      CLASS A27
                           ----------------------------------   -------------------------------------   -------------------
DISTRIBUTION DATE           0%    100%    275%    400%   500%     0%      100%    275%    400%   500%    0%     100%   275%
-----------------          ----   -----   -----   ----   ----   -------   -----   -----   ----   ----   -----   ----   ----
Initial Percentage.......   100     100     100   100    100        100     100     100   100    100      100   100    100
March 2000...............   100     100     100   100    100        100     100     100   100    100       99    96     91
March 2001...............   100     100     100   100    100        100     100     100   100    100       97    88     74
March 2002...............   100     100     100   100    100        100     100     100   100    100       96    79     53
March 2003...............   100     100     100   100    100        100     100     100   100    100       94    70     36
March 2004...............   100     100     100   100    100        100     100     100   100    100       92    62     22
March 2005...............   100     100     100   100      0        100     100     100   100      0       90    55     12
March 2006...............   100     100     100    65      0        100     100     100    65      0       88    48      3
March 2007...............   100     100     100     0      0        100     100     100     0      0       86    42      0
March 2008...............   100     100     100     0      0        100     100     100     0      0       84    37      0
March 2009...............   100     100     100     0      0        100     100     100     0      0       82    32      0
March 2010...............   100     100      96     0      0        100     100      96     0      0       79    27      0
March 2011...............   100     100      62     0      0        100     100      62     0      0       76    23      0
March 2012...............   100     100      32     0      0        100     100      32     0      0       74    19      0
March 2013...............   100     100       7     0      0        100     100       7     0      0       70    15      0
March 2014...............   100     100       0     0      0        100     100       0     0      0       67    11      0
March 2015...............   100     100       0     0      0        100     100       0     0      0       63     8      0
March 2016...............   100     100       0     0      0        100     100       0     0      0       59     5      0
March 2017...............   100     100       0     0      0        100     100       0     0      0       55     1      0
March 2018...............   100     100       0     0      0        100     100       0     0      0       51     0      0
March 2019...............   100     100       0     0      0        100     100       0     0      0       46     0      0
March 2020...............   100     100       0     0      0        100     100       0     0      0       41     0      0
March 2021...............   100     100       0     0      0        100     100       0     0      0       35     0      0
March 2022...............   100     100       0     0      0        100     100       0     0      0       29     0      0
March 2023...............   100      80       0     0      0        100      80       0     0      0       23     0      0
March 2024...............   100      47       0     0      0        100      47       0     0      0       16     0      0
March 2025...............   100      13       0     0      0        100      13       0     0      0        8     0      0
March 2026...............   100       0       0     0      0        100       0       0     0      0        *     0      0
March 2027...............   100       0       0     0      0        100       0       0     0      0        0     0      0
March 2028...............    16       0       0     0      0         16       0       0     0      0        0     0      0
March 2029...............     0       0       0     0      0          0       0       0     0      0        0     0      0
Weighted Average Life (in
  years)(1)..............  28.8    24.9    12.5   7.3    5.5       28.8    24.9    12.5   7.3    5.5     17.6   7.7    3.5

                            CLASS A27
                           -----------
DISTRIBUTION DATE          400%   500%
-----------------          ----   ----
Initial Percentage.......  100     100
March 2000...............   88      85
March 2001...............   64      56
March 2002...............   37      25
March 2003...............   17       4
March 2004...............    1       0
March 2005...............    0       0
March 2006...............    0       0
March 2007...............    0       0
March 2008...............    0       0
March 2009...............    0       0
March 2010...............    0       0
March 2011...............    0       0
March 2012...............    0       0
March 2013...............    0       0
March 2014...............    0       0
March 2015...............    0       0
March 2016...............    0       0
March 2017...............    0       0
March 2018...............    0       0
March 2019...............    0       0
March 2020...............    0       0
March 2021...............    0       0
March 2022...............    0       0
March 2023...............    0       0
March 2024...............    0       0
March 2025...............    0       0
March 2026...............    0       0
March 2027...............    0       0
March 2028...............    0       0
March 2029...............    0       0
Weighted Average Life (in
  years)(1)..............  2.6     2.2

-------------------------
 * Indicates an amount above zero and less than 0.5% of the original Class Certificate Principal Balance is outstanding.

(1) The weighted average life is determined as described on page S-62.

            PERCENT OF ORIGINAL CLASS CERTIFICATE PRINCIPAL BALANCE
                        OUTSTANDING OF THE CERTIFICATES

                                                      CLASS A28                                    CLASS A29
                                      -----------------------------------------    -----------------------------------------
DISTRIBUTION DATE                      0%      100%     275%     400%     500%      0%      100%     275%     400%     500%
-----------------                     -----    -----    -----    -----    -----    -----    -----    -----    -----    -----
Initial Percentage..................    100      100      100      100      100      100      100      100      100      100
March 2000..........................    100      100      100      100      100      100      100      100      100      100
March 2001..........................    100      100      100      100      100      100      100      100      100      100
March 2002..........................    100      100      100      100      100      100      100      100      100      100
March 2003..........................    100      100      100      100      100      100      100      100      100      100
March 2004..........................    100      100      100      100       29      100      100      100      100      100
March 2005..........................    100      100      100       48        0       98       97       93       91       89
March 2006..........................    100      100      100        9        0       97       93       85       80       76
March 2007..........................    100      100       83        0        0       95       88       75       67       51
March 2008..........................    100      100       55        0        0       93       82       64       53       34
March 2009..........................    100      100       35        0        0       91       75       52       39       23
March 2010..........................    100      100       20        0        0       89       69       43       29       16
March 2011..........................    100      100        9        0        0       87       63       35       21       11
March 2012..........................    100      100        0        0        0       84       58       28       16        7
March 2013..........................    100      100        0        0        0       81       52       23       12        5
March 2014..........................    100      100        0        0        0       78       48       18        9        3
March 2015..........................    100      100        0        0        0       75       43       15        6        2
March 2016..........................    100      100        0        0        0       72       39       12        5        2
March 2017..........................    100      100        0        0        0       68       34        9        3        1
March 2018..........................    100       90        0        0        0       65       31        7        2        1
March 2019..........................    100       73        0        0        0       60       27        6        2        *
March 2020..........................    100       57        0        0        0       56       23        4        1        *
March 2021..........................    100       41        0        0        0       51       20        3        1        *
March 2022..........................    100       27        0        0        0       46       17        3        1        *
March 2023..........................    100       15        0        0        0       40       14        2        *        *
March 2024..........................    100        3        0        0        0       34       11        1        *        *
March 2025..........................    100        0        0        0        0       28        9        1        *        *
March 2026..........................    100        0        0        0        0       21        6        1        *        *
March 2027..........................     47        0        0        0        0       14        4        *        *        *
March 2028..........................      0        0        0        0        0        6        1        *        *        *
March 2029..........................      0        0        0        0        0        0        0        0        0        0
Weighted Average Life (in
  years)(1).........................   28.0     21.6      9.6      6.1      4.8     20.8     15.6     11.3      9.9      8.7

-------------------------
 * Indicates an amount above zero and less than 0.5% of the original Class Certificate Principal Balance is outstanding.

(1) The weighted average life is determined as described on page S-62.

            PERCENT OF ORIGINAL CLASS CERTIFICATE PRINCIPAL BALANCE
                        OUTSTANDING OF THE CERTIFICATES

                                                                  CLASSES M, B1 AND B2                       CLASS R
                                                           -----------------------------------   --------------------------------
DISTRIBUTION DATE                                           0%     100%    275%    400%   500%    0%    100%   275%   400%   500%
-----------------                                          -----   -----   -----   ----   ----   ----   ----   ----   ----   ----
Initial Percentage.......................................    100     100     100   100    100     100   100    100    100     100
March 2000...............................................     99      99      99    99     99       0     0      0      0       0
March 2001...............................................     98      98      98    98     98       0     0      0      0       0
March 2002...............................................     97      97      97    97     97       0     0      0      0       0
March 2003...............................................     96      96      96    96     96       0     0      0      0       0
March 2004...............................................     94      94      94    94     94       0     0      0      0       0
March 2005...............................................     93      91      88    85     83       0     0      0      0       0
March 2006...............................................     91      87      80    75     71       0     0      0      0       0
March 2007...............................................     90      83      71    63     57       0     0      0      0       0
March 2008...............................................     88      77      60    49     42       0     0      0      0       0
March 2009...............................................     86      71      49    37     29       0     0      0      0       0
March 2010...............................................     84      65      40    27     20       0     0      0      0       0
March 2011...............................................     82      60      33    20     13       0     0      0      0       0
March 2012...............................................     79      54      26    15      9       0     0      0      0       0
March 2013...............................................     77      49      21    11      6       0     0      0      0       0
March 2014...............................................     74      45      17     8      4       0     0      0      0       0
March 2015...............................................     71      40      14     6      3       0     0      0      0       0
March 2016...............................................     68      36      11     4      2       0     0      0      0       0
March 2017...............................................     64      32       9     3      1       0     0      0      0       0
March 2018...............................................     61      29       7     2      1       0     0      0      0       0
March 2019...............................................     57      25       5     2      1       0     0      0      0       0
March 2020...............................................     53      22       4     1      *       0     0      0      0       0
March 2021...............................................     48      19       3     1      *       0     0      0      0       0
March 2022...............................................     43      16       2     1      *       0     0      0      0       0
March 2023...............................................     38      13       2     *      *       0     0      0      0       0
March 2024...............................................     32      11       1     *      *       0     0      0      0       0
March 2025...............................................     26       8       1     *      *       0     0      0      0       0
March 2026...............................................     20       6       1     *      *       0     0      0      0       0
March 2027...............................................     13       3       *     *      *       0     0      0      0       0
March 2028...............................................      5       1       *     *      *       0     0      0      0       0
March 2029...............................................      0       0       0     0      0       0     0      0      0       0
Weighted Average Life (in years)(1)......................   19.8    14.8    10.8   9.5    8.8     0.1   0.1    0.1    0.1     0.1

-------------------------
 * Indicates an amount above zero and less than 0.5% of the original Class Certificate Principal Balance is outstanding.

(1) The weighted average life is determined as described on page S-62.

GE CAPITAL MORTGAGE SERVICES, INC.

     GECMSI, a wholly-owned subsidiary of GE Capital Mortgage Corporation, is a New Jersey corporation originally incorporated in 1949. The principal executive office of GECMSI is located at Three Executive Campus, Cherry Hill, New Jersey 08002, telephone (609) 661-6100. For a general description of GECMSI and its activities, see "GE Capital Mortgage Services, Inc." in the accompanying prospectus.

     GECMSI currently maintains an electronic bulletin board, accessible by computer modem, which provides certain information about loans included in various series of mortgage pass-through securities that GECMSI has publicly offered. GECMSI makes no representation or warranty that such information will be suitable for any particular purpose and GECMSI assumes no responsibility for the accuracy or completeness of any information that is generated by others using such information. GECMSI has no obligation to maintain the bulletin board and may stop maintaining it any time. For further information concerning the bulletin board, you should call 800-544-3466, extension 5515.

DELINQUENCY AND FORECLOSURE EXPERIENCE OF GECMSI

     The following delinquency tables set forth certain information concerning the delinquency and foreclosure experience on one- to four-family conventional residential mortgage loans serviced directly by GECMSI, excluding Home Equity Loans (as defined in the prospectus) and special loan portfolios which, upon the GECMSI's commencement of servicing responsibilities, consisted of significant numbers of mortgage loans that were seriously delinquent or in foreclosure. The servicing portfolio does not include mortgage loans that were serviced or sub-serviced by others.

                             AS OF DECEMBER 31,       AS OF DECEMBER 31,       AS OF DECEMBER 31,
                                    1996                     1997                     1998
                            ---------------------   ----------------------   ----------------------
                            BY NO.     BY DOLLAR    BY NO.      BY DOLLAR    BY NO.      BY DOLLAR
                              OF       AMOUNT OF      OF        AMOUNT OF      OF        AMOUNT OF
                             LOANS       LOANS       LOANS        LOANS       LOANS        LOANS
                            -------   -----------   -------    -----------   -------    -----------
                                                 (DOLLAR AMOUNTS IN THOUSANDS)
Total portfolio...........  785,928   $88,188,662   726,869    $883,535,531  622,179    $75,039,774
                            =======   ===========   =======    ===========   =======    ===========
Period of delinquency(1)
  30 to 59 days...........    3,362   $   353,209     2,687    $   281,657     2,314    $   242,342
  60 to 89 days...........    1,177       135,668       632         71,245       526         56,889
  90 days or more(2)......    6,867       892,643     5,442        662,342     4,561        512,734
                            -------   -----------   -------    -----------   -------    -----------
Total delinquent loans....   11,406   $ 1,381,520     8,761    $ 1,051,244     7,401    $   811,965
                            =======   ===========   =======    ===========   =======    ===========
Percent of portfolio......     1.45%         1.57%     1.21%          1.22%     1.19%          1.08%

------------------------
(1) The indicated periods of delinquency are based on the number of days past due on a contractual basis, based on a 30-day month. No mortgage loan is considered delinquent for these purposes until the monthly anniversary of its contractual due date (e.g., a mortgage loan with a payment due on January 1 would first be considered delinquent on February 1). The delinquencies reported above were determined as of the dates indicated.

(2) Includes pending foreclosures.

                                               AS OF DECEMBER 31,
                                    -----------------------------------------
                                       1996           1997           1998
                                    -----------    -----------    -----------
                                          (DOLLAR AMOUNTS IN THOUSANDS)
Total portfolio...................  $88,188,662    $83,535,531    $75,039,774
Foreclosures(1)...................      372,800        271,046        189,421
Foreclosure ratio.................         0.42%          0.32%          0.25%

-------------------------
(1) Foreclosures represent the principal balance of mortgage loans secured by mortgaged properties, the title to which has been acquired by GECMSI, by investors or by an insurer following foreclosure or delivery of a deed in lieu of foreclosure and which had not been liquidated at the end of the period indicated. The length of time necessary to complete the liquidation of such mortgaged properties may be affected by prevailing economic conditions and the marketability of the mortgaged properties.

     We are not currently aware of specific trends that have affected our recent delinquency and loss experience, nor are we currently aware of any trends that are likely to affect the future performance of our servicing portfolio.

     The delinquency and foreclosure experience set forth above is historical and is based on the servicing of mortgage loans that may not be representative of the mortgage loans in the trust. Consequently, there can be no assurance that the delinquency and foreclosure experience on the mortgage loans in the trust will be consistent with the data set forth above. The servicing portfolio, for example, includes mortgage loans having a wide variety of payment characteristics (e.g., fixed-rate mortgage loans, adjustable rate mortgage loans and graduated payment mortgage loans) and mortgage loans secured by mortgaged properties in geographic locations that may not be representative of the geographic locations of the mortgage loans in the trust. The servicing portfolio also includes mortgage loans originated in accordance with GECMSI's then-applicable underwriting policies as well as mortgage loans not originated in accordance with such policies but as to which GECMSI had acquired the related servicing rights.

     The servicing portfolio includes many mortgage loans which have not been outstanding long enough to have seasoned to a point where delinquencies would be fully reflected. In the absence of such substantial continuous additions of servicing for recently originated mortgage loans to the servicing portfolio, it is possible that the delinquency and foreclosure percentages experienced in the future could be significantly higher than those indicated in the tables above. Investors should further note that a number of social, economic, tax, geographic, demographic, legal and other factors may adversely affect the timely payment by borrowers of scheduled payments of principal and interest on the mortgage loans in the servicing portfolio, which could, in turn, cause an increase in delinquency and foreclosure rates. These factors include economic conditions, either nationally or in geographic areas where GECMSI's servicing portfolio tends to be concentrated, the age of the mortgage loans in the trust, the geographic distribution of the mortgaged properties, the payment terms of the mortgages, the characteristics of the mortgagors, enforceability of due-on-sale clauses and servicing decisions.

USE OF PROCEEDS

     The net proceeds from the sale of the certificates offered hereby will be general funds used by GECMSI for general corporate purposes, including the acquisition of residential mortgage loans and servicing rights.

THE POOLING AND SERVICING AGREEMENT

     The certificates will be issued pursuant to the Agreement. The following summaries describe the material provisions of the Agreement that are unique to this offering of certificates. See "The Pooling and Servicing Agreement" in the accompanying prospectus for summaries of the other material provisions of the Agreement. The summaries below do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Agreement. Where particular provisions or terms used in the Agreement are referred to, those provisions or terms are as specified in the Agreement.

SERVICING ARRANGEMENT WITH RESPECT TO THE MORTGAGE LOANS

     It is expected that GECMSI will directly service approximately 80.5% (by aggregate Scheduled Principal Balance as of the Cut-off Date) of the mortgage loans and will function as master servicer with respect to the remaining mortgage loans pursuant to a Direct Master Servicing Arrangement. Such master-serviced loans will be directly serviced by the entities which originated or acquired those loans and sold them to GECMSI. The Agreement permits GECMSI to use other primary servicing agents from time to time. See "Servicing of the Mortgage Loans" in the accompanying prospectus.

COLLECTION ACCOUNT

     The Agreement provides that if GECMSI or the Trustee obtains actual notice or knowledge of the occurrence of a Trigger Event or the downgrade of GE Capital's short term unsecured rating below A-1+ by Standard and Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), GECMSI will, in lieu of the Loan Payment Record described under the caption "Servicing of the Mortgage Loans -- Loan Payment Record" in the accompanying prospectus, establish and maintain or cause to be established and maintained a separate account (the "Collection Account") for the certificates for the collection of payments on the mortgage loans; provided, however, that such action will not be required if GECMSI delivers to the Trustee a letter from each rating agency which originally rated the certificates to the effect that the failure to take such action would not cause such rating agency to withdraw or reduce its then current rating of such certificates. If established, such Collection Account would be:

      -- maintained with a depository institution the debt obligations of which are, at the time of any deposit therein, rated by each of Fitch IBCA, Inc. ("Fitch") and S&P in one of its two highest long-term rating categories and by S&P in its highest short-term rating category;

      -- an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund (the "BIF") of the Federal Deposit Insurance Corporation (the "FDIC") or the Savings Association Insurance Fund (as successor to the Federal Savings and Loan Insurance Corporation) of the FDIC (the "SAIF");

      -- an account or accounts with a depository institution, which accounts are insured by the BIF or SAIF (to the limits established by the FDIC), and which uninsured deposits are invested in United States government securities or other high quality investments, or are otherwise secured to the extent required by Fitch and S&P such that, as evidenced by an opinion of counsel, the holders of the certificates have a claim with respect to the funds in the account or a perfected first security interest against any collateral securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which the account is maintained;

      -- a trust account maintained with the corporate trust department of a federal or state chartered depository institution or trust company with trust powers and acting in its fiduciary capacity for the benefit of the Trustee; or

      -- an account as will not cause either Fitch or S&P to downgrade or withdraw its then-current ratings assigned to the certificates.

If a Collection Account is established for the certificates, all amounts credited or debited to the Loan Payment Record in the manner described under the caption "Servicing of the Mortgage Loans -- Loan Payment Record" will instead be deposited or withdrawn from the related Collection Account. See "Servicing of the Mortgage Loans -- Loan Payment Record" in the accompanying prospectus.

     Prior to the occurrence of a Trigger Event, GECMSI will transfer to the Certificate Account, in next day funds, the Available Funds for the related Distribution Date on the business day immediately preceding such Distribution Date.

ADVANCES

     In the event that any mortgagor fails to make any payment of principal or interest required under the terms of a mortgage loan, GECMSI will advance the entire amount of such payment, net of the applicable servicing fee, less the amount of any such payment that GECMSI reasonably believes will not be recoverable out of liquidation proceeds or otherwise. See "Servicing of the Mortgage Loans -- Advances" in the accompanying prospectus for more information.

     The Trustee will make advances of delinquent principal and interest payments in the event of a failure by GECMSI to perform its obligation to do so, provided that the Trustee will not make such advance to the extent that it reasonably believes the payment will not be recoverable to it out of related liquidation or insurance proceeds or otherwise. The Trustee will be entitled to reimbursement for advances in a manner similar to GECMSI's entitlement as described in the accompanying prospectus.

     As a result of the subordination of the junior certificates, the effect of reimbursements to GECMSI or the Trustee of previous advances from liquidation or insurance proceeds and of nonrecoverable advances will generally be borne by the holders of the junior certificates (to the extent then outstanding) in inverse order of priority before they are borne by holders of the senior certificates.

PURCHASES OF DEFAULTED MORTGAGE LOANS

     Under the Agreement, GECMSI will have the option (but not the obligation) to purchase any mortgage loan as to which the mortgagor has failed to make unexcused payment in full of three or more scheduled payments of principal and interest (a "Defaulted Mortgage Loan"). Any such purchase will be for a price equal to 100% of the outstanding principal balance of such mortgage loan, plus accrued and unpaid interest thereon at the Net Mortgage Rate, less any amounts representing previously unreimbursed advances. The purchase price for any Defaulted Mortgage Loan will be deposited in the Certificate Account on the business day prior to the Distribution Date on which the proceeds of such purchase are to be distributed to the certificateholders.

SERVICING COMPENSATION, COMPENSATING INTEREST AND PAYMENT OF EXPENSES

     GECMSI's primary compensation for its servicing activities will come from the payment to it, with respect to each interest payment on any mortgage loan, of the servicing fee at the rate described below. As to each mortgage loan, the servicing fee rate will be a fixed rate per annum of the outstanding principal balance of such mortgage loan, expected to range from approximately 0.05% to 0.29%, with an anticipated initial weighted average rate of between approximately 0.24% and 0.28%. The aggregate servicing compensation to GECMSI could vary depending on the prepayment experience of the mortgage loans. The servicing compensation of any direct servicer of any mortgage loan will be paid out of the related servicing fee, and GECMSI will retain the balance of the servicing fee as part of its servicing compensation, (subject to its obligation to make Compensating Interest Payments, as described below).

     To the extent any voluntary prepayment results in an Interest Shortfall (as described in clauses (1 ) and (2) of the definition thereof) with respect to any Distribution Date, GECMSI will be obligated to remit an amount (such amount, a "Compensating Interest Payment") sufficient to pass through to certificateholders the full amount of interest to which they would have been entitled in the absence of such prepayments, but in no event greater than the lesser of (a) 1/12th of 0.125% of the Pool Scheduled Principal Balance for such Distribution Date and (b) the aggregate amount received by GECMSI on account of its servicing fees (net of any servicing compensation paid to any direct servicer) in connection with such Distribution Date. Because the net amount received by the company on account of its servicing fee is generally less in the case of mortgage loans master-serviced by GECMSI than in the case of mortgage loans GECMSI services directly, the amounts available for any Compensating Interest Payment with respect to any Distribution Date will generally decrease to the extent the proportion of Outstanding Mortgage Loans master-serviced by GECMSI increases, and increase to the extent the proportion of such mortgage loans decreases. It is expected that no more than 25% of the mortgage loans (by aggregate Scheduled Principal Balance as of the Cut-off Date) will be master-serviced by GECMSI. This percentage could vary over time, however, if mortgage loans directly serviced by GECMSI experience a disproportionately high or low level of prepayments or defaults relative to mortgage loans master-serviced by GECMSI. In addition, the proportion of master-serviced mortgage loans could be affected as a result of (1) the exercise by GECMSI of its right under the Agreement to contract with third parties to directly service mortgage loans, with GECMSI becoming the master servicer of such mortgage loans, or (2) the substitution of any mortgage loans under the Agreement.

     GECMSI will retain, as additional servicing compensation, amounts in respect of interest paid by borrowers in connection with any principal prepayment in full received by GECMSI (or, with respect to mortgage loans master-serviced by GECMSI, of which the Company receives notice) from the first day through the fifteenth day of each month, other than the month of the Cut-off Date.

     GECMSI will pay expenses incurred in connection with its responsibilities under the Agreement, subject to limited reimbursement as described herein and in the accompanying Prospectus. See "Servicing of the Mortgage Loans -- Servicing and Other Compensation and Payment of Expenses" in the accompanying prospectus for information regarding other possible compensation to GECMSI.

TRUSTEE

     The Trustee for the certificates offered hereby will be State Street Bank and Trust Company, a Massachusetts banking corporation organized and existing under the laws of the Commonwealth of Massachusetts. The Corporate Trust Office of the Trustee is located at Two International Place, Boston, Massachusetts.

OPTIONAL TERMINATION

     GECMSI may, at its option, repurchase all of the mortgage loans underlying the certificates and thereby effect the early retirement of the certificates and cause the termination of the trust and the REMIC constituted by the trust on any Distribution Date after the aggregate Scheduled Principal Balance of the mortgage loans is less than 10% of the aggregate Scheduled Principal Balance thereof as of the Cut-off Date. Under the Agreement, the Trustee will provide notice to certificateholders of this final distribution. This notice will state:

     (1) the distribution date on which the final distribution will be made;

     (2) the amount of the final distribution; and

     (3) that the final distribution on each certificate will be paid only upon surrender of such certificate.

     GECMSI may not exercise this option unless the Trustee has received an opinion of counsel that the exercise of such option will not subject the trust to a tax on prohibited transactions or result in the failure of the trust to qualify as a REMIC.

     In accordance with the Agreement, any such repurchase by GECMSI of the assets included in the trust will be at a price equal to the sum of:

     (1) 100% of the unpaid principal balance of each mortgage loan in the trust other than a mortgage loan described in clause (2) below, as of the first day of the month of such repurchase, plus accrued and unpaid interest thereon to the first day of the month of such repurchase at the related Net Mortgage Rate, less any amounts representing previously unreimbursed advances; and

     (2) the appraised value of any property acquired in respect of a related mortgage loan less any amounts representing previously unreimbursed advances in respect thereof and a good faith estimate of liquidation expenses.

     The Available Funds on the final Distribution Date will be allocated to each class of certificates in accordance with the priorities described under "Description of the Certificates -- Distributions on the Certificates -- Allocation of Available Funds." Accordingly, if the Available Funds on the final Distribution Date are less than the aggregate principal balance of all outstanding certificates plus accrued and unpaid interest thereon, then in the event that such Distribution Date occurs:

     - prior to the Cross-over Date, the resulting shortfall will borne by the certificates in inverse order of their related payment priorities, and

     - on or after the Cross-over Date, such shortfall will be borne pro rata among such certificates.

     No holder of any certificates will be entitled to any unanticipated recoveries received with respect to any mortgage loan after the termination of the trust. See "Servicing of the Mortgage Loans -- Unanticipated Recoveries of Losses on the Mortgage Loans" in the prospectus.

VOTING RIGHTS

     The Class S Certificates will be allocated 1% of the votes and the other classes of certificates in the aggregate will be allocated 99% of the votes eligible to be cast in connection with any vote of all certificateholders under the Agreement.

     Votes allocated to the certificates under the Agreement will be allocated among the classes (and among the certificates within each such class) in proportion to their Class Certificate Principal Balances.

FEDERAL INCOME TAX CONSEQUENCES

     The following discussion, insofar as it states conclusions of law, represents the opinion of Cleary, Gottlieb, Steen & Hamilton, special counsel to GECMSI.

     An election will be made to treat the trust as a REMIC for federal income tax purposes.

     The certificates other than the residual certificates (the "Regular Certificates") will be designated as "regular interests" in the REMIC and the Residual Certificates will be designated as the "residual interest" in the REMIC.

Regular Certificates

     The Regular Certificates generally will be treated as debt instruments issued by the REMIC for federal income tax purposes. Income on Regular Certificates must be reported under an accrual method of accounting. Certain classes of Regular Certificates (other than the Class A17, Class A24 and Class A25 Certificates) may be issued with original issue discount in an amount equal to the excess of their initial respective Class Certificate Principal Balances (plus accrued interest from the last day preceding the issue date corresponding to a Distribution Date through the issue date plus, in the case of the Class A19 and Class A20 Certificates, amounts initially deposited in the Class A19 Interest Account and the Class A20 Interest Account, respectively), over their issue prices (including all accrued interest). The Class A17, Class A24 and Class A25 Certificates will be issued with original issue discount in an amount equal to the excess of (1) the sum of all payments thereon determined under the Prepayment Assumption described below, over (2) their issue price. The prepayment assumption that is to be used in determining the rate of accrual of original issue discount and whether the original issue discount is considered de minimis, and that may be used by a holder of a Regular Certificate to amortize premium, will be 275% of the Prepayment Assumption. No representation is made as to the actual rate at which the mortgage loans will prepay. See "Federal Income Tax Consequences -- REMIC Certificates -- Income from Regular Certificates" in the accompanying prospectus.

     The requirement to report income on a Regular Certificate under an accrual method may result in the inclusion of amounts in income that are not currently distributed in cash. In the case of a junior certificate, accrued income may exceed cash distributions as a result of the preferential right of classes of senior certificates to receive cash distributions in the event of losses or delinquencies on mortgage loans. Prospective purchasers of junior certificates should consult their tax advisors regarding the timing of income from those certificates and the timing and character of any deductions that may be available with respect to principal or accrued interest that is not paid. See "Federal Income Tax Consequences -- REMIC Certificates -- Income from Regular Certificates" in the accompanying prospectus.

Residual Certificates

     The holders of the residual certificates must include the taxable income of the REMIC in their federal taxable income. The resulting tax liability of the holders may exceed cash distributions to such holders during certain periods. All or a portion of the taxable income from a residual certificate recognized by a holder may be treated as "excess inclusion" income, which with limited exceptions is subject to U.S. federal income tax in all events.

     Under Treasury regulations, the residual certificates may be considered to be "noneconomic residual interests" at the time they are issued, in which event certain transfers thereof would be disregarded for federal income tax purposes.

     Prospective purchasers of a residual certificate should consider carefully the tax consequences of an investment in residual certificates discussed in the prospectus and should consult their own tax advisors with respect to those consequences. See "Federal Income Tax Consequences -- REMIC
Certificates -- Income from Residual Certificates -- Taxation of Certain Foreign Investors -- Servicing Compensation and Other REMIC Pool Expense -- Transfers of Residual Certificates."

ERISA CONSIDERATIONS

     As described in the prospectus under "ERISA Considerations," the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Internal Revenue Code of 1986, as amended (the "Code") impose certain duties and restrictions on any person which is an employee benefit plan within the meaning of Section 3(3) of ERISA or a plan subject to Section 4975 of the Code or any person utilizing the assets of such employee benefit plan or other plan (an "ERISA Plan") and certain persons who perform services for ERISA Plans. For example, unless exempted, an investment by an ERISA Plan in the certificates offered hereby may constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code. The United States Department of Labor (the "DOL") has issued certain such exemptions from these prohibitions which might be applicable in connection with an ERISA Plan's purchase of certain of the certificates offered hereby, including Prohibited Transaction Class Exemption 83-1 ("PTE 83-1"). In particular, the exemptive relief provided by PTE 83-1 may be available with respect to the initial acquisition and holding of certain classes of certificates offered hereby, provided that the conditions specified in PTE 83-1 are satisfied. See "ERISA Considerations" in the accompanying prospectus.

     The United States Department of Labor (the "DOL") has issued to PaineWebber Incorporated an individual administrative exemption, Prohibited Transaction Exemption 90-36 (55 Fed. Reg. 25903, June 25, 1990), as amended (the "Exemption"), from certain of the prohibited transaction provisions of ERISA with respect to the initial purchase, the holding, and the subsequent resale by an ERISA Plan of certificates in pass-through trusts that meet the conditions and requirements of the Exemption. The Exemption might apply to the acquisition, holding and resale of the senior certificates by an ERISA Plan, provided that specified conditions are met.

     Among the conditions which would have to be satisfied for the Exemption to apply to the acquisition by an ERISA Plan of the senior certificates are the following:

     - PaineWebber Incorporated is the sole underwriter or the manager or co-manager of the underwriting syndicate, for such certificates;

     - the certificates are rated in one of the three highest generic rating categories by Fitch, Moody's Investors Service, Inc., S&P or Duff & Phelps Credit Rating Co. at the time of the acquisition of such certificates by the ERISA Plan;

     - the certificates represent a beneficial ownership interest in, among other things, obligations that bear interest or are purchased at a discount and which are secured by single-family residential, multifamily residential or commercial real property (including obligations secured by leasehold interests on commercial real property), or fractional undivided interests in such obligations;

     - the certificates are not subordinated to other certificates issued by the trust in respect of the mortgage pool;

     - the ERISA Plan investing in such certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933;

     - the acquisition of the certificates is on terms that are at least as favorable to the ERISA Plan as they would be in an arm's length transaction with an unrelated third party;

     - the Trustee is not an affiliate of any member of the "Restricted Group" (as defined below); and

     - the compensation to PaineWebber Incorporated represents not more than reasonable compensation for underwriting the certificates, the proceeds to GECMSI pursuant to the assignment of the mortgage loans (or interests therein) to the Trustee represent not more than the fair market value of such mortgage loans (or interests) and the sum of all payments made to and retained by GECMSI represents not more than reasonable compensation for GECMSI's services under the Agreement and reimbursement of GECMSI's reasonable expenses in connection therewith.

     In addition, if certain additional conditions specified in the Exemption are satisfied, the Exemptions may provide an exemption from the prohibited transaction provisions of ERISA relating to possible self-dealing transactions by fiduciaries who have discretionary authority, or render investment advice, with respect to ERISA Plan assets used to purchase the senior certificates offered hereby if the fiduciary (or its affiliate) is an obligor on any of the mortgage loans.

     The Exemption would not be available with respect to ERISA Plans sponsored by any of the following entities (or any affiliate of any such entity):

     -  GECMSI;

     -  PaineWebber Incorporated;

     -  the Trustee;

     - any entity that provides insurance or other credit enhancement to the trust in respect of the mortgage pool; or

     - any obligor with respect to mortgage loans included in the mortgage pool constituting more than five percent of the aggregate unamortized principal balance of the assets in such mortgage loan pool (the "Restricted Group").

Before purchasing any certificate offered hereby, a fiduciary of an ERISA Plan should make its own determination as to the availability of the exemptive relief provided in the

Exemption or the availability of any other prohibited transaction exemptions, and whether the conditions of any such exemption will be applicable to such certificate.

     The Exemption does not apply to the initial purchase, the holding or the subsequent resale of the Class M, Class B1 and Class B2 Certificates because such certificates are subordinate to certain other classes of certificates. ACCORDINGLY, ERISA PLANS MAY NOT PURCHASE THE CLASS M, CLASS B1 OR CLASS B2 CERTIFICATES, except that any insurance company may purchase such certificates with assets of its general account if the exemptive relief granted by the DOL for transactions involving insurance company general accounts in Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) is available with respect to such investment. Any insurance company proposing to purchase such certificates for its general account should consider whether such relief would be available.

     Any fiduciary of an ERISA Plan considering whether to purchase any certificate offered hereby should not only consider the applicability of exemptive relief, but should also carefully review with its own legal advisors the applicability of the fiduciary duty and prohibited transaction provisions of ERISA and the Code to such investment. See "ERISA Considerations" in the accompanying prospectus.

     A qualified pension plan or other entity that is exempt from federal income taxation pursuant to Section 501 of the Code (a "Tax-Exempt Investor") nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Code. The residual certificates constitute the residual interest in the REMIC constituted by the trust, and all "excess inclusions" allocated to the residual certificates, if held by a Tax-Exempt Investor, will be considered "unrelated business taxable income" and thus will be subject to federal income tax. See "Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates -- Taxation of Residual Certificates" in the prospectus.

     The Agreement will contain certain restrictions on the transferability of the Class M, Class B1 and Class B2 Certificates. See "Description of the Certificates -- Book-Entry Certificates" herein. The Agreement provides that the residual certificates may not be acquired by or transferred to an ERISA Plan. See "Description of the Certificates -- Restrictions on Transfer of the Residual Certificates" herein.

LEGAL INVESTMENT MATTERS

     The senior certificates offered hereby and the Class M Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") so long as such certificates are rated in one of the two highest rating categories by at least one nationally recognized rating agency. As such, such certificates are legal investments for certain entities to the extent provided in SMMEA. However, institutions subject to the jurisdiction of the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the National Credit Union Administration or state banking or insurance authorities should review applicable rules, supervisory policies and guidelines of these agencies before purchasing any of the certificates, as certain classes may be deemed to be unsuitable investments under one or more of these rules, policies and guidelines and certain restrictions may apply to investments in other classes. It should also be noted that certain states have enacted legislation limiting to varying extents the ability of certain entities (in particular insurance companies) to invest in mortgage related securities. Investors should consult with their own legal advisors in determining whether and to what extent the certificates constitute legal investments for such investors. See "Legal Investment Matters" in the accompanying prospectus.

     The Class B1 and Class B2 Certificates will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of the Class B1 and Class B2 Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Class B1 or Class B2 Certificates, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the Class B1 or Class B2 Certificates will constitute legal investments for them.

     GECMSI makes no representation as to the proper characterization of the Class B1 or Class B2 Certificates for legal investment of financial institution regulatory purposes, or as to the ability of particular investors to purchase the Class B1 or Class B2 Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Class B1 or Class B2 Certificates) may adversely affect the liquidity of the Class B1 and Class B2 Certificates.

PLAN OF DISTRIBUTION

     Subject to the terms and conditions set forth in the Underwriting Agreement between GECMSI and PaineWebber Incorporated, the certificates offered hereby are being purchased from GECMSI by PaineWebber Incorporated upon issuance. Distribution of the certificates offered hereby will be made by the underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

     Proceeds to GECMSI from the sale of the certificates offered hereby will be approximately 99.2071078% of the aggregate initial Class Certificate Principal Balance of the certificates offered hereby, plus accrued interest thereon from the Cut-off Date to but excluding the date of initial issuance of the certificates, but before deducting issuance expenses payable by GECMSI. In connection with the purchase and sale of the certificates offered hereby, the underwriter may be deemed to have received compensation from GECMSI in the form of underwriting discounts.

     GECMSI has agreed to indemnify the underwriter against, or make contributions to the underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     PaineWebber Incorporated has entered into an agreement with GECMSI to purchase the Class B3, Class B4 and Class B5 Certificates simultaneously with the purchase of the certificates offered hereby, subject to certain conditions.

CERTIFICATE RATINGS

     It is a condition of issuance of the certificates that the senior certificates offered hereby other than the Class A17, Class A24 and Class A25 Certificates be rated "AAA" by each of Fitch and S&P, that the Class A17, Class A24 and Class A25 Certificates be rated "AAA" by Fitch and "AAAr" by S&P, and that the Class M, Class B1 and Class B2 Certificates be rated "AA," "A" and "BBB," respectively, by Fitch.

     The ratings assigned by Fitch to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which such certificateholders are entitled. Fitch's ratings address the structural and legal aspects associated with the certificates, including the nature of the underlying mortgage loans. Fitch's ratings on mortgage pass-through certificates do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that certificateholders might suffer a lower than anticipated yield.

     S&P's ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of payments required under the operative agreements. S&P's ratings take into consideration the credit quality of the mortgage pool including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream of the mortgage pool is adequate to make payment required under the certificates. S&P's ratings on the certificates do not, however, constitute a statement regarding the frequency of prepayments on the mortgage loans. S&P's rating does not address the possibility that investors may suffer a lower than anticipated yield. The "r" symbol is appended to the rating by S&P of those certificates that S&P believes may experience high volatility or high variability in expected returns due to non-credit risks. The absence of the "r" symbol in the ratings of other certificates offered hereby should not be taken as an indication that such certificates will exhibit no volatility or variability in return.

     The ratings of the certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

     GECMSI has not requested a rating of the certificates offered hereby by any rating agency other than Fitch and S&P and GECMSI has not provided information relating to the certificates offered hereby or the mortgage loans to any rating agency other than Fitch and S&P. However, there can be no assurance as to whether any other rating agency will rate the certificates offered hereby or, if another rating agency rates such certificates, what rating would be assigned to such certificates by such rating agency. Any such unsolicited rating assigned by another rating agency to the certificates offered hereby may be lower than the rating assigned to such certificates by either, or both, of Fitch and S&P.

LEGAL MATTERS

     Certain legal matters in respect of the certificates will be passed upon for GECMSI by Cleary, Gottlieb, Steen & Hamilton, New York, New York, and for the underwriter by Brown & Wood LLP, Washington, D.C.

               INDEX OF CERTAIN PROSPECTUS SUPPLEMENT DEFINITIONS

DEFINED TERM                        PAGE
------------                     ----------
Accrued Certificate Interest...        S-37
Adjustment Amount..............        S-54
Agreement......................        S-25
Allocable Share................        S-45
Available Funds................        S-28
Bankruptcy Coverage Termination
  Date.........................        S-53
Bankruptcy Loss................        S-51
Bankruptcy Loss Amount.........        S-53
beneficial owner...............        S-26
BIF............................        S-78
Book-Entry Certificates........        S-25
Certificate Principal
  Balance......................        S-37
Class A19 Interest Account.....        S-39
Class A20 Interest Account.....        S-39
Class A29 Percentage...........        S-42
Class A29 Prepayment
  Distribution Percentage......        S-42
Class A29 Principal
  Distribution Amount..........        S-41
Class A29 Scheduled
  Distribution Percentage......        S-42
Class Certificate Principal
  Balance......................        S-28
Class PO Deferred Amount.......        S-52
Class PO Deferred Payment
  Writedown Amount.............        S-37
Class PO Principal Distribution
  Amount.......................        S-44
Class Prepayment Distribution
  Trigger......................        S-46
Code...........................        S-83
Collection Account.............        S-78
Compensating Interest
  Payment......................        S-80
Cooperative Loan...............        S-18
Cross-Over Date................        S-35
Cut-off Date...................        S-15
Debt Service Reduction.........        S-51
Deceased Holder................        S-50
Defaulted Mortgage Loan........        S-79

DEFINED TERM                        PAGE
------------                     ----------
Deficient Valuation............        S-51
Designated Retail
  Certificate..................        S-46
Discount Mortgage Loan.........        S-40
Distribution Date..............        S-28
DOL............................        S-83
ERISA..........................        S-83
ERISA Plan.....................        S-83
Excess Loss....................        S-52
Exemption......................        S-83
FDIC...........................        S-78
Financial Intermediary.........        S-26
Fitch..........................        S-78
Fraud Coverage Termination
  Date.........................        S-54
Fraud Loss.....................        S-51
Fraud Loss Amount..............        S-54
GECMSI.........................        S-15
Group I Final Distribution
  Date.........................        S-42
Group I Senior Certificates....        S-29
Interest Accrual Period........        S-36
Interest Shortfall.............        S-38
Junior Certificate Writedown
  Amount.......................        S-37
Junior Optimal Principal
  Amount.......................        S-45
Junior Percentage..............        S-45
Junior Prepayment Percentage...        S-45
Liquidated Mortgage Loan.......        S-51
Living Holder..................        S-47
Loss Allocation Limitation.....        S-53
MLCC...........................        S-18
Modeling Assumptions...........        S-63
Mortgage Loan Group............        S-64
mortgage related securities....         S-7
Net Interest Shortfall.........        S-37
Net Mortgage Rate..............        S-38
NMR............................        S-40
Non-Book-Entry Certificates....        S-27

DEFINED TERM                        PAGE
------------                     ----------
Non-discount Mortgage Loan.....        S-40
Non-PO Percentage..............        S-40
noneconomic residual
  interests....................        S-83
Notional Principal Balance.....        S-37
Original Junior Principal
  Balance......................        S-43
Outstanding Mortgage Loan......        S-16
Pledged Asset Mortgage Loans...        S-18
PO Percentage..................        S-40
Pool Scheduled Principal
  Balance......................        S-15
Prepayment Assumption..........        S-62
Prepayment Interest............        S-59
Prepayment Period..............        S-41
Principal Distribution
  Request......................        S-48
Realized Loss..................        S-51
Record Date....................        S-28
Regular Certificates...........        S-82
regular interests..............        S-82
residual interest..............        S-82

DEFINED TERM                        PAGE
------------                     ----------
Restricted Group...............        S-84
Rounding Account...............        S-48
S&P............................        S-78
SAIF...........................        S-78
Scheduled Principal Balance....        S-15
Senior Final Distribution
  Date.........................        S-45
Senior Optimal Principal
  Amount.......................        S-40
Senior Percentage..............        S-42
Senior Prepayment Percentage...        S-43
Senior Prepayment Percentage
  Stepdown Limitation..........        S-43
SMMEA..........................        S-85
Special Hazard Loss............        S-52
Special Hazard Loss Amount.....        S-54
Special Hazard Termination
  Date.........................        S-54
Tax-Exempt Investor............        S-85
Trustee........................        S-25
Withdrawal.....................        S-50

------------------------------------------------------------
------------------------------------------------------------

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR PROSPECTUS. ANY INFORMATION OR REPRESENTATIONS GIVEN OR MADE OUTSIDE OF THIS PROSPECTUS SUPPLEMENT AND PROSPECTUS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS SUPPLEMENT AND PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES DESCRIBED IN THIS PROSPECTUS SUPPLEMENT OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. THE INFORMATION CONTAINED IN THE PROSPECTUS SUPPLEMENT AND PROSPECTUS IS CORRECT ONLY AS OF THE DATE RELATING TO SUCH INFORMATION, AND DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR PROSPECTUS, OR ANY SALE MADE THEREUNDER, SUBSEQUENT TO THE DATE OF THIS PROSPECTUS SUPPLEMENT SHALL NOT, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THE INFORMATION IS CORRECT AS OF THAT SUBSEQUENT DATE.
                            ------------------------

                                                 PAGE
                                                 ----
PROSPECTUS SUPPLEMENT
Summary of Terms...............................   S-3
Risk Factors...................................   S-9
Description of the Mortgage Pool and the
  Mortgaged Properties.........................  S-15
Description of the Certificates................  S-25
Yield and Weighted Average Life
  Considerations...............................  S-58
GE Capital Mortgage Services, Inc..............  S-76
Delinquency and Foreclosure Experience of
  GECMSI.......................................  S-76
Use of Proceeds................................  S-77
The Pooling and Servicing Agreement............  S-78
Federal Income Tax Consequences................  S-82
ERISA Considerations...........................  S-83
Legal Investment Matters.......................  S-85
Plan of Distribution...........................  S-86
Certificate Ratings............................  S-86
Legal Matters..................................  S-87
Index of Certain Prospectus Supplement
  Definitions..................................  S-88

PROSPECTUS
Description of the Certificates................     1
The Trusts.....................................     9
Credit Enhancement.............................    19
Yield, Maturity and Weighted Average Life
  Considerations...............................    27
Servicing of the Mortgage Loans................    31
The Pooling and Servicing Agreement............    44
GE Capital Mortgage Services, Inc..............    56
GE Capital Mortgage Funding Corporation........    57
Where You Can Find More Information About
  GE Capital Mortgage Services, Inc. and GE
  Capital Mortgage Funding Corporation.........    58
The Guarantor..................................    59
Certain Legal Aspects of the Mortgage Loans....    59
Legal Investment Matters.......................    68
ERISA Considerations...........................    70
Federal Income Tax Consequences................    71
Plan of Distribution...........................    89
Use of Proceeds................................    90
Legal Matters..................................    90
Financial Information..........................    90
Index of Certain Prospectus Definitions........    91

                            ------------------------

    UNTIL JUNE 21, 1999, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

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                              GE CAPITAL MORTGAGE
                          SERVICES, INC. 1999-5 TRUST
                                     ISSUER

                              GE CAPITAL MORTGAGE
                                 SERVICES, INC.
                             DEPOSITOR AND SERVICER
                                  $779,635,700

                                 (APPROXIMATE)
            REMIC MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-5
                               ------------------

                             PROSPECTUS SUPPLEMENT
                               ------------------
                            PAINEWEBBER INCORPORATED
                               ------------------

                                 March 23, 1999

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